                   AGREEMENT FOR SALE AND PURCHASE OF ASSETS
                   -----------------------------------------
                          AND COVENANT NOT TO COMPETE
                          ---------------------------


     THIS AGREEMENT is made as of the 15th day of December, 1995, by and between PHYSICIAN MANAGEMENT GROUP, INC., a Louisiana corporation, having its principal place of business at 7365 West Roadway, New Orleans, Louisiana 70124 (hereinafter referred to as the "Seller" or "Corporation"), and DOCTORS MANAGEMENT GROUP, INC., a Louisiana corporation, having its principal place of business at 4506 L. B. McLeod Road, Suite F, Orlando, Florida 32811 (hereinafter referred to as the "Buyer").

                             W I T N E S S E T H :

     WHEREAS, the Seller operates a physician office management business in the State of Louisiana (the "Business"); and

     WHEREAS, the Buyer desires to purchase from the Seller, substantially all of the assets of the Business, including but not limited to accounts receivable, notes receivable, inventory and fixed assets, and also desires to purchase from the Seller all of the Seller's rights, title and interest in and to: (a) the client list of the Business set forth on the Client List and Contracts of the Business attached hereto as Exhibit "B" and all of the Seller's rights under those contracts listed on Exhibit "B"; (b) the telephone numbers listed on the Schedule of Telephone Numbers attached hereto as Exhibit "A"; (c) all of the Seller's prepaid assets; and (d) all other assets of any kind owned and utilized by Seller in the Business, excluding those assets described on the Schedule of Excluded Assets attached hereto as Exhibit "E" (the assets of Seller being purchased by Buyer hereunder are together sometimes referred to herein as the "Assets"). Buyer also desires to have Seller grant to Buyer, and the Seller desires to grant to Buyer, a covenant not to compete as described in paragraph 17 hereof (the "Covenant Not to Compete").

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1.   Sale of Assets and Covenant Not to Compete.  Subject to and in
          ------------------------------------------
accordance with the terms and conditions of this Agreement, and with all representations and warranties applicable thereto, the Seller shall, on the Effective Date (as hereafter defined) referred to below:

               (a)  Accounts Receivable; Notes Receivable.  Sell, assign and
                    -------------------------------------
transfer to the Buyer all of the Seller's rights, title and interest in the accounts receivable and notes receivable of the Business set forth on the Schedule of Accounts Receivable Data attached hereto as Exhibit "C" and by this reference made a part hereof;

               (b)  Inventory; Fixed Assets.  Sell, assign and transfer to the
                    -----------------------
Buyer all of the Seller's rights, title and interest in the inventory and fixed assets of the Business set forth on the Schedule of Inventory and Fixed Assets attached hereto as Exhibit "D" and by this reference made a part hereof; and

               (c)  Other Assets.  Sell, assign and transfer to the Buyer all of
                    ------------
the Seller's rights, title and interest in: (i) the client list of the Business set forth on the Client List and Contracts of the Business attached hereto as Exhibit "B" and all of the Seller's rights under those contracts listed on Exhibit "B"; (ii) the telephone numbers listed on the Schedule of Telephone Numbers attached hereto as Exhibit "A"; (iii) all of the Seller's prepaid assets; and (iv) all other assets of any kind owned and utilized by Seller in the Business, excluding those assets described on the Schedule of Excluded Assets attached hereto as Exhibit "E".

               (d)  Covenant Not to Compete.  Grant to Buyer, the Covenant Not
                    -----------------------
to Compete.

     2.   Purchase Price.
          --------------

               (a)  Purchase Price.  The purchase price for the Assets and the
                    --------------
Covenant Not to Compete shall be: (i) FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000.00) in cash (the "Cash Consideration"); and (ii) 35,165 shares of the common stock, par value $.0002, of RoTech Medical Corporation, a Florida corporation (the "RoTech Stock") (the Cash Consideration and RoTech Stock are sometimes herein referred to together as the "Purchase Price"), which RoTech Stock shall be issued with certificates titled in the name of the Seller and having the following legends printed thereon: the restrictive legend required by paragraph 5.(f) hereof. The Purchase Price shall be allocated among the Assets and the Covenant Not to Compete in the manner set forth on the Allocation Schedule attached hereto as Exhibit "F" and by this reference made a part hereof, and both parties hereto expressly consent to the allocation stated therein.

               (b)  Method of Payment.  The Cash Consideration shall be payable
                    -----------------
on the Closing Date by wired funds to Seller's bank account (as designated by Seller and communicated to Buyer) and Seller shall use the Cash Consideration to pay off all existing debts, liabilities and obligations of the Business. The RoTech Stock shall be pledged pursuant to the terms of that certain Stock Pledge and Security Agreement, in the form attached hereto as Exhibit "G" and by reference made a part hereof (the "Pledge Agreement"), and shall be placed in escrow for a period of twenty-four (24) months (the "Escrow Period") with the law firm of Winderweedle, Haines, Ward & Woodman, P.A. ("WHWW"), to be held by WHWW pursuant to the terms of that certain Escrow Agreement, in the form attached hereto as Exhibit "H" and by reference made a part hereof (the "Escrow Agreement"). The Buyer shall cause the RoTech Stock to be delivered directly to Escrow Agent within fifteen (15) days from the Closing Date (as hereafter defined). The parties hereto acknowledge that the RoTech Stock being placed in escrow is subject to reduction pursuant to paragraph 6.(a) hereof. Notwithstanding anything contained in this Agreement, the Pledge Agreement or the Escrow Agreement to the contrary, the Escrow Period shall continue until such time as all calculations required by paragraph 6.(a) hereof have been finally determined and all reductions of RoTech Stock required by paragraph 6.(a) hereof (if any) have been made.

               (c)  Indemnity Against Creditors Claims; No Assumption of
                    ----------------------------------------------------
Liabilities.  The Seller represents to Buyer that the State of Louisiana has no
- -----------
bulk sales or bulk transfer laws applicable to the transactions contemplated by this Agreement. Pursuant to paragraph 18 hereof, Seller agrees to indemnify Buyer and hold Buyer harmless against all claims made by creditors of the Seller which relate to the Business, including, but not limited to reasonable attorney's fees and costs in defending such claims. The Seller represents that there are no trade liabilities of any nature (accrued, absolute, contingent or otherwise), liens, encumbrances, or security interests on any of the Assets. Notwithstanding anything contained in this Agreement to the contrary, the Buyer expressly states that it is not assuming any existing liabilities of any kind in connection with its purchase of the Assets.

     3.   Existing Obligations.  The Seller represents and warrants that, to the
          --------------------
best of its knowledge and belief, all of the debts, liabilities and obligations of Seller are listed on the Schedule of Liabilities attached hereto as Exhibit "I", and such Schedule is complete and accurately reflects all of Seller's "Existing Obligations" (as hereinafter defined) as of the Closing Date. The term "Existing Obligations" shall mean and refer to all of the Seller's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) on the Closing Date, including but not limited to any and all accounts payable, notes payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, contractual obligations, etc. The Seller acknowledges that the purchase price for the Assets is based on the accuracy of Seller's representations and warranties contained in this Agreement, including but not limited to the Seller's representations and warranties contained in this paragraph 3.

     4.   Right of Offset Against the RoTech Stock.  In the event that: (i) the
          ----------------------------------------
Buyer is required to pay for any debts or liabilities of Seller ("Liabilities Deficiencies") (for the purposes of this subparagraph 4.(i), whether Buyer is "required" to pay shall be determined by Buyer in the exercise of its reasonable discretion based on all the facts of which Buyer is aware, e.g., whether legal action to force payment has commenced, etc.), or (ii) the aggregate value of the Corporation's collectible accounts receivable as of October 31, 1995, are determined to be less than $180,140, as determined by actual cash collections of such receivables during the twelve (12) month period immediately following the Effective Date (the "Asset Value Deficiency"), or (iii) the Corporation has, since October 1, 1995, except as disclosed on an exhibit hereto, made expenditures or incurred obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any shareholder payment or distribution or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of the Assets; sold or transferred any of the Assets; suffered any damage or loss (whether or not covered by insurance) materially affecting its properties; waived any rights of substantial value; or entered into any transaction other than in the ordinary course of business (the "Subsequent Event Deficiency"), or
(iv) the Buyer is required to pay any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise), other than those subject to subparagraphs (i) through (iii) of this paragraph 4 (the "Obligations"), that become known, are uncovered or arise after the Effective Date, which Obligations pertain to any actions, omissions, debts, liabilities or obligations of the Corporation or any of its shareholders, created or arising on or before the Effective Date (said Obligations hereinafter referred to as the "Contingent Liability"); then, and in any of such events, Buyer shall have the right, for a period of twenty-four (24) months from the Effective Date, to make offset against the RoTech Stock, in accordance with the terms and conditions of the Pledge Agreement and Escrow Agreement, in amounts from time to time equal to any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the twenty-four (24) month period after the Effective Date (subject, however, in the case of a "Dispute", to the provisions of paragraph 18 hereof applicable to a "Dispute") and Seller agrees to pay said amounts to Buyer immediately upon written request from Buyer to Seller. During the twenty-four (24) month period following the Effective Date, in the event Buyer makes written request to Seller hereunder for Seller to pay any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability, and Seller fails to make the requested payment within ten
(10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), Buyer shall have the right to make offset against the RoTech Stock, in accordance with the terms and conditions of the Pledge Agreement and Escrow Agreement, in amounts from time to time equal to the amount of any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the twenty-four (24) month period following the Effective Date (subject, however, in the case of a "Dispute", to the provisions of paragraph 18 hereof applicable to a "Dispute"), and the Corporation agrees to allow Buyer to make offset against the RoTech Stock as herein provided. In the event an offset against the RoTech Stock is to occur, an offset against one share of RoTech Stock shall have the effect of reducing any amounts owed Buyer by $22.75. Buyer's right of offset against the RoTech Stock shall terminate on that date which is twenty-four (24) months from the Effective Date (the "Release Date"), provided, however, that notwithstanding anything contained in this Agreement or in the Pledge Agreement or Escrow Agreement to the contrary, the right of offset shall extend past the Release Date in the event a claim is in dispute at the time of the Release Date and, in such instance, the right of offset shall not terminate until after the settlement of such claim or claims. In the event the right of offset is extended past the Release Date because a claim is in dispute, RoTech Stock having a value equal to twice the amount of the claim asserted by Buyer (using $22.75 per share in such calculation) shall continue to be held in escrow past the Release Date until such claim is resolved, with the remaining shares of RoTech Stock released to Seller within fifteen (15) days after the Release Date. The Buyer shall be entitled to reimbursement from Seller of the amount of any reasonable legal fees and expenses (including court costs and the costs of appeal) incurred by Buyer to enforce the collection of amounts owed Buyer by Seller hereunder. Notwithstanding anything contained in this paragraph 4 to the contrary, in the case of a "Dispute" (as defined in paragraph 18 hereof), the provisions of paragraph 18 hereof applicable to a "Dispute" shall govern, and no offset against the RoTech Stock shall occur until the applicable "Dispute" is resolved in accordance with the provisions of paragraph 18 hereof.

     5.   Characteristics of RoTech Stock.
          -------------------------------

               (a)  Investment.  The RoTech Stock which the Seller is acquiring
                    ----------
hereunder is being acquired for Seller's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof for the purposes of the Securities Act of 1933, as amended (the "Securities Act").

               (b)  Securities Not Registered.  The Seller understands that the
                    -------------------------
RoTech Stock has not been registered under the Securities Act on the ground that the issuance of such securities hereunder is exempt from registration under the Securities Act and that Buyer's reliance on such exemption is predicated on Seller's representations set forth in this paragraph 5.

               (c)  Rule 144.  The Seller acknowledges that the RoTech Stock
                    --------
must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. Rule 144 currently requires, among other things, that current information on the issuer be available to the public and that the shareholder intending to sell under the Rule hold the shares for at least two (2) years. In the event any of the RoTech Stock held by Seller becomes eligible for sale pursuant to Rule 144, and an opinion of Buyer's counsel is necessary to effectuate the transfer of RoTech Stock thereunder, Seller or any subsequent holder of the RoTech Stock shall bear the costs of obtaining such opinion of counsel, up to $275.00 for each opinion of counsel issued in connection with transfers under Rule 144. Buyer shall process any requests for transfer of RoTech Stock pursuant to Rule 144 in an efficient and prompt manner.

               (d)  Access to Data.  Seller has received and reviewed
                    --------------
information about RoTech Medical Corporation ("RoTech"), including but not limited to all of items listed on the Schedule of Securities Filings attached hereto as Exhibit "V", and has had an opportunity to ask questions of, and receive answers from, Buyer and RoTech concerning RoTech's business, management, legal and financial affairs and to obtain additional information (to the extent Buyer possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished. Seller also had the opportunity to inspect RoTech's facilities. Seller understands that such discussions, as well as any written information issued by RoTech, were intended to describe the aspects of RoTech's business and prospects which it believes to be material, but were not necessarily a thorough or exhaustive description.

               (e)  Risks.  Seller, by reason of its business and financial
                    -----
experience, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and has the ability to bear the economic risk of its investment.

               (f)  Restrictive Legends.  Each certificate representing RoTech
                    -------------------
Stock, including any securities issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such RoTech Stock shall be stamped or otherwise imprinted with the following legend as well as any other legends required by applicable state securities laws:

               The securities represented by this stock certificate or warrant have been acquired pursuant to an investment representation on the part of the purchaser thereof and shall not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, by the purchaser except upon the issuance to the company of a favorable opinion of its counsel and/or the submission to the company of such other evidence as may be satisfactory to counsel to the company, in either case to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, and applicable state securities laws.

               (g)  No Registration Rights.  Seller acknowledges that it
                    ----------------------
possesses no rights whatsoever to have any of the RoTech Stock registered.

     6.   Contingent Reduction of Shares of RoTech Stock; Repayment of Cash
          -----------------------------------------------------------------
Consideration; Put Option.
- -------------------------

          (a)  Contingent Reduction of Shares of RoTech Stock; Repayment of Cash
               -----------------------------------------------------------------
Consideration.
- -------------

                      (1)  Terms of Reduction.  In the event the "First Two
                           ------------------
Year's Average Operating Profits" of the "Purchased Entity" is less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) (the "Threshold Amount"), the number of shares of RoTech Stock required to be delivered by Buyer to Seller at the end of the Escrow Period shall be reduced by .2198 shares o f RoTech Stock for every ONE DOLLAR ($1.00) of the First Two Year's Average Operating Profits during the Measurement Period below the Threshold Amount, rounded to the nearest full share, with Buyer retaining complete title to and possession of such shares as if Buyer were at all times the sole owner of such shares. For example, in the event the First Two Year's Average Operating Profits of the Purchased Entity during the Measurement Period is FOUR HUNDRED THOUSAND DOLLARS ($400,000.00), the difference from the Threshold Amount of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) would result in a reduction hereunder of 21,980 shares of RoTech Stock ($100,000.00 x .2198), with all of such shares being returned to Buyer by the Escrow Agent upon final determination of the First Two Year's Average Operating Profits and with the balance of 13,185 shares of RoTech Stock (less any offsets pursuant to paragraph 4 hereof) delivered to Seller at the end of the Escrow Period. In the event the First Two Year's Average Operating Profits of the Purchased Entity during the Measurement Period is less than THREE HUNDRED FORTY THOUSAND DOLLARS ($340,000.00) (the "Cash Repayment Threshold Amount"), resulting in a reduction of all shares of RoTech Stock, the Seller shall pay to Buyer, immediately upon final determination of the First Two Year's Average Operating Profits, an amount equal to FIVE DOLLARS ($5.00) for every ONE DOLLAR ($1.00) of the First Two Year's Average Operating Profits during the Measurement Period below the Cash Repayment Threshold Amount (the "Cash Repayment Amount"), rounded to the nearest dollar, up to a maximum Cash Repayment Amount of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000.00). For example, in the event the First Two Year's Average Operating Profits of the Purchased Entity during the Measurement Period is THREE HUNDRED THOUSAND DOLLARS ($300,000.00), the difference from the Cash Repayment Threshold Amount of FORTY THOUSAND DOLLARS ($40,000.00) would result in Seller being obligated to pay Buyer the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) ($40,000.00 x $5.00). In the event that the First Two Year's Average Operating Profits of the Purchased Entity are less than the Threshold Amount and/or Cash Repayment Threshold Amount, the parties agree that the sole consequence under this Agreement shall be the reduction in the number of shares of RoTech Stock required to be delivered by Buyer to Seller at the end of the Escrow Period and the payment by Seller to Buyer of the Cash Repayment Amount as determined above. Buyer shall not effect any reorganization, recapitalization, splitup, splitoff, consolidation, merger, sale of all or substantially all of its assets or change in effective control of Buyer unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Buyer) resulting from such reorganization, recapitalization, splitup, splitoff, consolidation or merger, or the corporation purchasing such assets or the persons assuming control of Buyer shall, by written instrument, preserve the terms of this subparagraph. The acquisition by an unaffiliated third party of 50% or more of Buyer's issued and outstanding common stock shall be deemed a change of effective control of Buyer.

                      (2)  Certain Definitions.  The term "First Two Year's
                           -------------------
Average Operating Profits" shall have the definition set forth on Exhibit "J" attached hereto. The term "Purchased Entity" shall mean that division of the Buyer which represents the Business purchased from Seller hereunder. The Measurement Period shall mean that period commencing November 1, 1995 and ending October 31, 1997. During the Measurement Period, the Buyer shall maintain separate accounting records for the Purchased Entity to track the First Two Year's Average Operating Profits during the Measurement Period. The term "Delivered RoTech Shares" shall mean the total number of shares of RoTech Stock actually delivered to Seller by Buyer by the end of the Escrow Period, reflecting all reductions pursuant to paragraph 6.(a)(1) hereof and all offsets pursuant to paragraph 4 hereof. The Delivered RoTech Shares shall be issued with certificates titled in the name of the Seller's shareholders and having the following legends printed thereon: the restrictive legend required by paragraph 5.(f) hereof.

                      (3)  Inspection by Seller.  Seller may, at its expense,
                           --------------------
from time-to-time during the Measurement Period, review or cause its accountants to review all books, records, work papers and other accounting records of the Purchased Entity which pertain specifically to the calculation of the First Two Year's Average Operating Profits; provided, however, that this right to review may only be exercised upon reasonable written notice from Seller to Buyer and then only at reasonable times and dates and with a frequency not more often than twice in any twelve (12) month period. Any right to review shall immediately cease if Buyer, in the exercise of its reasonable discretion, determines that such review is disruptive to the business operations of the Buyer.

     Buyer shall provide to Seller no later than thirty (30) days after the end of the Measurement Period a statement (the "Statement") showing in reasonable detail Buyer's calculation of the First Two Year's Average Operating Profits and the number of shares of RoTech Stock, if any, that Buyer intends to deduct from the escrow account pursuant to paragraph 6.(a)(1) above.

     Seller may, at its expense, review or cause its accountant to review the Statement, for which purpose Seller or its accountants shall be given access to all books, records, work papers and other materials and information relevant to the calculations set forth in the Statement at such times and dates as are mutually convenient for Buyer and Seller.

     Seller shall, within fifteen (15) days after receipt of the Statement, notify Buyer in writing either that (i) it agrees with the amount set forth in the Statement or (ii) it disagrees with one or more items in the Statement. Any such notice shall identify the disputed item or items and shall describe in reasonable detail the basis for the disagreement. If Seller fails to give any notice in writing to Buyer within fifteen (15) days of receipt of the Statement, Seller shall be conclusively deemed to agree with the amounts set forth therein and waive its right to dispute thereafter the amounts set forth in the Statement unless fraud or bad faith is involved in the calculation of such amounts.

     If Seller delivers a notice disagreeing with one or more items in the Statement (which notice shall specify Seller's proposed calculation of the First Two Year's Operating Profits), Seller and Buyer shall use all reasonable efforts to resolve the disputed items in such notice. If, within fifteen (15) days after receipt by Buyer of such notice, Seller and Buyer are unable to resolve all of the disputed items specified in such notice, such remaining disputed items shall be resolved by a firm of independent accountants jointly selected by Seller and Buyer (or in the absence of agreement on the firm so to be selected, by Coopers & Lybrand) and the determinations by such firm shall be final and binding on Seller and Buyer. All fees and expenses of such firm of independent accountants shall be borne by Seller and Buyer in inverse proportion to the amounts of their respective awards with respect to the disputed items resolved by the firm of independent accountants. For example, in the event Buyer's calculation results in a reduction of 10,000 shares of RoTech Stock, and Seller's calculation results in a reduction of 8,000 shares of RoTech Stock, a finding by such firm of independent accountants that the reduction should be 9,500 shares would result in Buyer bearing 25% of the cost of such firm of independent accountants (10,000 minus 9,500, divided by 10,000 minus 8,000) and Seller bearing 75% of the cost of such firm of independent accountants (9,500 minus 8,000, divided by 10,000 minus 8,000). Within fifteen (15) days after final determination of the First Two Year's Average Operating Profits (caused either by Seller's acceptance of the Statement, or, in the case of any dispute, final resolution by Buyer and Seller or final resolution by such firm of independent accountants), all required reductions of RoTech Stock shall be made (if any) and the Delivered RoTech Shares shall be delivered to Seller (if any), and Seller shall immediately pay Buyer the Cash Repayment Amount if due as a result of such final determination. In the event the Cash Repayment Amount, if due, is not paid immediately upon final determination of the First Two Year's Average Operating Profits, Buyer shall be entitled to receive interest from Seller on such amount, calculated at the highest rate allowable by law, and in the event Buyer institutes legal action against Seller to collect the Cash Repayment Amount, Seller shall reimburse Buyer for the all attorneys' fees and costs incurred by Buyer as a result of such legal action.




               (b)  Put Option.
                    ----------

                      (1)  Amount and Price.  The Seller shall have the right
                           ----------------
(the "Put Option") to require Buyer to repurchase some or all of the Delivered RoTech Shares received by Seller pursuant to this Agreement (sometimes herein referred to as the "Option Shares") at a repurchase price of $22.75 per share (the "Option Price").

                      (2)  Restrictions On Exercise.  This Put Option is not
                           ------------------------
assignable, provided, however, that if Seller distributes any of the Option Shares to its shareholders (which Seller may do by proper corporate action without the consent of Buyer), Seller may assign this Put Option to its shareholders to the extent of the Option Shares distributed to its shareholders. Seller or, after proper assignment, its shareholders may submit Option Shares for redemption by Buyer at the applicable Option Price during the period commencing November 1, 1997 and ending October 31, 1998, but only with respect to Option Shares representing RoTech Stock which has been released from the escrow arrangement. This Put Option may only be exercised in blocks of 5,000 shares or more.

                      (3)  Term of Option.  All Option Shares submitted pursuant
                           --------------
to this Put Option must be delivered to the executive offices of Buyer, at the address set forth on page 1 hereof (or at such other address as is communicated by Buyer to Seller in writing). At 5:00 p.m., E.S.T., October 31, 1998, this Put Option shall expire and shall thereafter have no prospective effect.

                      (4)  Exercise of Put Option and Delivery of Shares.  To
                           ---------------------------------------------
validly exercise this Put Option, Seller or its shareholders, as applicable, must execute a statement in which Seller or its shareholders, as applicable, warrants that it or they have full and clear title to the applicable Option Shares, free of all liens and encumbrances. Such statement must be accompanied by original stock certificates evidencing not less than the number of Option Shares for which the option exercise is made. Further, such certificates must be accompanied by a validly executed stock power, with signature guaranteed by a member of the New York Stock Exchange (and who is also a member of the Medallion Group) or a commercial bank who is a member of the Federal Reserve System (and who is also a member of the Medallion Group).

                      (5)  Settlement.  Settlement for any Option Shares
                           ----------
redeemed pursuant to this Put Option shall occur on that day which is fifteen
(15) business days from the day such Option Shares are submitted to Buyer with all required documentation. Such payment shall be made without interest.

                      (6)  Changes in Capitalization.  If, while the Put Option
                           -------------------------
is outstanding, the outstanding Option Shares have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of Buyer or any other corporation through reorganization, merger, consolidation, tender offer, exchange offer, recapitalization, reclassification, stock split, reverse stock split, stock dividend or similar transaction, appropriate and proportionate adjustments shall be made by Buyer in the number and/or kind of shares which are subject to the Put Option and in the Option Price applicable thereto.

     7.   Effective Date.  The effective date for the transaction contemplated
          --------------
under this Agreement will be November 1, 1995 (herein sometimes referred to as the "Effective Date"). The date on which this Agreement is fully executed by both the Seller and Buyer is herein sometimes referred to as the "Closing Date".

     8.   Asset Condition and Quality.  To the extent applicable, all Assets of
          ---------------------------
Seller are, to the best of Seller's knowledge, free of defects and in good working order, condition and repair, except for ordinary wear and tear. To the extent applicable, all of the Assets on the Closing Date shall conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

     9.   Instruments of Conveyance and Transfer.  On the Closing Date:
          --------------------------------------

               (a) The Seller will deliver to the Buyer such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer in form sufficient to sell, assign and transfer the Assets, such documents to contain full warranties of title, and which documents shall be effective to vest in the Buyer good, absolute, and marketable title to the Assets being transferred to the Buyer by Seller, free and clear of all liens, charges, encumbrances and restrictions of any kind, except as disclosed on Exhibits hereto.

               (b) Simultaneously with such delivery, the Seller will take all steps as may be requisite to put the Buyer in actual possession, operation and control of the Assets to be transferred hereunder.

     10.  Sales and Transfer Taxes Fees.  All applicable sales, transfer, use,
          -----------------------------
filing and other taxes and fees that may be due or payable as a result of the conveyance, assignment, transfer or delivery of the Assets to be conveyed and transferred as provided herein, whether levied on the Seller or the Buyer, shall be borne by the Buyer, and the Buyer indemnifies the Seller in the event the Seller incurs expenses pertaining to such taxes and fees.

     11.  Restrictions on Operations of Seller.  Except as disclosed on Exhibits
          ------------------------------------
hereto, since October 1, 1995, through the Closing Date, the Seller has not, except in the ordinary course of business:

               (a)  Sold, assigned or transferred any Assets;

               (b) Mortgaged, pledged, created a security in or otherwise encumbered any Assets;

               (c) Entered into any contract or transaction binding the Business other than contracts or transactions entered into in the ordinary course of business;

               (d) Incurred any liabilities or indebtedness other than in the ordinary course of business; or

               (e) Made any distribution of any kind to any of its shareholders, except as disclosed on the Schedule of Distributions to Shareholders attached hereto as Exhibit "K".

     12.  Representations and Warranties by Seller.  As a material inducement to
          ----------------------------------------
the Buyer to execute and perform its obligations under this Agreement, the Seller hereby represents and warrants to the Buyer as follows:

               (a)  Organization of Seller.  Seller is a corporation duly
                    ----------------------
organized, validly existing and in good standing under the laws of the State of Louisiana and has requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement.

               (b)  Litigation.  Except as disclosed on the Schedule of
                    ----------
Proceedings attached hereto as Exhibit "Q", there are no actions, suits or proceedings affecting the Assets which are pending or, to the best of Seller's constructive knowledge after due inquiry and investigation, threatened against Seller, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, nor is Seller or any of its officers or directors aware of any facts which to it or their knowledge might reasonably be expected to result in any such action, suit or proceeding. Seller is not in default with respect to any order or decree affecting the Assets of any court or of any such governmental agency or instrumentality.

               (c)  Compliance with Laws and other Instruments.  Seller is not
                    ------------------------------------------
in violation of any term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, where such violation would have a material adverse effect on Seller, and the execution and delivery of and performance and compliance with this Agreement will not result in the violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of the Assets pursuant to any such term or provision.

               (d)  Corporate Acts and Proceedings.  The sale and transfer of
                    ------------------------------
the Assets by the Seller, as provided for in this Agreement, have been or will be approved and consented to by the Board of Directors of the Seller and by the requisite number of shares of its outstanding capital stock, and all action required by any applicable law by the stockholders of the Seller with regard to such sale or transfer of the Assets by Seller, have been appropriately authorized and accomplished.

               (e)  Title to Assets.  Seller has good and indefeasible title to
                    ---------------
all of the Assets being sold to Buyer pursuant to this Agreement, subject to only those liens disclosed on Exhibits hereto, which liens Buyer is expressly not assuming.

               (f)  No Default.  Seller is not in default in any respect under
                    ----------
any of the contracts, agreements, leases, documents or other commitments to which it is a party or otherwise bound.

               (g)  Employment Contracts; Employees.  Except as set forth on the
                    -------------------------------
Schedule of Existing Employment Agreements attached hereto as Exhibit "W", there are no written contracts of employment between Seller and any officer or other employee of the Business. The information contained on the Schedule of Personnel Payrates and Advances attached hereto as Exhibit "L" is accurate and complete.

               (h)  Employee Benefit Plans.  Except as set forth on the Schedule
                    ----------------------
of Employee Benefit Plans attached hereto as Exhibit "X", Seller has no pension, bonus, profit-sharing, or retirement plans for officers or employees of the Business, nor is Seller required to contribute to any such plan. Seller shall be responsible for submitting appropriate information to its employees of rights, obligations and duties caused by the sale of the Assets and Business pursuant to the terms of this Agreement, and shall terminate all plans set forth on Exhibit "X" at Seller's expense.

               (i)  Insurance.  All inventories, buildings and fixed assets
                    ---------
owned or leased by Seller are and will be insured in accordance with Seller's past practices against fire and other casualty through the Closing Date. The information contained on the Schedule of Insurance Policies, attached hereto as Exhibit "M", is accurate and complete.

               (j)  Disclosure.  No representation or warranty by Seller in this
                    ----------
Agreement or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact, of which the Seller or any of its directors or stockholders have knowledge or notice required to make the statements herein or therein contained not misleading.

               (k)  Officers, Directors and Shareholders.  As of the Closing
                    ------------------------------------
Date, John W. McDaniel and Dara W. McDaniel are all of the shareholders of the Seller and the following individuals are the officers and directors of the
Seller:

     Name                               Office/Position
     ----                               ---------------
     John W. McDaniel              President/Director
     Dara W. McDaniel              Secretary/Treasurer/Director

               (l)  Cash Receipts.  The information contained on the Schedule of
                    -------------
Collections for the period commencing November 1, 1994, and ending October 31, 1995, attached hereto as Exhibit "N", is accurate and complete in all material respects.

               (m)  Accounts Receivable.  The information contained on the
                    -------------------
Schedule of Accounts Receivable Data as of October 31, 1995, attached hereto as Exhibit "C", is accurate and complete, of which $180,140 is collectible within twelve (12) months.

               (n)  Inventory and Fixed Assets.  The information contained on
                    --------------------------
the Schedule of Inventory and Fixed Assets as of October 31, 1995, attached hereto as Exhibit "D", is accurate and complete in all material respects.

               (o)  Leases, Contracts and Agreements.  The information contained
                    --------------------------------
on the Schedule of Leases, Contracts and Agreements as of October 31, 1995, attached hereto as Exhibit "O", is accurate and complete in all material respects.

               (p) Tax Returns and Financial Statements. Seller has furnished Buyer with tax returns (the "Tax Returns") for the periods ended December 31, 1993, and December 31, 1994 and has furnished Buyer with financial statements (the "Financial Statements") for the periods ended December 31, 1994, September 30, 1995 and October 31, 1995 (the "Financial Statement Dates"), copies of which are attached hereto as Exhibit "P" and by this reference made a part hereof. The

Financial Statements: (i) are in accordance with the books and records of the Seller; (ii) fairly represent the financial condition of the Seller in all material respects at such date and the results of its operations for the periods specified; (iii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods, subject to such adjustments as have been historically made by the Corporation in the case of unaudited financial statements; (iv) with respect to all contracts and commitments of the Seller, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and (v) with respect to any balance sheets, disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) of the Seller at the Financial Statement Dates and include the appropriate reserves for all taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on such balance sheets, shall be considered to be disclosed pursuant to this subparagraph, if disclosed on an Exhibit to this Agreement.

               (q)  Adverse Business Developments.  No notice has been received
                    -----------------------------
by the Seller of any new or substantially expanded firm or individual engaged in a business directly competitive to Seller in its primary service area within six
(6) months prior to the date hereof.

     13.  Representations and Warranties of Buyer.  Buyer represents and
          ---------------------------------------
warrants to Seller that:

               (a)  Organization of Buyer.  Buyer is a corporation duly
                    ---------------------
organized, validly existing and in good standing under the laws of the State of Louisiana and has requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement.

               (b)  Authorization; Consents; Valid and Binding Obligation.  The
                    -----------------------------------------------------
execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized and approved by all necessary corporate action on behalf of Buyer. No approvals, authorizations or consents, are necessary to permit Buyer to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

               (c)  No Violation.  Neither the execution and delivery of this
                    ------------
Agreement nor the consummation of the transactions contemplated hereby nor compliance with the terms hereof will (i) conflict with or result in a breach of any of the terms, conditions, or provisions of the Articles of Incorporation or By-Laws of Buyer nor (ii) violate, conflict with or result in a breach of or default under any of the terms, conditions or provisions of any agreement, arrangement, indenture, contract, lease, loan agreement, note, restriction, obligation or liability to which Buyer is a party or by which Buyer is bound or to which Buyer or its assets are subject nor (iii) conflict with, violate or result in a breach of or constitute a default under any law, statute, rule, judgment, order, decree, injunction, ruling or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal to which Buyer or any of its assets or properties are subject.

               (d)  Financial Statements.  Buyer has furnished Seller with a
                    --------------------
financial statement (the "Buyer Financial Statement") for the period ended October 31, 1995 (the "Buyer Financial Statement Date"), a copy of which is attached hereto as Exhibit "Y" and by this reference made a part hereof. The Buyer Financial Statement: (i) is in accordance with the books and records of the Buyer; (ii) fairly represents the financial condition of the Buyer in all material respects at such date and the results of its operations for the period specified; (iii) was prepared in accordance with generally accepted accounting principles; (iv) with respect to all contracts and commitments of the Buyer, reflects adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and (v) with respect to any balance sheet, discloses all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) of the Buyer at the Buyer Financial Statement Date and includes the appropriate reserves for all taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on such balance sheet, shall be considered to be disclosed pursuant to this subparagraph, if disclosed on an Exhibit to this Agreement.

               (e)  Disclosure.  No representation or warranty by Buyer in this
                    ----------
Agreement or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact, of which the Buyer or any of its directors or stockholders have knowledge or notice required to make the statements herein or therein contained not misleading.

     14.  Conditions Precedent to Closing by Buyer.  The obligation of the Buyer
          ----------------------------------------
to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by Buyer:

               (a)  Compliance with Agreement.  All of the terms and conditions
                    -------------------------
of this Agreement to be complied with and performed by the Seller on or before the Closing Date, shall have been complied with and performed; and

               (b)  Representations and Warranties.  The representations and
                    ------------------------------
warranties of the Seller contained in this Agreement shall be deemed to have been made again on the Closing Date and then be true and correct, subject to any changes contemplated by this Agreement. There shall have been no materially adverse change in the financial condition of the Seller; and

               (c)  Non-Compete Agreement.  John W. McDaniel shall have entered
                    ---------------------
into a non-compete agreement substantially in the form attached hereto as Exhibit "R" and by this reference made a part hereof. Also, in the event any shareholder, director, officer or employee of Seller shall have entered into any employment, non-compete and/or non-disclosure agreements with Seller, Seller shall assign to Buyer, and hereby does assign to Buyer, all of Seller's rights under such agreements; and

               (d)  Guaranty Agreement.  John W. McDaniel shall have entered
                    ------------------
into a Guaranty Agreement substantially in the form attached hereto as Exhibit "S" and by this reference made a part hereof; and

               (e)  Employment Agreements.  John W. McDaniel and Barbara Ann
                    ---------------------
Groux shall each have entered into an Employment Agreement substantially in the forms attached hereto as Exhibit "T" and by this reference made a part hereof.

               (f)  No Injunction; Consents.  No action, proceeding or
                    -----------------------
investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby, and all required consents and approvals for the consummation of the transactions contemplated hereby shall have been secured.

               (g) Buyer shall have reviewed to Buyer's satisfaction a Recast and Reconciliation Report prepared by Seller in which Seller has recasted and reconciled the expenses of the Business incurred through the Closing Date, with such Report also containing representations by Seller as to which expenses will not be incurred by the Business on an ongoing basis.

               (h) Seller and John W. McDaniel shall each have executed an Indemnification of Additional Claims in form and substance satisfactory to Buyer, in which they have jointly and severally agreed to indemnify Buyer and RoTech against certain claims that could or may arise out of certain transactions occurring prior to the Closing Date in which either or both were parties.

     15.  Conditions Precedent to Closing by Seller.  The obligation of Seller
          -----------------------------------------
to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by Seller.

               (a)  Compliance with Agreement.  All of the terms and conditions
                    -------------------------
of this Agreement to be complied with and performed by Buyer on or before the Closing Date, shall have been complied with and performed; and

               (b)  Representations and Warranties.  The representations and
                    ------------------------------
warranties of Buyer contained in this Agreement shall be deemed to have been made again on the Closing Date and then be true and correct, subject to any
changes contemplated by this Agreement.   There shall have been no materially
adverse change in the financial condition of the Buyer; and

               (c)  Employment Agreements.  John W. McDaniel and Barbara Ann
                    ---------------------
Groux shall each have entered into an Employment Agreement substantially in the forms attached hereto as Exhibit "T" and by this reference made a part hereof.

               (d)  No Injunction; Consents.  No action, proceeding or
                    -----------------------
investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby, and all required consents and approvals for the consummation of the transactions contemplated hereby shall have been secured.

     16.  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Seller and Buyer contained and made pursuant to this Agreement shall survive the execution of this Agreement.

     17.  Corporate Covenant Not to Compete. The Corporation hereby agrees that
          ---------------------------------
for a period of sixty (60) months from November 1, 1995, the Corporation will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control, of or be connected with, in any manner, any physician practice management business within the city limits of New Orleans, Louisiana, or within fifty (50) miles of New Orleans, Louisiana.

     The Corporation agrees that the remedy at law for any breach by the Corporation of the foregoing will be inadequate and that Buyer shall be entitled to injunctive relief and reimbursement from the Corporation for all costs and expenses, including attorneys' fees and court costs, incurred by Buyer in connection with the enforcement of this Covenant Not to Compete. If any provisions of this paragraph shall be held invalid, the Corporation agrees that such provisions shall be severed and the balance thereof shall remain valid and enforceable. In the event that a court of competent jurisdiction determines that the scope of business restricted or the time or geographic limitations imposed are too broad to be capable of enforcement, the Corporation agrees that such court may ignore such provisions and instead enforce the provisions as to such scope, time and geographical area as the court deems proper. This Covenant Not to Compete shall be governed by the internal laws of the State of Louisiana, without reference to applicable principles of conflicts of law, and any action involving this Covenant Not to Compete shall be brought in the court of appropriate jurisdiction in Orleans Parish, Louisiana.

     18.  Indemnification; Remedies.
          -------------------------

               (a)  Indemnification of Seller.  The Seller shall and hereby
                    -------------------------
agrees to indemnify and hold harmless at all times, Buyer and its directors, officers, employees, agents and assigns, as to and against any Damages (as hereinafter defined) resulting from: (i) any materially inaccurate representation made by Seller in or under this Agreement; (ii) breach of any warranties made by Seller in or under this Agreement; (iii) breach or default in the performance by Seller of any of the covenants to be performed by Seller hereunder; and (iv) any debts, liabilities or obligations of the Seller pertaining to the Business, whether accrued, absolute, contingent or otherwise, due or to become due.

               (b)  Indemnification of Buyer.  Buyer shall and hereby agrees to
                    ------------------------
indemnify and hold harmless at all times the Seller, as to and against any Damages resulting from: (i) any materially inaccurate representation made by Buyer in or under this Agreement; (ii) breach of any warranties made by Buyer in or under this Agreement; and (iii) breach or default in the performance by Buyer of any of the covenants to be performed by Buyer hereunder.

               (c)  Definition of Damages.  The term "Damages" as used herein,
                    ---------------------
shall include any demands, claims, actions, deficiencies, losses, delinquencies, defaults, assessments, fees, costs, taxes, expenses, debts, liabilities, obligations, penalties and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof. The term "Damages" shall include, but not be limited to, any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency and Contingent Liability, as defined in paragraph 4 hereof.

               (d)  Remedies.
                    --------

                      (1)  Buyer's Remedies.  In the event Buyer makes written
                           ----------------
request to the Seller for the payment of Damages and the Seller fails to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), Buyer shall have the right: (i) if such request is made during the Escrow Period and RoTech Stock sufficient to pay such Damages in full is held by Buyer in escrow, to make offset against the RoTech Stock, in accordance with the terms and conditions of this Agreement and the related Pledge Agreement and Escrow Agreement; (ii) if such request is made during the Escrow Period and the amount of RoTech Stock held by Buyer in escrow is insufficient to pay such Damages in full, to first make offset against any RoTech Stock held in escrow and then to require Seller to pay Buyer the remaining balance in cash within the ten (10) day period following the applicable Notice Period (and Seller shall be liable for such balance and for the payment of such balance in full during such period); and (iii) if such request is made during the Escrow Period and no RoTech Stock is being held in escrow by Buyer at the time of such request, or if such request is made after the Escrow Period, to require the Seller to pay Buyer the full amount of such Damages in cash within the ten (10) day period following the applicable Notice Period (and Seller shall be liable for such amount and for the payment of such amount in full during such period); provided, however, that in any of the events described in (i) through (iii) of this subparagraph (d), the Seller shall have the option to provide written notice to Buyer within the Notice Period that the Seller disputes the validity of the Damages triggering the right of offset against the RoTech Stock and/or the requirement for payment by Seller in cash, and in the event Buyer and the Seller cannot reach agreement on the validity of such Damages by the end of the ten (10) day period following the Notice Period, the dispute over the validity of such claim or liability (the "Dispute") shall be settled as set forth in subparagraph (e) of this paragraph 18, with the non-prevailing party bearing the prevailing party's costs of arbitration in the event any Dispute is resolved by arbitration.

                      (2)  Seller's Remedies.  In the event Seller makes written
                           -----------------
request to Buyer for the payment of Damages and Buyer fails to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), Seller shall have the right to require Buyer to pay Seller the full amount of such Damages in cash within the ten (10) day period following the applicable Notice Period (and Buyer shall be liable for such amount and for the payment of such amount in full during such period); provided, however, that Buyer shall have the option to provide written notice to Seller within the Notice Period that Buyer disputes the validity of the Damages triggering the requirement for payment by Buyer in cash, and in the event Seller and Buyer cannot reach agreement on the validity of such Damages by the end of the ten (10) day period following the Notice Period, the dispute over the validity of such Damages shall be settled by arbitration, with the non-prevailing party bearing all of the prevailing party's costs of arbitration. In the event an arbitration is required pursuant to this subsection (2) of subparagraph (d), Buyer and Seller will each select an arbitrator; those two arbitrators will then select a third arbitrator; and the three arbitrators so chosen will determine the validity of the claim for Damages. In the event either party fails to appoint an abitrator by the end of the thirty (30) day period following the Notice Period, the arbitrator appointed by the other party shall arbitrate the dispute.

               (e)  Settlement of Disputes.
                    ----------------------

                      (1)  Disputes Involving Claims by Buyer Against the Seller
                           -----------------------------------------------------
(Not Involving Third Parties). In the event a Dispute arises which Dispute
- ----------------------------
involves claims by Buyer against the Seller (i.e., not involving any third parties), Buyer and the Seller shall settle the Dispute by submitting same to settlement by arbitration. In the event arbitration is required pursuant to this subsection (1) of subparagraph (e), the Seller shall immediately place cash in the full amount of the requested Damages into a separate escrow fund at Buyer's direction pending resolution of the Dispute, and Buyer and the Seller will each select an arbitrator; those two arbitrators will then select a third arbitrator; and the three arbitrators so chosen will settle the Dispute (the failure of Seller to place such amount in escrow shall cause the full amount of Damages to be immediately due and payable by Seller in full). In the event either party fails to appoint an abitrator by the end of the thirty (30) day period following the Notice Period, the arbitrator appointed by the other party shall arbitrate the dispute. In the event the final settlement of the Dispute is for an amount less than the amount in escrow, the balance shall be refunded to the Seller; and in the event the final settlement of the Dispute is for an amount greater than the amount in escrow, the Seller shall be liable for the excess, which amount shall be immediately due and payable.

                      (2)  Disputes Involving Claims Made by Third Parties.  In
                           -----------------------------------------------
the event a Dispute arises which Dispute involves claims made by a third party or parties (the "Third Party Claim"), Buyer shall give written notice to the Seller as soon as practical after Buyer receives notice of a Third Party Claim. If any lawsuit or enforcement action is filed against Buyer by a person asserting a Third Party Claim, written notice shall be given to the Seller as promptly as is practicable (in any event, within ten (10) days after the service of citation or summons). After such notice, if the Seller shall acknowledge in writing to Buyer that the Seller shall be obligated for such Third Party Claim and if the Seller shall have placed the disputed amount of the Third Party Claim (which amount shall be the full amount of the Third Party Claim or, in the exercise of the Buyer's sole discretion, an amount specified by Buyer which is less than the full amount of the Third Party Claim) in a separate escrow fund at Buyer's direction pending resolution of the Third Party Claim (the failure of Seller to place such amount in escrow shall cause the full amount of Damages to be immediately due and payable by Seller in full), then the Seller shall be entitled, if Seller so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the Seller's cost, risk and expense, provided that the Seller and its counsel shall proceed with diligence and in good faith with respect thereto. Buyer shall cooperate in all reasonable respects with the Seller and their attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that Buyer may, at Buyer's expense, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Seller has acknowledged to Buyer its obligation to Buyer hereunder and has placed the disputed amount (or such lesser amount specified by Buyer in the exercise of its sole discretion) of the Third Party Claim in a separate escrow fund as required hereunder, Buyer shall not settle such lawsuit or enforcement action without the prior written consent of the Seller and, if the Seller has ot so acknowledged its obligation or has failed to place the required amount in escrow, Buyer shall not settle such lawsuit or enforcement action without ten
(10) days prior notice to the Seller. In the event the final settlement of the Third Party Claim is for an amount less than the amount in escrow, the balance shall be refunded to the Seller; and in the event the final settlement of the Third Party Claim is for an amount greater than the amount in escrow, the Seller shall be liable for the excess, which amount shall be immediately due and payable.

     19.  Use of Corporate Name.  Seller agrees to take all actions reasonably
          ----------------------
necessary to assist Buyer in obtaining the rights to utilize the corporate name "Physician Management Group, Inc.," including, but not limited to, the execution of any assignments and consents to use.

     20.  Prepaid Items; Deposits; Etc.  All prepaid insurance premiums, rent
          ----------------------------
and utility deposits and similar items paid by or owing to the Seller by any person, except for receivables from shareholders, shall be considered to be part of the Assets being purchased by Buyer and shall, upon the consummation of the transactions contemplated by this Agreement, be considered the property of Buyer.

     21.  Brokers.  On the Closing Date, ONE HUNDRED FIFTY-FIVE THOUSAND DOLLARS
          -------
($155,000.00) in cash will be paid by Buyer directly to Cain Brothers by wired funds to Cain Brothers' bank account (as designated by Cain Brothers and communicated to Buyer) for services rendered the Buyer and Seller in connection with the transactions contemplated by this Agreement. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between Buyer and Seller without the intervention or assistance of any party other than Cain Brothers (other than to provide accounting or legal counsel). No party to this Agreement, nor any third party other than Cain Brothers, has any right or claim to any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby. Seller agrees that Buyer shall have no obligation for payment of any fees or commissions to Cain Brothers in the event the transactions contemplated by this Agreement are not consummated.

     22.  Miscellaneous.  This Agreement shall not be assignable by any party
          -------------
hereto without the consent of the other party hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, and their successors, any rights or remedies under or by reason of this Agreement.

     23.  Expenses.  Except as otherwise stated herein, each of the parties
          --------
shall bear all expenses incurred by them in connection with this Agreement and in consummation of the transactions contemplated hereby in preparation thereof.

     24.  Amendment and Waiver.  This Agreement may be amended or modified at
          --------------------
any time and in all respects, or any provisions may be waived by an instrument in writing executed by Buyer and Seller, or either of them in the case of a waiver.

     25.  Notices.  Any notice, request, demand or other communication given by
          -------
a party under this Agreement (each a "notice") shall be in writing, may be given by a party or its legal counsel, and shall be deemed to have been duly given (i) when personally delivered, or (ii) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery, or
(iii) when five days have elapsed after its transmission by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed at that party's address as it appears below or another address of which that party has given written notice, or (iv) when delivered by facsimile transmission and a copy thereof is also delivered in person or by overnight carrier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

          TO SELLER:       PHYSICIAN MANAGEMENT GROUP, INC.
                           7356 West Roadway
                           New Orleans, Louisiana 70124
                           Attn: John W. McDaniel
                           Fax: (504) 283-1228

          WITH COPIES TO:  Lawrence J. Genin
                           The Meadowcrest Center
                           Suite 200
                           2600 Belle Chasse Highway
                           Gretna, Louisiana  70056
                           Fax: (504) 394-1077

          TO BUYER:        DOCTORS MANAGEMENT GROUP, INC.
                           4506 L.B. McLeod Road, Suite F
                           Orlando, Florida 32811
                           Attn: Stephen P. Griggs
                           Fax: (407) 841-9318

          WITH COPIES TO:  Winderweedle, Haines, Ward &
                                   Woodman, P.A.
                           Suite 600
                           390 North Orange Avenue
                           Orlando, Florida  32801
                           Fax: (407) 423-7014

     26.  Choice of Law.  The laws of the State of Louisiana shall govern the
          -------------
validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without reference to applicable principles of conflicts of law. Any action involving or relating to this Agreement shall be brought in the court of appropriate jurisdiction located in Orleans Parish, Louisiana.

     27.  Sections and Other Headings.  Section, paragraph and other headings
          ---------------------------
contained in this Agreement are for reference purposes only and shall not effect in any way the meaning nor interpretation of this Agreement.

     28.  Counterpart Execution.  This Agreement may be executed in two or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one in the same agreement. Facsimile signatures shall be deemed binding for this Agreement, or any modification or amendment thereto, or any leases or other documents contemplated hereby, provided that originals of same are delivered within a reasonable time.

     29.  Gender.  All personal pronouns used in this Agreement shall include
          ------
the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

     30.  Parties in Interest.  All the terms and provisions of this Agreement
          -------------------
shall be binding upon and inure to the benefit of, and be enforceable by Seller and Buyer and their respective successors and assigns.

     31.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto with respect to the subject matter contained herein and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first stated above.

Signed, sealed and delivered            PHYSICIAN MANAGEMENT GROUP,
in the presence of:                     INC., a Louisiana corporation


                                        By:  /s/ John W. McDaniel
- ------------------------------             -----------------------------
                                             John W. McDaniel, President

                                        Date Executed:
- ------------------------------                        ------------------
                                                     "Seller"


                                        DOCTORS MANAGEMENT GROUP, INC.,
                                        a Louisiana corporation


                                        By: /s/ Stephen P. Griggs
- ------------------------------             -------------------------------
                                             Stephen P. Griggs, President

                                        Date Executed:
- ------------------------------                        --------------------
                                                     "Buyer"

STATE OF FLORIDA

COUNTY OF ORANGE

     The foregoing instrument was acknowledged before me this ___ day of December, 1995, by JOHN W. McDANIEL, as President of PHYSICIAN MANAGEMENT GROUP, INC., a Louisiana corporation, on behalf of the corporation. He ( ) is personally known to me; or ( ) has produced _____________________________ as identification.


                                        ------------------------------------
                                        Notary Signature

                                        ------------------------------------
                                        Notary Name Printed
                                        Notary Public, State of Florida
                                        My Commission Expires:


STATE OF FLORIDA

COUNTY OF ORANGE

     The foregoing instrument was acknowledged before me this 20th day of December, 1995, by STEPHEN P. GRIGGS, as President of DOCTORS MANAGEMENT GROUP, INC., a Louisiana corporation, on behalf of the corporation. He (X) is personally known to me; or ( ) has produced ____________________________________
as identification.


                                        /s/ Gwendolyn Shirley
                                        -------------------------------------
                                        Notary Signature

                                        Gwendolyn Shirley
                                        -------------------------------------
                                        Notary Name Printed
                                        Notary Public, State of Florida
                                        My Commission Expires: 8/7/98

                   AGREEMENT FOR SALE AND PURCHASE OF ASSETS
                   -----------------------------------------
                          AND COVENANT NOT TO COMPETE
                          ---------------------------


     THIS AGREEMENT is made as of the 1st day of January, 1996, by and between PREFERRED MEDICAL EQUIPMENT CO., INC., a Tennessee corporation, having its principal place of business at 1646 Memorial Boulevard, Murfreesboro, Tennessee 37129 (hereinafter referred to as the "Seller" or "Corporation"), and HOME MEDICAL SYSTEMS, INC., a South Carolina corporation, having its principal place of business at 4506 L. B. McLeod Road, Suite F, Orlando, Florida 32811 (hereinafter referred to as the "Buyer").

                             W I T N E S S E T H :

     WHEREAS, the Seller operates a durable medical equipment business in the State of Tennessee (the "Business"); and

     WHEREAS, the Buyer desires to purchase from the Seller, certain assets of the Business (together as herein described sometimes referred to as the "Assets"), including but not limited to accounts receivable, inventory, fixed assets and motor vehicles, and also desires to purchase from the Seller all of the Seller's rights in: (a) the Medicare provider numbers and Medicaid provider numbers (to the extent assignable) listed on the Schedule of Provider Numbers and Telephone Numbers attached hereto as Exhibit "A"; (b) the Patients' List of the Business attached hereto as Exhibit "B"; (c) the telephone numbers listed on the Schedule of Provider Numbers and Telephone Numbers attached hereto as Exhibit "A"; (d) all of the Seller's prepaid assets; and (e) all other assets of any kind owned and utilized by Seller in the Business. Buyer also desires to purchase from the Seller, and the Seller desires to sell to Buyer, a covenant not to compete as described in paragraph 14 hereof (the "Covenant Not to Compete").

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1.   Sale of Assets and Covenant Not to Compete.  The Seller shall as of
          ------------------------------------------
the Effective Date referred to below:

          (a)  Accounts Receivable.  Sell, assign and transfer to the Buyer all
               -------------------
of the Seller's rights, title and interest in the accounts receivable of the Business set forth on the Schedule of Accounts Receivable Data attached hereto as Exhibit "C" and by this reference made a part hereof;

          (b)  Inventory; Fixed Assets.  Sell, assign and transfer to the Buyer
               -----------------------
all of the Seller's rights, title and interest in the inventory and fixed assets of the Business set forth on the Schedule of Inventory and Fixed Assets attached hereto as Exhibit "D" and by this reference made a part hereof; and

          (c)  Motor Vehicles.  Sell, assign and transfer to the Buyer all of
               --------------
the Seller's rights, title and interest in the motor vehicles of the Business set forth on the Schedule of Motor Vehicles attached hereto as Exhibit "E" and by this reference made a part hereof; and

          (d)  Other Assets.  Sell, assign and transfer to the Buyer all of the
               ------------
Seller's rights, title and interest in: (i) the Medicare provider numbers and Medicaid provider numbers (to the extent assignable) listed on the Schedule of Provider Numbers and Telephone Numbers attached hereto as Exhibit "A"; (ii) the Patients' List of the Business, as described in Exhibit "B"; (iii) the telephone numbers listed on the Schedule of Provider Numbers and Telephone Numbers attached hereto as Exhibit "A"; (iv) all of the Seller's prepaid assets; and (v) all other assets of any kind owned and utilized by Seller in the Business.

          (e)  Covenant Not to Compete.  Grant to Buyer, the Covenant Not to
               -----------------------
Compete.

     2.   Purchase Price.
          --------------

          (a)  Purchase Price.  The purchase price for the Assets and the
               --------------
Covenant Not to Compete shall be TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00), plus the assumption of only those liabilities listed on the Schedule of Liabilities Assumed attached hereto as Exhibit "F," provided, however, that the aggregate amount of such liabilities is not in excess of $202,071.11 (the "Purchase Price").The Purchase Price shall be allocated among the Assets and the Covenant Not to Compete in the manner set forth on the Allocation Schedule attached hereto as Exhibit "G" and by this reference made a part hereof, and both parties hereto expressly consent to the allocation stated therein.

          (b)  Method of Payment; Escrow Agreement. $2,250,000.00 of the
               -----------------------------------
Purchase Price will be paid to Seller on the Closing Date by wired funds to Seller's account number 4000052229 at First American National Bank against and in consideration of the Assets and Covenant Not to Compete.$250,000.00 of the Purchase Price shall be escrowed at Closing to secure collection of accounts receivable, any debts paid by Buyer and Seller's indemnification of Buyer pursuant to paragraph 15 hereof, for the twelve (12) month period following the Effective Date (the "Escrowed Cash").The Escrowed Cash shall be placed in escrow for a period of twelve (12) months (the "Escrow Period") with the law firm of Winderweedle, Haines, Ward & Woodman, P.A. ("WHWW"), to be maintained in an account by WHWW pursuant to the terms of that certain Escrow Agreement, in the form attached hereto as Exhibit "H" and by this reference made a part hereof (the "Escrow Agreement").

          (c)  Indemnity Against Creditors Claims; Assumption of Certain
               ---------------------------------------------------------
Liabilities. The Seller has requested the Buyer to waive the requirements of the
- -----------
bulk sales and transfer laws of the State of Tennessee. Seller agrees to indemnify Buyer and hold Buyer harmless against all claims made by creditors of the Seller which relate to the Business, including, but not limited to reasonable attorney's fees and costs in defending such claims.

     The Seller represents that there are no trade liabilities of any nature (accrued, absolute, contingent or otherwise), liens, encumbrances, or security interests on any of the Assets. Notwithstanding anything contained in this Agreement to the contrary, the Buyer expressly states that it is assuming no existing liabilities of any kind in connection with its purchase of the Assets, except for those operating leases and debts (not to exceed $202,071.11.) set forth on the Schedule of Liabilities Assumed attached hereto as Exhibit "F." The Buyer is also assuming a durable medical equipment agreement by and between Seller and Sentry Home Health Services, as more specifically described in Exhibit "I," attached hereto and made a part hereof.

     3.   Existing Obligations. The Seller represents and warrants that, to the
          --------------------
best of its knowledge and belief all of the Seller's debts, liabilities and obligations are listed on the Schedule of Liabilities attached hereto as Exhibit "J" and such schedule accurately reflects all of Seller's "Existing Obligations" (as hereinafter defined) as of the Closing Date. The term "Existing Obligations" shall mean and refer to all of the Seller's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) on the Closing Date, including but not limited to any and all accounts payable, notes payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, contractual obligations, etc. The Seller acknowledges that the purchase price for the Assets is based on the accuracy of Seller's representations and warranties contained in this Agreement, including but not limited to the Seller's representations and warranties contained in this paragraph 3.

     4.   Right of Offset Against the Escrowed Amount. In the event that:
          -------------------------------------------
(i) the Buyer pays for any debts or liabilities of Seller other than those liabilities in the amounts listed on the Schedule of Liabilities Assumed attached hereto as Exhibit "F" (the "Liabilities Deficiencies"), or (ii) the aggregate value of the Corporation's collectible accounts receivable as of December 31, 1995, are determined to be less than $250,000.00, as determined by actual cash collections of such receivables during the twelve (12) month period immediately following the Effective Date (the "Asset Value Deficiency"), or
(iii) the Corporation has, since December 1, 1995, made expenditures or incurred obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any shareholder payment or distribution or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; or entered into any transaction other than in the ordinary course of business (the "Subsequent Event Deficiency"), or (iv) any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise), other than those subject to subparagraphs (i) through (iii) of this paragraph 4 (the "Obligations"), become known, are uncovered or arise after the Effective Date, which Obligations pertain to any actions, omissions, debts, liabilities or obligations of the Corporation or any of its shareholders, created or arising on or before the Closing Date (said Obligations hereinafter referred to as the "Contingent Liability"); then, and in any of such events, Buyer shall have the right, for a period of twelve (12) months from the Effective Date, to make offset against the Escrowed Cash, in accordance with the terms and conditions of the Escrow

Agreement, in amounts from time to time equal to any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the twelve (12) month period after the Effective Date, and Seller agrees to pay said amounts to Buyer immediately upon written request from Buyer to Seller. During the twelve (12) month period following the Effective Date, in the event Buyer makes written request to Seller hereunder and Seller fails to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), Buyer shall have the right to make offset against the Escrowed Cash, in accordance with the terms and conditions of the Escrow Agreement, in amounts from time to time equal to the amount of any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the twelve (12) month period following the Effective Date, and the Corporation agrees to allow Buyer to make offset against the Escrowed Cash as herein provided. In the event an offset against the Escrowed Cash is to occur, an offset against one dollar ($1.00) of the Escrowed Cash shall have the effect of reducing any amounts owed Buyer by Seller by one dollar ($1.00). Buyer's right of offset against the Escrowed Cash shall terminate on that date which is twelve (12) months from the Effective Date; provided, however, that notwithstanding anything contained herein to the contrary, Seller shall remain fully liable at all times for any and all debts and liabilities of Seller, and in the event any debts or liabilities of Seller (including but not limited to any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability) become known, are uncovered or arise at any time, including any time after the end of the Escrow Period, Buyer may, at its option in the exercise of its sole discretion, either refuse to pay any of such debts or liabilities of Seller or, alternatively, may pay one or more of such debts or liabilities, in which case Seller shall immediately reimburse Buyer for the full amount paid by Buyer. The Buyer shall be entitled to reimbursement from Seller of the amount of any legal fees and expenses (including court costs and the costs of appeal) incurred by Buyer to enforce the collection of amounts owed Buyer by Seller hereunder.

     5.   Effective Date.  The effective date for the transaction contemplated
          --------------
under this Agreement will be January 1, 1996 (herein sometimes referred to as the "Effective Date"). The date on which this Agreement is fully executed by both the Seller and Buyer is herein sometimes referred to as the "Closing" or "Closing Date."

     6.   Asset Condition and Quality.  All Assets of Seller to the best of
          ---------------------------
Seller's knowledge are free of defects and in good working order, condition and repair, except for ordinary wear and tear. All of the Assets on the Closing Date shall conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

     7.   Instruments of Conveyance and Transfer. At the Closing:
          --------------------------------------

          (a) The Seller will deliver to the Buyer such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer in form sufficient to sell, assign and transfer the Assets, such documents to contain full warranties of title, and which documents shall be effective to vest in the Buyer good, absolute, and marketable title to the Assets of the Business being transferred to the Buyer by Seller, free and clear of all liens, charges, encumbrances and restrictions of any kind, except as disclosed on Exhibits hereto. Seller will also deliver to Buyer instruments of transfer necessary to transfer to Buyer any transferable manufacturer's warranty with respect to the Assets.

          (b) Simultaneously with such delivery, the Seller will take all steps as may be requisite to put the Buyer in actual possession, operation and control of the Assets to be transferred hereunder.

     8.   Sales and Transfer Taxes Fees.  All applicable sales, transfer, use,
          -----------------------------
filing and other taxes and fees that may be due or payable as a result of the conveyance, assignment, transfer or delivery of the Assets of the Business to be conveyed and transferred as provided herein, whether levied on the Seller or the Buyer, shall be borne by the Buyer, and the Buyer indemnifies the Seller in the event the Seller incurs expenses pertaining to such taxes and fees.

     9.   Restrictions on Operations of Seller.  Except as disclosed on Exhibits
          ------------------------------------
hereto, since December 1, 1995, through the Closing Date, the Seller has not, except in the ordinary course of business:

          (a)  Sold, assigned or transferred any Assets;

          (b) Mortgaged, pledged, created a security in or otherwise encumbered any Assets;

          (c) Entered into any contract or transaction binding the Business other than contracts or transactions entered into in the ordinary course of business;

          (d) Incurred any liabilities or indebtedness other than in the ordinary course of business; or

          (e) Made any distribution of any kind to any of its shareholders, except as disclosed on the Schedule of Distributions to Shareholders attached hereto as Exhibit "K".

     10.  Representations and Warranties by Seller.  As a material inducement to
          ----------------------------------------
the Buyer to execute and perform its obligations under this Agreement, the Seller hereby represents and warrants to the Buyer as follows:

          (a)  Organization of Seller. Seller is a corporation duly organized,
               ----------------------
validly existing and in good standing under the laws of the State of Tennessee and has requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement.

          (b)  Litigation. There are no actions, suits or proceedings affecting
               ----------
the transferred Assets which are pending or threatened against Seller or effecting any of its properties or rights, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, nor is Seller or any of its officers or directors aware of any facts which to it or their knowledge might reasonably be expected to result in any such action, suit or proceeding. Seller is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality.

          (c)  Compliance with Laws and other Instruments. The Seller is not in
               ------------------------------------------
violation of any term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, and the execution and delivery of and performance and compliance with this Agreement will not result in the violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of the properties or assets of the Seller pursuant to any such term or provision.

          (d)  Corporate Acts and Proceedings. The sale and transfer of the
               ------------------------------
Assets by the Seller, as provided for in this Agreement, have been or will be approved and consented to by the Board of Directors of the Seller and by the requisite number of holders of its outstanding capital stock, and all action required by any applicable law by the stockholders of the Seller with regard to such sale or transfer of the Assets by Seller, have been appropriately authorized and accomplished.

          (e)  Title to Assets. Seller has good and indefeasible title to all
               ---------------
of the Assets being sold to Buyer pursuant to this Agreement, subject to only those liens disclosed on Exhibits hereto.

          (f)  No Default. Seller is not in default in any respect under any of
               ----------
the contracts, agreements, leases, documents or other commitments to which it is a party or otherwise bound.

          (g)  Brokers. Seller agrees that Frank Strausser and Associates has
               -------
acted as its representative and broker in connection with the transactions contemplated by this Agreement. Accordingly, Seller agrees that it will pay all brokers fees in accordance with its agreement with Frank Strausser and Associates. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between Buyer and Seller without the intervention or assistance of any party other than Frank Strausser and Associates (other than to provide accounting or legal counsel). No party to this Agreement, nor any third party, other than Frank Strausser and Associates, has any right or claim to any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby. Seller agrees that Buyer shall have no obligation for payment of any fees or commissions to Frank Strausser and Associates. Buyer warrants that it has not become obligated to any broker or agent for any fee or commission.

          (h)  Employment Contracts; Employees. There are no written contracts
               -------------------------------
of employment between Seller and any officer or other employee of the Business. The information contained on the Schedule of Personnel Payrates and Advances attached hereto as Exhibit "L" is accurate and complete.

          (i)  Employee Benefit Plans. Seller has no pension, bonus, profit-
               ----------------------
sharing, or retirement plans for officers or employees of the Business, nor is Seller required to contribute to any such plan.

          (j)  Insurance. All inventories, buildings and fixed assets owned or
               ---------
leased by Seller are and will be adequately insured against fire and other casualty through the Closing Date. The information contained on the Schedule of Insurance Policies, attached hereto as Exhibit "M", is accurate and complete.

          (k)  Disclosure. No representation or warranty by Seller in this
               ----------
Agreement or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact, of which the Seller or any of its directors or stockholders have knowledge or notice required to make the statements herein or therein contained not misleading.

          (l)  Officers, Directors and Shareholders. As of the Closing Date,
               ------------------------------------
Mildred Goforth and Sheila Gilley are all of the shareholders of the Seller and the following individuals are the officers and directors of the Seller:

          Name                               Office/Position
          ----                               ---------------
          Bill Goforth                       President/Director
          George Gilley                      Vice President/Director
          Jim Monroe                         Secretary/Treasurer

          (m)  Cash Receipts. The information contained on the Schedule of
               -------------
Collections for the period commencing January 1, 1995, and ending December 31, 1995, attached hereto as Exhibit "N", is accurate and complete.

          (n)  Accounts Receivable. The information contained on the Schedule
               -------------------
of Accounts Receivable and Notes Receivable Data as of December 31, 1995, attached hereto as Exhibit "C", is accurate and complete, of which $250,000.00 is collectible within twelve (12) months.

          (o)  Inventory and Fixed Assets. The information contained on the
               --------------------------
Schedule of Inventory and Fixed Assets as of December 31, 1995, attached hereto as Exhibit "D", is accurate and complete.

          (p)  Leases, Contracts and Agreements. The information contained on
               --------------------------------
the Schedule of Leases, Contracts and Agreements as of December 31, 1995, attached hereto as Exhibit "O", is accurate and complete.

          (q)  Tax Returns and Financial Statements. Seller has furnished
               ------------------------------------
Buyer with tax returns (the "Tax Returns") for the periods ended December 31, 1993, December 31, 1994, and December 31, 1995 (as soon as available) and has furnished Buyer with financial statements (the "Financial Statements") for the periods ended December 31, 1994, November 30, 1995, and December 31, 1995 (the "Financial Statement Dates"), copies of which are attached hereto as Exhibit "P" and by this reference made a part hereof. The Financial Statements: (i) are in accordance with the books and records of the Seller; (ii) fairly represent the financial condition of the Seller at such date and the results of its operations for the periods specified; (iii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; (iv) with respect to all contracts and commitments of the Seller, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and (v) with respect to any balance sheets, disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) of the Seller at the Financial Statement Dates and include the appropriate reserves for all taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on such balance sheets, shall be considered to be disclosed pursuant to this subparagraph, if disclosed on an Exhibit to this Agreement.

          (r)  Adverse Business Developments. To the best of Seller's
               -----------------------------
knowledge (after diligent investigation and inquiry) no notice has been directly received by the Seller of any new or substantially expanded firm or individual engaged in a business directly competitive to Seller in its primary service area within six (6) months prior to the date hereof. Nor has Seller received, either orally or in writing, any notice specific to Seller of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payor reimbursement method, practice or allowance as to any business activity engaged by Seller, nor has Seller received nor been threatened with any claim for refund specific to Seller in excess of $500.00 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Proceedings attached hereto as Exhibit "Q."

     11.  Representations and Warranties of Buyer. Buyer represents and
          ---------------------------------------
warrants to Seller that:

          (a) Buyer is a duly organized, valid corporation under the laws of the State of South Carolina.

          (b) Buyer is duly authorized by law and corporate policy and approval to: (1) enter into this Agreement; (2) make all warranties and representations made by Buyer herein; and (3) issue all consideration provided for under the terms hereof.

          (c) All signatures and agents designated as agents/officers for Buyer for signing purposes have the authority to bind the Buyer to the terms of this Agreement.

          (d) Buyer has the authority to cause the RoTech Stock to be issued in accordance with the terms of this Agreement.

     12.  Conditions Precedent to Closing by Buyer. The obligation of the Buyer
          ----------------------------------------
to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the Closing Date, of each of the following conditions:

          (a)  Compliance with Agreement. All of the terms and conditions of
               -------------------------
this Agreement to be complied with and performed by the Seller on or before the Closing Date, shall have been complied with and performed; and

          (b)  Representations and Warranties. The representations and
               ------------------------------
warranties of the Seller in paragraph 10 shall be deemed to have been made again on the Closing Date and then be true and correct, subject to any changes contemplated by this Agreement. There shall have been no materially adverse change in the financial condition of the Seller; and

          (c)  Non-Compete Agreements. Bill Goforth, George Gilley, Mildred
               ----------------------
Goforth, Sheila Gilley, and Jim Monroe shall each have entered into a non-compete agreement substantially in the forms attached hereto as Exhibit "R" and by this reference made a part hereof. Also, in the event any shareholder, director, officer or employee of Seller shall have entered into any employment, non-compete and/or non-disclosure agreements with Seller, Seller shall assign to Buyer, and hereby does assign to Buyer, all of Seller's rights under such agreements; and

          (d)  Guaranty Agreements. Bill Goforth, George Gilley, Mildred
               -------------------
Goforth and Sheila Gilley shall each have entered into a Guaranty Agreement substantially in the forms attached hereto as Exhibit "S" and by this reference made a part hereof; and

          (e)  Employment Agreement. Russ Goforth shall have entered into an
                --------------------
Employment Agreement substantially in the form attached hereto as Exhibit "T" and by this reference made a part hereof.

     13.  Survival of Representations and Warranties. The representations and
          ------------------------------------------
warranties of Seller and Buyer contained and made pursuant to this Agreement shall survive the execution of this Agreement.

     14.  Corporate Covenant Not to Compete. The Corporation hereby agrees
          ---------------------------------
that for a period of sixty (60) months from January 1, 1996, the Corporation will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control, of or be connected with, in any manner, any durable medical equipment business within fifty (50) miles of the office located at 1646 Memorial Boulevard, Murfreesboro, Tennessee or within fifty (50) miles of the office located at 369 North Parkway, Suite 200, Jackson, Tennessee.

     The Corporation agrees that the remedy at law for any breach by the Corporation of the foregoing will be inadequate and that Buyer shall be entitled to injunctive relief and reimbursement from the Corporation for all costs and expenses, including attorneys' fees and court costs, incurred by Buyer in connection with the enforcement of this Covenant Not to Compete. If any provisions of this paragraph shall be held invalid, the Corporation agrees that such provisions shall be severed and the balance thereof shall remain valid and enforceable. In the event that a court of competent jurisdiction determines that the scope of business restricted or the time or geographic limitations imposed are too broad to be capable of enforcement, the Corporation agrees that such court may ignore such provisions and instead enforce the provisions as to such scope, time and geographical area as the court deems proper. This Covenant Not to Compete shall be governed by the laws of the State of Tennessee and any action involving this Covenant Not to Compete shall be brought in the court of appropriate jurisdiction in Rutherford County, Tennessee.

     15.  Indemnification. The Seller shall and hereby agrees to, indemnify and
          ---------------
hold harmless, the Buyer at all times from and after the Closing Date against and in respect to any damages, as hereinafter defined. Damages as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint and several), penalties, and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof, relating to the Buyer from: (a) any materially inaccurate representation made by Seller in or under this Agreement; (b) breach of any warranties made by Seller in or under this Agreement; (c) breach or default in the performance by Seller of any the covenants to be performed by it hereunder; and (d) any debts, liabilities, or obligations of the Seller pertaining to the Business, whether accrued, absolute, contingent or otherwise, due or to become due other than those liabilities in the amounts listed on the Schedule of Liabilities Assumed attached hereto as Exhibit "F," not to exceed $202,071.11. The remedies of Buyer pursuant to this paragraph 15 shall include, but not be limited to, the right of offset against the Escrowed Cash held in escrow pursuant to paragraph 4 hereof.

     16.  Use of Corporate and Fictitious Names. Seller agrees to take all
          --------------------------------------
actions necessary to assist Buyer in obtaining the rights to utilize the corporate name "Preferred Medical Equipment Co., Inc." and any fictitious names used in its conduct of the Business, including, but not limited to, the execution of any assignments and consents to use.

     17.  Prepaid Items; Deposits; Etc. All prepaid insurance premiums, rent and
          ----------------------------
utility deposits and similar items paid by or owing to the Seller by any person, shall be considered to be part of the Assets being purchased by Buyer and shall, upon the consummation of the transactions contemplated by this Agreement, be considered the property of Buyer.

     18.  Miscellaneous. This Agreement shall not be assignable by Seller or
          -------------
Buyer without the consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, and their successors, any rights or remedies under or by reason of this Agreement.

     19.  Expenses. Except as otherwise stated herein, each of the parties shall
          --------
bear all expenses incurred by them in connection with this Agreement and in consummation of the transactions contemplated hereby in preparation thereof.

     20.  Amendment and Waiver. This Agreement may be amended or modified at any
          --------------------
time and in all respects, or any provisions may be waived by an instrument in writing executed by Buyer and Seller, or either of them in the case of a waiver.

     21.  Notices. All notices of request, demand and other communications
          -------
hereunder shall be addressed to the parties as follows:

          TO SELLER:          PREFERRED MEDICAL EQUIPMENT CO., INC.
                              1646 Memorial Boulevard
                              Murfreesboro, Tennessee 37129
                              Attn: Bill Goforth

          TO BUYER:           HOME MEDICAL SYSTEMS, INC.
                              4506 L.B. McLeod Road, Suite F
                              Orlando, Florida 32811
                              Attn: Stephen P. Griggs

     22.  Choice of Law. It is the intention of the parties that the laws of the
          -------------
State of Tennessee shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any action involving or relating to this Agreement shall be brought in the court of appropriate jurisdiction located in Rutherford County, Tennessee.

     23.  Sections and Other Headings. Section, paragraph and other headings
          ---------------------------
contained in this Agreement are for reference purposes only and shall not effect in any way the meaning nor interpretation of this Agreement.

     24.  Counterpart Execution. This Agreement may be executed in two or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one in the same agreement. Facsimile signatures may be deemed binding for this Agreement, or any modification or amendment thereto, or any leases or other documents contemplated hereby, provided that originals of same are delivered within a reasonable time.

     25.  Gender. All personal pronouns used in this Agreement shall include the
          ------
other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

     26.  Parties in Interest. All the terms and provisions of this Agreement
          -------------------
shall be binding upon and inure to the benefit of, and be enforceable by Seller and Buyer and their respective successors and assigns.

     27.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first stated above.

Signed, sealed and delivered            PREFERRED MEDICAL EQUIPMENT CO.,
in the presence of:                     INC., a Tennessee corporation



/s/ George Gilley                       By:    /s/ Bill Goforth
- ------------------------------              ------------------------------------
                                                   Bill Goforth, President

/s/ Jim Monroe                          Dated Executed: January 5, 1996
- ------------------------------                          -----------------
                                                        "Seller"

                                        HOME MEDICAL SYSTEMS, INC., a South
                                        Carolina corporation


/s/ George Gilley                       By: /s/ J. Michael Loftis
- ------------------------------              ------------------------------------
                                                J. Michael Loftis, President

/s/ Jim Monroe                          Date Executed: January 5, 1996
- ------------------------------                         ------------------
                                                          "Buyer"

STATE OF TENNESSEE

COUNTY OF RUTHERFORD

     The foregoing instrument was acknowledged before me this 5th day of January, 1996, by BILL GOFORTH, as President of PREFERRED MEDICAL EQUIPMENT, INC., a Tennessee corporation, on behalf of the corporation. He (X) is personally known to me; or ( ) has produced drivers license as identification.

                                   /s/ Mary Erickson Hodge
                                   ---------------------------------------
                                   Notary Signature

                                       Mary Erickson Hodge
                                   ----------------------------
                                   Notary Name Printed
                                   Notary Public, State of Tennessee
                                   My Commission Expires:

STATE OF TENNESSEE

COUNTY OF RUTHERFORD

     The foregoing instrument was acknowledged before me this 5th day of January, 1996, by J. MICHAEL LOFTIS, as President of HOME MEDICAL SYSTEMS, INC., a South Carolina corporation, on behalf of the corporation. He (X) is personally known to me; or ( ) has produced drivers license as identification.

                                   /s/ Mary Erickson Hodge
                                   ----------------------------------------
                                   Notary Signature

                                       Mary Erickson Hodge
                                   --------------------------
                                   Notary Name Printed
                                   Notary Public, State of Tennessee
                                   My Commission Expires:

                   AGREEMENT FOR SALE AND PURCHASE OF ASSETS
                   -----------------------------------------
                          AND COVENANT NOT TO COMPETE
                          ---------------------------


     THIS AGREEMENT is made as of the 1st day of January, 1996, by and between RESPIRATORY HOME CARE, INC., a Georgia corporation, having its principal place of business at 511 North Cobb Street, Suite 6, Milledgeville, Georgia 31061 (hereinafter referred to as the "Seller" or "Corporation"), and RESPIRATORY MEDICAL EQUIPMENT OF GA., INC., a Florida corporation, having its principal place of business at 4506 L. B. McLeod Road, Suite F, Orlando, Florida 32811 (hereinafter referred to as the "Buyer").

                             W I T N E S S E T H :

     WHEREAS, the Seller operates a home care business in the State of Georgia (the "Business"); and

     WHEREAS, the Buyer desires to purchase from the Seller, certain assets of the Business (together as herein described sometimes referred to as the "Assets"), including but not limited to accounts receivable, inventory, fixed assets and motor vehicles, and also desires to purchase from the Seller all of the Seller's rights in: (a) the Medicare provider numbers and Medicaid provider numbers (to the extent assignable) listed on the Schedule of Provider Numbers and Telephone Numbers attached hereto as Exhibit "A"; (b) the Patients' List of the Business attached hereto as Exhibit "B"; (c) the telephone numbers listed on the Schedule of Provider Numbers and Telephone Numbers attached hereto as Exhibit "A"; (d) all of the Seller's prepaid assets; and (e) all other assets of any kind owned and utilized by Seller in the Business, excluding cash and cash equivalents. Buyer also desires to purchase from the Seller, and the Seller desires to sell to Buyer, a covenant not to compete as described in paragraph 16 hereof (the "Covenant Not to Compete").

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1.   Sale of Assets and Covenant Not to Compete.  The Seller shall as of
          ------------------------------------------
the Effective Date referred to below:

          (a)  Accounts Receivable.  Sell, assign and transfer to the Buyer all
               -------------------
of the Seller's rights, title and interest in the accounts receivable of the Business set forth on the Schedule of Accounts Receivable Data attached hereto as Exhibit "C" and by this reference made a part hereof;

          (b)  Inventory; Fixed Assets.  Sell, assign and transfer to the Buyer
               -----------------------
all of the Seller's rights, title and interest in the inventory and fixed assets of the Business set forth on the Schedule of Inventory and Fixed Assets attached hereto as Exhibit "D" and by this reference made a part hereof; and

          (c)  Motor Vehicles.  Sell, assign and transfer to the Buyer all of
               --------------
the Seller's rights, title and interest in the motor vehicles of the Business set forth on the Schedule of Motor Vehicles attached hereto as Exhibit "E" and by this reference made a part hereof; and

          (d)  Other Assets.  Sell, assign and transfer to the Buyer all of the
               ------------
Seller's rights, title and interest in: (i) the Medicare provider numbers and Medicaid provider numbers (to the extent assignable) listed on the Schedule of Provider Numbers and Telephone Numbers attached hereto as Exhibit "A"; (ii) the Patients' List of the Business, as described in Exhibit "B"; (iii) the telephone numbers listed on the Schedule of Provider Numbers and Telephone Numbers attached hereto as Exhibit "A"; (iv) all of the Seller's prepaid assets; and (v) all other assets of any kind owned and utilized by Seller in the Business, excluding cash and cash equivalents.

          (e)  Covenant Not to Compete.  Grant to Buyer, the Covenant Not to
               -----------------------
Compete.

     2.   Purchase Price.
          --------------

          (a)  Purchase Price.  The purchase price for the Assets and the
               --------------
Covenant Not to Compete shall be TWO MILLION SIX HUNDRED THOUSAND DOLLARS ($2,600,000.00) in cash (the "Cash Consideration"), plus 41,818 shares of the common stock, par value $.0002, of RoTech Medical Corporation, a Florida corporation (the "RoTech Stock") (the Cash Consideration and RoTech Stock are sometimes herein referred to together as the "Purchase Price"), which RoTech Stock shall be issued with certificates titled in the name of the Seller and having the following legends printed thereon: the restrictive legend required by paragraph 5(f) hereof. The Purchase Price shall be allocated among the Assets and the Covenant Not to Compete in the manner set forth on the Allocation Schedule attached hereto as Exhibit "F" and by this reference made a part hereof, and both parties hereto expressly consent to the allocation stated therein.

          (b)  Method of Payment.  Cash Consideration in the amount of
               -----------------
$2,600,000.00 (less $65,000.00 payable to Steven Richards & Associates and less $110,000.00 payable to Timothy Binkley) will be paid to Seller on the Closing Date, by wired funds to Seller's account number 00039834 at Central Southern Bank against and in consideration of the Assets and Covenant Not to Compete. Seller agrees that each of Steven Richards & Associates and Timothy Binkley have acted as their representative and broker in connection with the transactions contemplated by this Agreement. Accordingly, Seller agrees that Buyer shall be authorized to withhold from its payment of the Cash Consideration the amount of $65,000.00, payable by Seller to Steven Richards & Associates and to disburse said amount directly to Steven Richards & Associates, and Seller further agrees that RoTech shall be authorized to withhold from its payment of the Cash Consideration the amount of $110,000.00, payable by Seller to Timothy Binkley and to disburse said amount directly to Timothy Binkley. The RoTech Stock shall be pledged pursuant to the terms of that certain Stock Pledge and Security Agreement, in the form attached hereto as Exhibit "G" and by reference made a part hereof (the "Pledge Agreement"), and shall be placed in escrow for a period of twenty-four (24) months (the "Escrow Period") with the law firm of Winderweedle,

Haines, Ward & Woodman, P.A. ("WHWW"), to be held by WHWW pursuant to the terms of that certain Escrow Agreement, in the form attached hereto as Exhibit "H" and by reference made a part hereof (the "Escrow Agreement"). The Buyer shall cause the RoTech Stock to be delivered directly to Escrow Agent within thirty (30) days from the Closing Date. The parties hereto acknowledge that the RoTech Stock being placed in escrow is subject to reduction pursuant to paragraph 6(a) hereof.

          (c)  Indemnity Against Creditors Claims; Assumption of Certain
               ---------------------------------------------------------
Liabilities.  The Seller has requested the Buyer to waive the requirements of
- -----------
the bulk sales and transfer laws of the State of Georgia. Seller agrees to indemnify Buyer and hold Buyer harmless against all claims made by creditors of the Seller which relate to the Business, including, but not limited to reasonable attorney's fees and costs in defending such claims. The Seller represents that there are no trade liabilities of any nature that encumber the Assets (accrued, absolute, contingent or otherwise), nor are there any other liens, encumbrances, or security interests on any of the Assets. Notwithstanding anything contained in this Agreement to the contrary, the Buyer expressly states that it is assuming no existing liabilities of any kind in connection with its purchase of the Assets, except those certain liabilities set forth on the Schedule of Liabilities Assumed attached hereto as Exhibit "U," and those certain leases, contracts and agreements set forth on the Schedule of Leases, Contracts and Agreements attached hereto as Exhibit "O."

     3.   Existing Obligations.  The Seller represents and warrants that, to the
          --------------------
best of its knowledge and belief all of the Seller's debts, liabilities and obligations are listed on the Schedule of Liabilities attached hereto as Exhibit "I" and such schedule accurately reflects all of Seller's "Existing Obligations" (as hereinafter defined) as of December 31, 1995, except for liabilities incurred in the ordinary course of business between November 30, 1995, and December 31, 1995, which will be provided to Buyer as soon as available. The term "Existing Obligations" shall mean and refer to all of the Seller's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) on the Effective Date, including but not limited to any and all accounts payable, notes payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, contractual obligations, etc. The Seller acknowledges that the purchase price for the Assets is based on the accuracy of Seller's representations and warranties contained in this Agreement, including but not limited to the Seller's representations and warranties contained in this paragraph 3.

     4.   Right of Offset Against the RoTech Stock.  Subject to the limitations
          ----------------------------------------
of paragraph 17 of this Agreement, in the event that: (i) the Buyer pays for any debts or liabilities of Seller in excess of those certain liabilities, set forth on the Schedule of Liabilities Assumed attached hereto as Exhibit "U," and those certain leases, contracts and agreements set forth on the Schedule of Leases, Contracts and Agreements attached hereto as Exhibit "O (amount in excess of the amounts set forth on Exhibits "U" and "O" are herein referred to as the "Liabilities Deficiency"), or (ii) the aggregate value of the Corporation's collectible accounts receivable as of November 30, 1995, are determined to be less than $_______, as determined by actual cash collections of such receivables during the twelve (12) month period immediately following the Closing Date (the

"Asset Value Deficiency"), or (iii) the Corporation has, since November 1, 1995 except as disclosed on an exhibit hereto, made expenditures or incurred obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances except in the ordinary course of business, declared or made any shareholder payment or distribution except in the ordinary course of business, or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets except in the ordinary course of business; sold or transferred any assets; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; or entered into any transaction other than in the ordinary course of business (the "Subsequent Event Deficiency"), or (iv) any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise), other than those subject to subparagraphs (i) through (iii) of this paragraph 4 (the "Obligations"), become known, are uncovered or arise after the Closing Date, which Obligations pertain to any actions, omissions, debts, liabilities or obligations of the Corporation or any of its shareholders, created or arising on or before the Closing Date (said Obligations hereinafter referred to as the "Contingent Liability");then, and in any of such events, Buyer shall have the right, for a period of twenty-four (24) months from the Effective Date, to make offset against the RoTech Stock, in accordance with the terms and conditions of the Pledge Agreement and Escrow Agreement, in amounts from time to time equal to any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the twenty-four (24) month period after the Effective Date (subject, however, in the case of a "Dispute", to the provisions of paragraph 17 hereof applicable to a "Dispute") and Seller agrees to pay said amounts to Buyer immediately upon written request from Buyer to Seller. During the twenty-four (24) month period following the Effective Date, in the event Buyer makes written request to Seller hereunder for Seller to pay any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability, and Seller fails to make the requested payment within ten
(10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), Buyer shall have the right to make offset against the RoTech Stock, in accordance with the terms and conditions of the Pledge Agreement and Escrow Agreement, in amounts from time to time equal to the amount of any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the twenty-four (24) month period following the Effective Date (subject, however, in the case of a "Dispute", to the provisions of paragraph 17 hereof applicable to a "Dispute"), and the Corporation agrees to allow Buyer to make offset against the RoTech Stock as herein provided. In the event an offset against the RoTech Stock is to occur, an offset against one share of RoTech Stock shall have the effect of reducing any amounts owed Buyer by $27.50. Buyer's right of offset against the RoTech Stock shall terminate on that date which is twenty-four (24) months from the Effective Date (the "Release Date"), provided, however, that notwithstanding anything contained in this Agreement or in the Pledge Agreement or Escrow Agreement to the contrary, the right of offset shall extend past the Release Date in the event a claim is in dispute at the time of the Release Date and, in such instance, the right of offset shall not terminate until after the settlement of such claim or claims. In the event the right of offset is extended past the Release Date because a claim is in dispute, RoTech Stock having a value equal to twice the amount of the claim asserted by Buyer (using $27.50 per share in such calculation) shall continue to be held in escrow past the Release Date until such claim is resolved, with the remaining shares of RoTech Stock released to Seller within fifteen (15) days after the Release Date. The Buyer shall be entitled to reimbursement from Seller of the amount of any reasonable legal fees and expenses (including court costs and the costs of appeal) incurred by Buyer to enforce the collection of amounts owed Buyer by Seller hereunder. Notwithstanding anything contained in this paragraph 4 to the contrary, in the case of a "Dispute" (as defined in paragraph 17 hereof), the provisions of paragraph 17 hereof applicable to a "Dispute" shall govern, and no offset against the RoTech Stock shall occur until the applicable "Dispute" is resolved in accordance with the provisions of paragraph 17 hereof. The offset provisions of this paragraph 4 shall also be subject to the threshold liability provisions set forth in subparagraph (f) of paragraph 17 hereof.

     5.   Characteristics of RoTech Stock.
          -------------------------------

          (a)  Investment.  The RoTech Stock which the Seller is acquiring
               ----------
hereunder is being acquired for Seller's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof for the purposes of the Securities Act of 1933, as amended (the "Securities Act").

          (b)  Securities Not Registered.  The Seller understands that the
               -------------------------
RoTech Stock has not been registered under the Securities Act on the ground that the issuance of such securities hereunder is exempt from registration under the Securities Act and that Buyer's reliance on such exemption is predicated on Seller's representations set forth in this paragraph 5.

          (c)  Rule 144.  The Seller acknowledges that the RoTech Stock must be
               --------
held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. Rule 144 requires, among other things, that current information on the issuer be available to the public and that the shareholder intending to sell under the Rule hold the shares for at least two
(2) years. In the event any of the RoTech Stock held by Seller becomes eligible for sale pursuant to Rule 144, and an opinion of Buyer's counsel is necessary to effectuate the transfer of RoTech Stock thereunder, Seller or any subsequent holder of the RoTech Stock shall bear the costs of obtaining such opinion of counsel, up to $275.00 for each opinion of counsel issued in connection with transfers under Rule 144. Buyer shall process any requests for transfer of RoTech Stock pursuant to Rule 144 in an efficient and prompt manner.

          (d)  Access to Data.  Seller has received and reviewed information
               --------------
about RoTech and has had an opportunity to ask questions of, and receive answers from, Buyer concerning RoTech's business, management, legal and financial affairs and to obtain additional information (to the extent Buyer possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished. Seller also had the opportunity to inspect RoTech's facilities. Seller understands that such discussions, as well as any written information issued by RoTech, were intended to describe the aspects of RoTech's business and prospects which it believes to be material, but were not necessarily a thorough or exhaustive description.

          (e)  Risks.  Seller is experienced in evaluating and investing in
               -----
high risk companies such as Buyer and by reason of its business and financial experience has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and has the ability to bear the economic risk of its investment.

          (f)  Restrictive Legend.  Each certificate representing RoTech Stock,
               ------------------
including any securities issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such RoTech Stock shall be stamped or otherwise imprinted with the following legend as well as any other legends required by applicable state securities laws:

          The securities represented by this stock certificate or warrant have been acquired pursuant to an investment representation on the part of the purchaser thereof and shall not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, by the purchaser except upon the issuance to the company of a favorable opinion of its counsel and/or the submission to the company of such other evidence as may be satisfactory to counsel to the company, in either case to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, and applicable state securities laws.

          (g)  No Registration Rights.  Seller acknowledges that it possesses
               ----------------------
no rights whatsoever to have any of the RoTech Stock registered.

     6.   Contingent Reduction of Shares of RoTech Stock; Put Option.
          ----------------------------------------------------------

          (a)  Contingent Reduction of Shares of RoTech Stock.
               ----------------------------------------------

               (1)  Terms of Reduction.  In the event the "First Two Year's
                    ------------------
Average Operating Profits" of the "Purchased Entity" is less than SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00) (the "Threshold Amount"), the number of shares of RoTech Stock required to be delivered by Buyer to Seller at the end of the Escrow Period shall be reduced by .1818 shares of RoTech Stock for every ONE DOLLAR ($1.00) of the First Two Year's Average Operating Profits during the Measurement Period below the Threshold Amount, rounded to the nearest full share, with Buyer retaining complete title to and possession of such shares as if Buyer were at all times the sole owner of such shares. For example, in the event the First Two Year's Average Operating Profits of the Purchased Entity during the Measurement Period is $650,000.00, the difference from the Threshold Amount of $100,000.00 would result in a reduction hereunder of 18,181 shares of RoTech Stock ($100,000.00 x .1818), with all of such shares being returned to Buyer by the Escrow Agent upon final determination of the First

Two Year's Average Operating Profits and with the balance of 23,637 shares of RoTech Stock (less any offsets pursuant to paragraph 4 hereof) delivered to Seller at the end of the Escrow Period. In the event that the First Two Year's Average Operating Profits of the Purchased Entity are less than the Threshold Amount, the parties agree that the sole consequence under this Agreement shall be the reduction in the number of shares of RoTech Stock required to be delivered by Buyer to Seller at the end of the Escrow Period. If said reduction results in return of all of the RoTech Stock to Buyer, there shall be no other liability of Seller to Buyer solely for failure to equal or exceed the Threshold Amount. Both Buyer and Seller agree, that if at any time during the first two
(2) years following the Effective Date, the Purchased Entity achieves $1,500,000.00 in Two Years' Average Operating Profits, all escrowed RoTech Stock shall be released to Seller, subject to any extraordinary event, and any RoTech Stock released shall remain subject to the restrictions set forth in paragraph 5 above.

               (2)  Certain Definitions.  The term "First Two Year's Average
                    -------------------
Operating Profits" shall have the definition set forth on Exhibit "J" attached hereto. The term "Purchased Entity" shall mean that division of the Buyer which represents the Business purchased from Seller hereunder. The "Measurement Period" shall mean that period commencing January 1, 1996 and ending December 31, 1997. During the term Measurement Period, the Buyer shall maintain separate accounting records for the Purchased Entity to track the First Two Year's Average Operating Profits during the Measurement Period. The term "Delivered RoTech Shares" shall mean the total number of shares of RoTech Stock actually delivered to Seller by Buyer by the end of the Escrow Period, reflecting all reductions pursuant to paragraph 6(a)(1) hereof and all offsets pursuant to paragraph 4 hereof. The Delivered RoTech Shares shall be issued with certificates titled in the name of the Seller and having the following legends printed thereon: the restrictive legend required by paragraph 5(f) hereof.

          (b)  Put Option.
               ----------

               (1)  Amount and Price.  The Seller shall have the right to
                    ----------------
require Buyer to repurchase some or all of the Delivered RoTech Shares received by Seller pursuant to this Agreement (sometimes herein referred to as the "Option Shares") at a repurchase price of $27.50 per share (the "Option Price").

               (2)  Restrictions On Exercise.  This Put Option is not negotiable
                    ------------------------
but Seller's may submit Option Shares for redemption by Buyer at the applicable Option Price during the period commencing January 1, 1998 and ending December 31, 1998, but only with respect to Option Shares representing RoTech Stock which has been released to Seller's from the escrow arrangement. This Put Option may only be exercised in blocks of 5,000 shares or more, is not assignable in any respect and can only be exercised by Seller's.

               (3)  Term of Option.  All Option Shares submitted pursuant to
                    --------------
this Put Option must be delivered to the executive offices of Buyer, at the address set forth on page 1 hereof (or at such other address as is communicated by Buyer to Seller in writing). At 5:00 p.m.,

E.S.T., December 31, 1998, this Put Option shall expire and shall thereafter have no prospective effect.

               (4)  Exercise of Put Option and Delivery of Shares.  To validly
                    ---------------------------------------------
exercise this Put Option, Seller must execute a statement in which Seller warrants that it has full and clear title to the applicable Option Shares, free of all liens and encumbrances. Such statement must be accompanied by original stock certificates evidencing not less than the number of Option Shares for which the option exercise is made. Further, such certificates must be accompanied by a validly executed stock power, with signature guaranteed by a member of the New York Stock Exchange (and who is also a member of the Medallion Group) or a commercial bank who is a member of the Federal Reserve System (and who is also a member of the Medallion Group).

               (5)  Settlement.  Settlement for any Option Shares redeemed
                    ----------
pursuant to this Put Option shall occur on that day which is thirty (30) business days from the day such Option Shares are submitted to Buyer with all required documentation. Such payment shall be made without interest.

     7.   Effective Date.  The effective date for the transaction contemplated
          --------------
under this Agreement will be January 1, 1996 (herein sometimes referred to as the "Effective Date"). The date on which this Agreement is fully executed by both the Seller and Buyer is herein sometimes referred to as the "Closing" or "Closing Date".

     8.   Asset Condition and Quality.  All Assets of Seller to the best of
          ---------------------------
Seller's knowledge are free of defects and in good working order, condition and repair, except for ordinary wear and tear. All of the Assets on the Closing Date shall conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

     9.   Instruments of Conveyance and Transfer.  At the Closing:
          --------------------------------------

          (a) The Seller will deliver to the Buyer such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer in form sufficient to sell, assign and transfer the Assets, such documents to contain full warranties of title, and which documents shall be effective to vest in the Buyer good, absolute, and marketable title to the Assets of the Business being transferred to the Buyer by Seller, free and clear of all liens, charges, encumbrances and restrictions of any kind, except as disclosed on Exhibits hereto.

          (b) Simultaneously with such delivery, the Seller will take all steps as may be requisite to put the Buyer in actual possession, operation and control of the Assets to be transferred hereunder.

     10.  Sales and Transfer Taxes Fees.  The transaction herein contemplated is
          -----------------------------
exempt from sales tax pursuant to the "casual sale" exemption of the State of Georgia. In the event, however, of the levy of any sales, transfer, use, filing and other taxes and fees that may be due or payable as a result of the conveyance, assignment, transfer or delivery of the Assets of the Business to be conveyed and transferred as provided herein, whether levied on the Seller or the Buyer, then the cost thereof shall be borne by the Buyer, and the Buyer indemnifies the Seller in the event the Seller incurs expenses pertaining to such taxes and fees.

     11.  Restrictions on Operations of Seller.  Except as disclosed on
          ------------------------------------
Exhibits hereto, since November 30, 1995, through the Closing Date, the Seller has not, except in the ordinary course of business:

          (a)  Sold, assigned or transferred any Assets;

          (b) Mortgaged, pledged, created a security in or otherwise encumbered any Assets;

          (c) Entered into any contract or transaction binding the Business other than this Agreement and contracts or transactions entered into in the ordinary course of business;

          (d) Incurred any liabilities or indebtedness other than in the ordinary course of business; or

          (e) Made any distribution of any kind to any of its shareholders, except as disclosed on the Schedule of Distributions to Shareholders attached hereto as Exhibit "K".

     12.  Representations and Warranties by Seller.  As a material inducement
          ----------------------------------------
to the Buyer to execute and perform its obligations under this Agreement, the Seller hereby represents and warrants to the Buyer as follows:

          (a)  Organization of Seller.  Seller is a corporation duly organized,
               ----------------------
validly existing and in good standing under the laws of the State of Georgia and has requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement.

          (b)  Litigation. There are no actions, suits or proceedings affecting
               ----------
the transferred Assets which are pending or threatened against Seller or effecting any of its properties or rights, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, nor is Seller or any of its officers or directors aware of any facts which to it or their knowledge might reasonably be expected to result in any such action, suit or proceeding. Seller is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality.

          (c)  Compliance with Laws and other Instruments. The Seller is not in
               ------------------------------------------
violation of any term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, and the execution and delivery of and performance and compliance with this Agreement will not result in the violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of the properties or assets of the Seller pursuant to any such term or provision.

          (d)  Corporate Acts and Proceedings.  The sale and transfer of the
               ------------------------------
Assets by the Seller, as provided for in this Agreement, have been or will be approved and consented to by the Board of Directors of the Seller and by the requisite number of holders of its outstanding capital stock, and all action required by any applicable law by the stockholders of the Seller with regard to such sale or transfer of the Assets by Seller, have been appropriately authorized and accomplished.

          (e)  Title to Assets.  Seller has good and indefeasible title to all
               ---------------
of the Assets being sold to Buyer pursuant to this Agreement, subject to only those liens disclosed on Exhibits hereto.

          (f)  No Default.  Seller is not in default in any respect under any of
               ----------
the contracts, agreements, leases, documents or other commitments to which it is a party or otherwise bound, which default has an adverse affect on the Business.

          (g)  Brokers. Seller agrees that each of Steven Richards & Associates
               -------
and Timothy Binkley have acted as Seller's representatives and brokers in connection with the transactions contemplated by this Agreement. Accordingly, Seller agrees that Buyer shall be authorized to withhold from its payment of the Cash Consideration the amounts of $65,000.00, payable by Seller to Steven Richards & Associates, and $110,000.00 payable by Seller to Timothy Binkley, and to disburse said amount directly to each of them. In the event Seller is entitled to receive shares of RoTech Stock at the end of the Escrow Period, Seller shall convey over to Steven Richards & Associates 1,255 Shares of RoTech Stock and to Timothy Binkley 2,509 Shares of RoTech Stock with such RoTech Stock being placed in escrow and subject to prorata reduction pursuant to paragraphs 4 and 6(a) hereof (not to exceed the number of Shares being released from Escrow) at the end of Escrow Period and hereby authorizes Buyer to deliver such Shares directly to each of Steven Richards & Associates and Timothy Binkley. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between Buyer and Seller without the intervention or assistance of any party other than each of Steven Richards & Associates and Timothy Binkley (other than to provide accounting or legal counsel). No party to this Agreement, nor any third party, other than each of Steven Richards & Associates and Timothy Binkley, has any right or claim to any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby. Seller agrees that Buyer shall have no obligation for payment of any fees or commissions to Steven Richards & Associates and Timothy Binkley other than to withhold a portion of the Purchase Price as set forth in this paragraph (g) and to disburse the same. Buyer warrants that it has not become obligated to any broker or agent for any fee or commission.

          (h)  Employment Contracts; Employees.  There are no written contracts
               -------------------------------
of employment between Seller and any officer or other employee of the Business. The information contained on the Schedule of Personnel Payrates and Advances attached hereto as Exhibit "L" is accurate and complete.

          (i)  Employee Benefit Plans.  Seller has no pension, bonus, profit-
               ----------------------
sharing, or retirement plans for officers or employees of the Business, nor is Seller required to contribute to any such plan.

          (j)  Insurance.  All inventories, buildings and fixed assets owned or
               ---------
leased by Seller are and will be adequately insured against fire and other casualty through the Closing Date. The information contained on the Schedule of Insurance Policies, attached hereto as Exhibit "M", is accurate and complete.

          (k)  Disclosure.  No representation or warranty by Seller in this
               ----------
Agreement or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact, of which the Seller or any of its directors or stockholders have knowledge or notice required to make the statements herein or therein contained not misleading.

          (l)  Officers, Directors and Shareholders.  As of the Closing Date,
               ------------------------------------
Rick Whirley and Thomas E. Vogler are all of the shareholders of the Seller and the following individuals are the officers and directors of the Seller:

     Name                               Office/Position
     ----                               ---------------
     Rick Whirley                       President/Director
     Thomas E. Vogler                   Secretary/Treasurer/Director
     Timothy Binkley                    Director

          (m)  Cash Receipts.  The information contained on the Schedule of
               -------------
Collections for the period commencing January 1, 1995, and ending December 31, 1995, attached hereto as Exhibit "N", is accurate and complete.

          (n)  Inventory and Fixed Assets.  The information contained on the
               --------------------------
Schedule of Inventory and Fixed Assets as of January 1, 1995, attached hereto as Exhibit "D", is accurate and complete.

          (o)  Leases, Contracts and Agreements.  The information contained on
               --------------------------------
the Schedule of Leases, Contracts and Agreements as of November 30, 1995, attached hereto as Exhibit "O", is accurate and complete.

          (p)  Tax Returns and Financial Statements.  Seller has furnished
               ------------------------------------
Buyer with tax returns (the "Tax Returns") for the periods ended December 31, 1993, December 31, 1994, and December 31, 1995 (as soon as available) and has furnished Buyer with financial statements (the "Financial Statements") for the periods ended December 31, 1994, September 30, 1995, October 31, 1995, and November 30, 1995 (the "Financial Statement Dates"), copies of which are attached hereto as Exhibit "P" and by this reference made a part hereof. The Financial Statements: (i) are in accordance with the books and records of the Seller; (ii) fairly represent the financial condition of the Seller at such date and the results of its operations for the periods specified; (iii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; (iv) with respect to all contracts and commitments of the Seller, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and (v) with respect to any balance sheets, disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) of the Seller at the Financial Statement Dates and include the appropriate reserves for all taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on such balance sheets, shall be considered to be disclosed pursuant to this subparagraph, if disclosed on an Exhibit to this Agreement.

          (r)  Adverse Business Developments.  No notice has been received by
               -----------------------------
the Seller of any new or substantially expanded firm or individual engaged in a business directly competitive to Seller in its primary service area within six
(6) months prior to the date hereof. Nor has Seller received, either orally or in writing, any notice specific to Seller of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payor reimbursement method, practice or allowance as to any business activity engaged by Seller, nor has Seller received nor been threatened with any claim for refund specific to Seller in excess of $500.00 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Proceedings attached hereto as Exhibit "Q."

     13.  Representations and Warranties of Buyer.  Buyer represents and
          ---------------------------------------
warrants to Seller that:

          (a) Buyer is a duly organized, valid corporation under the laws of the State of Florida.

          (b) Buyer is duly authorized by law and corporate policy and approval to: (1) enter into this Agreement; (2) make all warranties and representations made by Buyer herein; and (3) issue all consideration provided for under the terms hereof.

          (c) All signatures and agents designated as agents/officers for Buyer for signing purposes have the authority to bind the Buyer to the terms of this Agreement.

          (d) Buyer has the authority to cause the RoTech Stock to be issued in accordance with the terms of this Agreement.

     14.  Conditions Precedent to Closing by Buyer.  The obligation of the
          ----------------------------------------
Buyer to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the Closing Date, of each of the following conditions:

          (a)  Compliance with Agreement.  All of the terms and conditions of
               -------------------------
this Agreement to be complied with and performed by the Seller on or before the Closing Date, shall have been complied with and performed; and

          (b)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Seller in paragraph 12 shall be deemed to have been made again on the Closing Date and then be true and correct, subject to any changes contemplated by this Agreement. There shall have been no materially adverse change in the financial condition of the Seller; and

          (c)  Non-Compete Agreements. Rick Whirley and Thomas E. Vogler shall
               ----------------------
each have entered into a non-compete agreement substantially in the forms attached hereto as Exhibit "R" and by this reference made a part hereof. Also, in the event any shareholder, director, officer or employee of Seller shall have entered into any employment, non-compete and/or non-disclosure agreements with Seller, Seller shall assign to Buyer, and hereby does assign to Buyer, all of Seller's rights under such agreements; and

          (d)  Guaranty Agreement.  Rick Whirley shall have entered into a
               ------------------
Guaranty Agreement substantially in the forms attached hereto as Exhibit "S" and by this reference made a part hereof; and

          (e)  Employment Agreement.  Rick Whirley shall have entered into an
               --------------------
Employment Agreement substantially in the form attached hereto as Exhibit "T" and by this reference made a part hereof.

     15.  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Seller and Buyer contained and made pursuant to this Agreement shall survive the execution of this Agreement.

     16.  Corporate Covenant Not to Compete. The Corporation hereby agrees
          ---------------------------------
that for a period of sixty (60) months from January 1, 1996, the Corporation will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control, of or be connected with, in any manner, any home care business within fifty (50) miles of 511 North Cobb Street, Suite 6, Milledgeville, Georgia and/or within fifty (50) miles of 220 Alcovy Street, Monroe, Georgia.

     The Corporation agrees that the remedy at law for any breach by the Corporation of the foregoing will be inadequate and that Buyer shall be entitled to injunctive relief and reimbursement from the Corporation for all costs and expenses, including attorneys' fees and court costs, incurred by Buyer in connection with the enforcement of this Covenant Not to Compete. If any provisions of this paragraph shall be held invalid, the Corporation agrees that such provisions shall be severed and the balance thereof shall remain valid and enforceable. In the event that a court of competent jurisdiction determines that the scope of business restricted or the time or geographic limitations imposed are too broad to be capable of enforcement, the Corporation agrees that such court may ignore such provisions and instead enforce the provisions as to such scope, time and geographical area as the court deems proper. This Covenant Not to Compete shall be governed by the laws of the State of Georgia and any action involving this Covenant Not to Compete shall be brought in the court of appropriate jurisdiction in Baldwin County, Georgia.

     17.  Indemnification; Remedies.
          -------------------------

          (a)  Indemnification of Seller.  The Seller shall and hereby agrees
               -------------------------
to indemnify and hold harmless at all times, Buyer and its directors, officers, employees, agents and assigns, as to and against any Damages (as hereinafter defined) resulting from: (i) any materially inaccurate representation made by Seller in or under this Agreement; (ii) breach of any warranties made by Seller in or under this Agreement; (iii) breach or default in the performance by Seller of any of the covenants to be performed by Seller hereunder; and (iv) any debts, liabilities or obligations of the Seller pertaining to the Business, whether accrued, absolute, contingent or otherwise, due or to become due.

          (b)  Indemnification of Buyer.  Buyer shall and hereby agrees to
               ------------------------
indemnify and hold harmless at all times the Seller, as to and against any Damages resulting from: (i) any materially inaccurate representation made by Buyer in or under this Agreement; (ii) breach of any warranties made by Buyer in or under this Agreement; and (iii) breach or default in the performance by Buyer of any of the covenants to be performed by Buyer hereunder.

          (c)  Definition of Damages.  The term "Damages" as used herein, shall
               ---------------------
include any demands, claims, actions, deficiencies, losses, delinquencies, defaults, assessments, fees, costs, taxes, expenses, debts, liabilities, obligations, penalties and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof. The term "Damages" shall include, but not be limited to, any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency and Contingent Liability, as defined in paragraph 4 hereof.

          (d)  Remedies.
               --------

               (1)  Buyer's Remedies.  In the event Buyer makes written request
                    ----------------
to the Seller for the payment of Damages and the Seller fails to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), Buyer shall have the right: (i) if such request is made during the Escrow Period and RoTech Stock sufficient to pay such Damages in full is held by Buyer in escrow, to make offset against the RoTech Stock, in accordance with the terms and conditions of this Agreement and the related Pledge Agreement and Escrow Agreement; (ii) if such request is made during the Escrow Period and the amount of RoTech Stock held by Buyer in escrow is insufficient to pay such Damages in full, to first make offset against any RoTech Stock held in escrow and then to require Seller to pay Buyer the remaining balance in cash within the ten (10) day period following the applicable Notice Period (and Seller shall be liable for such balance and for the payment of such balance in full during such period); and (iii) if such request is made during the Escrow Period and no RoTech Stock is being held in escrow by Buyer at the time of such request, or if such request is made after the Escrow Period, to require the Seller to pay Buyer the full amount of such Damages in cash within the ten (10) day period following the applicable Notice Period (and Seller shall be liable for such amount and for the payment of such amount in full during such period); provided, however, that in any of the events described in (i) through (iii) of this subparagraph (d), the Seller shall have the option to provide written notice to Buyer within the Notice Period that the Seller disputes the validity of the Damages triggering the right of offset against the RoTech Stock and/or the requirement for payment by Seller in cash, and in the event Buyer and the Seller cannot reach agreement on the validity of such Damages by the end of the ten (10) day period following the Notice Period, the dispute over the validity of such claim or liability (the "Dispute") shall be settled as set forth in subparagraph (e) of this paragraph 17, with the non-prevailing party bearing the prevailing party's costs of arbitration in the event any Dispute is resolved by arbitration.

               (2)  Seller's Remedies.  In the event Seller makes written
                    -----------------
request to Buyer for the payment of Damages and Buyer fails to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), Seller shall have the right to require Buyer to pay Seller the full amount of such Damages in cash within the ten (10) day period following the applicable Notice Period (and Buyer shall be liable for such amount and for the payment of such amount in full during such period); provided, however, that Buyer shall have the option to provide written notice to Seller within the Notice Period that Buyer disputes the validity of the Damages triggering the requirement for payment by Buyer in cash, and in the event Seller and Buyer cannot reach agreement on the validity of such Damages by the end of the ten (10) day period following the Notice Period, the dispute over the validity of such Damages shall be settled by arbitration, with the non-prevailing party bearing all of the prevailing party's costs of arbitration. In the event an arbitration is required pursuant to this subsection (2) of subparagraph (d), Buyer and Seller will each select an arbitrator; those two arbitrators will then select a third arbitrator; and the three arbitrators so chosen will determine the validity of the claim for Damages. If Seller or Buyer delays in appointing an arbitrator when required, and twenty (20) days or more has elapsed, the arbitrator appointed by the other party shall arbitrate the dispute.Compete.

          (e)  Settlement of Disputes.
               ----------------------

               (1)  Disputes Involving Claims by Buyer Against the Seller (Not
                    ----------------------------------------------------------
Involving Third Parties).  In the event a Dispute arises which Dispute involves
- ------------------------
claims by Buyer against the Seller (i.e., not involving any third parties), Buyer and the Seller shall settle the Dispute by submitting same to settlement by arbitration. In the event arbitration is required pursuant to this subsection (1) of subparagraph (e), the Seller shall immediately place cash in the full amount of the requested Damages into a separate escrow fund at Buyer's direction pending resolution of the Dispute, and Buyer and the Seller will each select an arbitrator; those two arbitrators will then select a third arbitrator; and the three arbitrators so chosen will settle the Dispute (the failure of Seller to place such amount in escrow shall cause the full amount of Damages to be immediately due and payable by Seller in full). In the event the final settlement of the Dispute is for an amount less than the amount in escrow, the balance shall be refunded to the Seller; and in the event the final settlement of the Dispute is for an amount greater than the amount in escrow, the Seller shall be liable for the excess, which amount shall be immediately due and payable.

               (2)  Disputes Involving Claims Made by Third Parties.  In the
                    -----------------------------------------------
event a Dispute arises which Dispute involves claims made by a third party or parties (the "Third Party Claim"), Buyer shall give written notice to the Seller as soon as practical after Buyer receives notice of a Third Party Claim. If any lawsuit or enforcement action is filed against Buyer by a person asserting a Third Party Claim, written notice shall be given to the Seller as promptly as is practicable (in any event, within ten (10) days after the service of citation or summons). After such notice, if the Seller shall acknowledge in writing to Buyer that the Seller shall be obligated for such Third Party Claim and if the Seller shall have placed the disputed amount of the Third Party Claim (such amount shall be the full amount of the Third Party Claim or, in the exercise of the Buyer's sole discretion, an amount less than the full amount of the Third Party Claim) in a separate escrow fund at Buyer's direction pending resolution of the Third Party Claim (the failure of Seller to place such amount in escrow shall cause the full amount of Damages to be immediately due and payable by Seller in full), then the Seller shall be entitled, if Seller so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the Seller's cost, risk and expense, provided that the Seller and its counsel shall proceed with diligence and in good faith with respect thereto. Buyer shall cooperate in all reasonable respects with the Seller and their attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that Buyer may, at Buyer's expense, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Seller has acknowledged to Buyer its obligation to Buyer hereunder and has placed the disputed amount of the Third Party Claim in a separate escrow fund as required hereunder, Buyer shall not settle such lawsuit or enforcement action without the prior written consent of the Seller and, if the Seller has not so acknowledged its obligation or has failed to place the required amount in escrow, Buyer shall not settle such lawsuit or enforcement action without ten (10) days prior notice to the Seller. In the event the final settlement of the Third Party Claim is for an amount less than the amount in escrow, the balance shall be refunded to the Seller; and in the event the final settlement of the Third Party Claim is for an amount greater than the amount in escrow, the Seller shall be liable for the excess, which amount shall be immediately due and payable.

          (f)  Threshold Amount.  Unless specifically provided for elsewhere in
               ----------------
this Agreement, errors or omissions by the Seller pertaining to those items or matters contained in or delivered pursuant to this Agreement shall not be deemed breaches of warranty hereunder resulting in Damages unless such errors or omissions exceed $10,000.00 in the aggregate.

     18.  Use of Corporate Name and Fictitious Name.  Seller agrees to take all
          -----------------------------------------
actions necessary to assist Buyer in obtaining the rights to utilize the corporate name "Respiratory Home

Care, Inc." and any fictitious names used in its conduct of the Business, including, but not limited to, the execution of any assignments and consents to use.

     19.  Prepaid Items; Deposits; Etc.  All prepaid insurance premiums, rent
          ----------------------------
and utility deposits and similar items paid by or owing to the Seller by any person, shall be considered to be part of the Assets being purchased by Buyer and shall, upon the consummation of the transactions contemplated by this Agreement, be considered the property of Buyer.

     20.  Miscellaneous.  This Agreement shall not be assignable by Seller or
          -------------
Buyer without the consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, and their successors, any rights or remedies under or by reason of this Agreement.

     21.  Expenses.  Except as otherwise stated herein, each of the parties
          --------
shall bear all expenses incurred by them in connection with this Agreement and in consummation of the transactions contemplated hereby in preparation thereof.

     22.  Amendment and Waiver.  This Agreement may be amended or modified at
          --------------------
any time and in all respects, or any provisions may be waived by an instrument in writing executed by Buyer and Seller, or either of them in the case of a waiver.

     23.  Notices.  All notices of request, demand and other communications
          -------
hereunder shall be addressed to the parties as follows:

          TO SELLER:          RESPIRATORY HOME CARE, INC.
                              511 North Cobb Street, Suite 6
                              Milledgeville, Georgia 31061
                              Attn:  Rick Whirley

          With copy to:       W. Hampton Morris, Esq.
                              Cushing, Morris, Armbruster & Jones
                              2110 Peachtree Center Cain Tower
                              229 Peachtree Street, N.E.
                              Atlanta, Georgia 30303

          TO BUYER:           RESPIRATORY MEDICAL EQUIPMENT OF GA., INC.
                              4506 L.B. McLeod Road, Suite F
                              Orlando, Florida 32811
                              Attn: Stephen P. Griggs

     24.  Choice of Law.  It is the intention of the parties that the laws of
          -------------
the State of Georgia shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any action involving or relating to this Agreement shall be brought in the court of appropriate jurisdiction located in Baldwin County, Georgia.

     25.  Sections and Other Headings.  Section, paragraph and other headings
          ---------------------------
contained in this Agreement are for reference purposes only and shall not effect in any way the meaning nor interpretation of this Agreement.

     26.  Counterpart Execution.  This Agreement may be executed in two or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one in the same agreement. Facsimile signatures may be deemed binding for this Agreement, or any modification or amendment thereto, or any leases or other documents contemplated hereby, provided that originals of same are delivered within a reasonable time.

     27.  Gender.  All personal pronouns used in this Agreement shall include
          ------
the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

     28.  Parties in Interest.  All the terms and provisions of this Agreement
          -------------------
shall be binding upon and inure to the benefit of, and be enforceable by Seller and Buyer and their respective successors and assigns.

     29.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first stated above.

Signed, sealed and delivered       RESPIRATORY HOME CARE, INC.,
in the presence of:                a Georgia corporation


/s/                                By: /s/ Rick Whirley
- -------------------------------        --------------------------------------
                                           Rick Whirley, President

/s/                                Dated Executed: January 8, 1996
- ------------------------------                     ----------------
                                                "Seller"

                                   RESPIRATORY MEDICAL EQUIPMENT OF GA., INC., a Florida corporation


                                   By: /s/ Stephen P. Griggs
- ------------------------------         --------------------------------------
                                           Stephen P. Griggs, President

                                   Date Executed: January 10, 1996
- ------------------------------                    -----------------
                                                  "Buyer"
STATE OF GEORGIA

COUNTY OF FULTON

     The foregoing instrument was acknowledged before me this 8th day of January, 1996, by RICK WHIRLEY, as President of RESPIRATORY HOME CARE, INC., a Georgia corporation, on behalf of the corporation. He (X) is personally known to me; or ( ) has produced ________________________ as identification.

                                   /s/ Margie W.
                                   ------------------------------------------
                                   Notary Signature

                                       Margie W.
                                   ---------------------------
                                   Notary Name Printed
                                   Notary Public, State of Georgia
                                   My Commission Expires:
STATE OF FLORIDA

COUNTY OF ORANGE

     The foregoing instrument was acknowledged before me this 10th day of January, 1996, by STEPHEN P. GRIGGS, as President of RESPIRATORY MEDICAL EQUIPMENT OF GA., INC., a Florida corporation, on behalf of the corporation. He
(X) is personally known to me; or ( ) has produced ________________________ as identification.

                                   /s/ Dawn E Mulcahey
                                   ------------------------------------------
                                   Notary Signature

                                       Dawn E Mulcahey
                                   ----------------------------
                                   Notary Name Printed
                                   Notary Public, State of Florida
                                   My Commission Expires:

                   AGREEMENT FOR PURCHASE AND SALE OF SHARES


     THIS AGREEMENT is entered into as of the 4th day of January, 1996, by and between Greg Coren and Jean Coren (hereinafter jointly and severally referred to as "Shareholders" and individually as "Shareholder"), and RoTech Medical Corporation, a Florida corporation (hereinafter referred to as "RoTech").

                               R E C I T A L S :

     A. Shareholders are all of the owners of all of the issued and outstanding shares of common capital stock of G & G MEDICAL, INC., a Colorado corporation, hereinafter referred to as the "Corporation," in that the Corporation has 8,000 shares of its common capital stock outstanding, having no par value, and Shareholders hold, in the aggregate, 8,000 shares, and there are no shares of any other class of stock of any description issued and outstanding.

     B. The Corporation is engaged in the business of providing respiratory home care services in the State of Colorado and is fully licensed by all applicable agencies to do so.

     C. Shareholders desire to transfer to RoTech and RoTech desires to acquire from Shareholders, all of the issued and outstanding shares of the common capital stock of the Corporation.

     NOW, THEREFORE, in consideration of the mutual promises and conditions herein contained, the parties hereto agree as follows:

     1.   Purchase and Sale of Stock. Subject to the terms and conditions of
          --------------------------
this Agreement, Shareholders agree to sell, transfer and assign to RoTech, and RoTech agrees to purchase from Shareholders, an aggregate total of 8,000 shares of the common capital stock, having no par value, issued by the Corporation (the "Stock"), such Stock constituting all of the issued and outstanding common capital stock of the Corporation. At the Closing, Shareholders will deliver to RoTech certificates evidencing the Stock duly endorsed to RoTech.

     2.   Purchase Price.
          --------------

          (a) The consideration from RoTech to Shareholders in exchange for the Stock shall be $1,250,000.00 in cash ("cash consideration"), plus that number of whole shares of the common stock, par value $.0002, of RoTech Medical Corporation, a Florida corporation (the "RoTech Stock"), resulting from dividing the closing NASDAQ quote on RoTech common stock as of January 3, 1996, into $1,350,000.00, which RoTech Stock shall be issued with certificates titled in the name of Shareholders and having printed thereon the restrictive legend required by paragraph 5(f) hereof.

          (b)  Method of Payment; Pledge of RoTech Stock. The Cash Consideration
               -----------------------------------------
of $1,250,000.00 (less the $97,500.00 payable to Baker and Associates) will be will be paid to Shareholders on the Closing Date by wired funds to account number 6061659755 at Norwest Bank - North Avenue. Shareholders agree that Baker and Associates has acted as their representative and broker in connection with the transactions contemplated by this Agreement. Accordingly, Shareholders agree that RoTech shall be authorized to withhold from its payment of the Cash Consideration the amount of $97,500.00, payable by Shareholders to Baker and Associates and to disburse said amount directly to Baker and Associates. The RoTech Stock to the extent of $250,000.00 initial value shall be pledged pursuant to the terms of that certain Stock Pledge and Security Agreement, in the form attached hereto as Exhibit "B" and by reference made a part hereof (the "Pledge Agreement"), and shall be placed in escrow for a period of six (6) months (the "Escrow Period") with the law firm of Winderweedle, Haines, Ward & Woodman, P.A. ("WHWW"), to be held by WHWW pursuant to the terms of that certain Escrow Agreement, in the form attached hereto as Exhibit "C" and by reference made a part hereof (the "Escrow Agreement"). RoTech shall cause the RoTech Stock to be issued to Shareholders within thirty (30) days after January 4, 1996, and thereupon deliver those shares above allocated to escrow/pledge directly to Escrow Agent and the balance of the shares directly to Shareholders. The parties hereto acknowledge that the RoTech Stock being placed in escrow is subject to reduction pursuant to paragraph 4 hereof.

     3.   Existing Obligations. Shareholders represent and warrant that, to
          --------------------
the best of their knowledge and belief, all of the debts, liabilities and obligations of the Corporation are listed on the Schedule of Liabilities attached hereto as Exhibit "D" and such exhibit accurately reflects all of Corporation's "Existing Obligations" (as hereinafter defined) as of the November 30, 1995. The term "Existing Obligations" shall mean and refer to all of the Corporation's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) on November 30, 1995, including but not limited to any and all accounts payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, contractual obligations, etc. Shareholders warrant and represent that the aggregate amount of the Existing Obligations is not in excess of $1,457,096.26. The Shareholders acknowledge that the purchase price for the Stock is based on the accuracy of Shareholders' representations and warranties contained in this Agreement, including but not limited to the Shareholders' representations and warranties contained in this paragraph 3.

     4.   Right of Offset Against the RoTech Stock. In the event that: (i)
          ----------------------------------------
RoTech pays for any debts or liabilities, exceeding an aggregate amount of $1,457,096.26 plus any additional liabilities incurred in the ordinary course of business between November 30, 1995, and Closing, (the amount paid by RoTech in excess of $1,681,545.61 is herein referred to as the "Liabilities Deficiency"), or (ii) the aggregate value of the Corporation's collectible accounts receivable as of November 30, 1995, are determined to be less than $441,572.69, as determined by actual cash collections of such receivables during the six (6) month period immediately following the Closing Date (the "Asset Value Deficiency"), or (iii) the Corporation has since November 30, 1995 and on or before the Closing Date, except as disclosed in writing, made expenditures or incurred obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any payment or distribution to any Shareholder or purchased or redeemed any of its common capital stock or agreed to do so except as disclosed on the Schedule of Shareholders, Distributions, and Exempted Transactions attached hereto as Exhibit "E"; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets except in the ordinary course of business; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; or entered into any transaction other than in the ordinary course of business (the "Subsequent Event Deficiency"), or (iv) any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise), other than those subject to subparagraphs (i) through (iii) of this paragraph 4 (the "Obligations"), which become known, are uncovered or arise after the Closing Date, which Obligations pertain to any actions, omissions, debts, liabilities or obligations (including accrued tax liabilities not reflected on the books of the Corporation as of November 30, 1995) of the Corporation created or arising on or before the Closing Date (said Obligations hereinafter referred to as the "Contingent Liability"); then, and in any of such events, RoTech shall have the right to recover same from Shareholders and Shareholders jointly and severally agree to pay said amounts to RoTech within twenty (20) days after written request from RoTech to Shareholders. During the six (6) month period following the Closing Date, in the event RoTech makes written request to Shareholders hereunder and Shareholders fail to make the requested payment within twenty (20) days from the date of such written request (said twenty (20) day period hereinafter referred to as the "Notice Period"), RoTech shall have the immediate right to make offset against the RoTech Stock, in accordance with the terms and conditions of the Pledge Agreement and Escrow Agreement, in amounts from time to time equal to the amount of any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the six (6) month period following the Closing Date. Shareholders shall permit RoTech to make offset against the RoTech Stock as herein provided. In the event an offset against the RoTech Stock is to occur, an offset against one (1) share of RoTech Stock shall have the effect of reducing any amounts owed to RoTech by $27.50. RoTech's right of offset against the RoTech Stock shall terminate no later than July 4, 1996 (the "Release Date"); provided, however, that notwithstanding anything contained in this Agreement or in the Pledge Agreement or Escrow Agreement to the contrary, the right of offset shall extend past the Release Date in the event a claim is in dispute at the time of the Release Date and, in such instance, the right of offset shall not terminate until after the settlement of such claim or claims. In the event the right of offset is extended past the Release Date because a claim is in dispute, RoTech Stock having a value of twice the amount of the claim asserted by RoTech using the per share closing price of RoTech common stock as of January 3, 1996, shall continue to be held in escrow past the Release Date until such claim is resolved , with the remaining shares of RoTech Stock released to Shareholders within fifteen (15) days after the Release Date.

     5.   Characteristics of RoTech Stock; Put Option.
          -------------------------------------------

          (a)  Investment. The RoTech Stock which Shareholders are acquiring
               ----------
hereunder is being acquired for Shareholders' own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof for the purposes of the Securities Act of 1933, as amended (the "Securities Act").

          (b)  Securities Not Registered. Shareholders understand that the
               -------------------------
RoTech Stock has not been registered under the Securities Act on the ground that the issuance of such securities hereunder is exempt from registration under the Securities Act and that RoTech's reliance on such exemption is predicated on Shareholders' representations set forth in this paragraph 5.

          (c)  Rule 144. Shareholders acknowledges that the RoTech Stock must be
               --------
held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Shareholders are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. Rule 144 requires, among other things, that current information on the issuer be available to the public and that the Shareholders intending to sell under the Rule hold the shares for at least two
(2) years. In the event any of the RoTech Stock held by Shareholders becomes eligible for sale pursuant to Rule 144, and an opinion of RoTech's counsel is necessary to effectuate the transfer of RoTech Stock thereunder, Shareholders shall bear the costs of obtaining such opinion of counsel, up to $275.00 for each opinion of counsel issued in connection with transfers under Rule 144. RoTech shall process any requests for transfer of RoTech Stock pursuant to Rule 144 in an efficient and prompt manner. Notwithstanding the foregoing, all costs of the first request shall be fully paid by RoTech.

          (d)  Access to Data. Shareholders have received and reviewed
               --------------
information about RoTech and have had an opportunity to ask questions of, and receive answers from RoTech concerning RoTech's business, management, legal and financial affairs and to obtain additional information (to the extent RoTech possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished. Shareholders also had the opportunity to inspect RoTech's facilities. Shareholders understand that such discussions, as well as any written information issued by RoTech, were intended to describe the aspects of RoTech's business and prospects which it believes to be material, but were not necessarily a thorough or exhaustive description.

          (e)  Risks. Shareholders are experienced in evaluating and investing
               -----
in high risk companies such as RoTech and by reason of their business and financial experience have the capacity to protect their own interests in connection with the transactions contemplated by this Agreement and have the ability to bear the economic risk of their investment.

          (f)  Restrictive Legends. Each certificate representing RoTech Stock,
               -------------------
including any securities issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such RoTech Stock shall be stamped or otherwise imprinted with the following legend as well as any other legends required by applicable state securities laws:

          The securities represented by this stock certificate or warrant have been acquired pursuant to an investment representation on the part of the purchaser thereof and shall not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, by the purchaser except upon the issuance to the company of a favorable opinion of its counsel and/or the submission to the company of such other evidence as may be satisfactory to counsel to the company, in either case to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, and applicable state securities laws.

          (g)  No Registration Rights. Shareholders acknowledge that they
               ----------------------
possess no rights whatsoever to have any of the RoTech Stock registered.

          (h)  Put Option.
               ----------

               (1)  Amount and Price. Shareholders shall have the right to
                    ----------------
require RoTech to repurchase some or all of the RoTech Stock actually released to Shareholders from escrow arrangement received by Shareholders pursuant to this Agreement (sometimes herein referred to as the "Option Shares") at a repurchase price equal to the closing price of RoTech Stock as of January 3, 1996 per share (the "Option Price").

               (2)  Restrictions on Exercise. This Put Option is not negotiable
                    ------------------------
but Shareholders may submit Option Shares for redemption by RoTech at the applicable Option Price during the period commencing January 4, 1997 and ending twenty-five (25) months after the issue date of the Option Shares, but only with respect to Option Shares representing RoTech Stock which has been released to Shareholders from the escrow arrangement. This Put Option may only be exercised in blocks of 5,000 shares or more (unless the party seeking to exercise the put is at the time of exercise the record owner of less than 5,000 shares), is not assignable in any respect and can only be exercised by Shareholders.

               (3)  Term of Option. All Option Shares submitted pursuant to this
                    --------------
Put Option must be delivered to the executive offices of RoTech, at the address set forth in paragraph 22 hereof (or at such other address as is communicated by RoTech to Shareholders in writing). At 5:00 p.m., E.S.T., on the date which is twenty-five (25) months after the issue date of the Option Shares this Put Option shall expire and shall thereafter have no prospective effect.

               (4)  Exercise of Put Option and Delivery of Shares. To validly
                    ---------------------------------------------
exercise this Put Option, Shareholders must execute a statement in which Shareholders warrant that they have full and clear title to the applicable Option Shares, free of all liens and encumbrances. Such statement must be accompanied by original stock certificates evidencing not less than the number of Option Shares for which the option exercise is made. Further, such certificates must be accompanied by a validly executed stock power, with signature guaranteed by a member of the New York Stock Exchange (and who is also a member of the Medallion Group) or a commercial bank who is a member of the Federal Reserve System (and who is also a member of the Medallion Group).

               (5)  Settlement. Settlement for any Option Shares redeemed
                    ----------
pursuant to this Put Option shall occur on that day which is thirty (30) business days from the day such Option

Shares are submitted to RoTech with all required documentation. Such payment shall be made without interest.

     6.   The Closing and Closing Date. The date for the transaction
          ----------------------------
contemplated under this Agreement will be January 4, 1996, herein sometimes referred to as the "Effective Date." The date on which this Agreement is fully executed by both the Shareholders and RoTech is herein sometimes referred to as the "Closing" or "Closing Date".

     7.   Representations and Warranties by Shareholders. Shareholders jointly
          ----------------------------------------------
and severally represent and warrant to RoTech that, to the best of Shareholder's knowledge and belief, each of the following representations and warranties are true and correct and are made with the full understanding that such representations and warranties constitute material inducement to RoTech to enter into the transactions contemplated hereby:

          (a)  Title to the Stock. Shareholders have good, absolute and
               ------------------
marketable title to the Stock free and clear of all liens, claims, encumbrances and restrictions of every kind. Shareholders have the complete and unrestricted right, power and authority to sell the Stock pursuant to this Agreement.

          (b)  Organization. The Corporation is a duly organized and validly
               ------------
existing Colorado corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted. The Corporation has no subsidiaries and has no direct or indirect equity interest in any other firm, corporation, or business enterprise.

          (c)  Capitalization and Long Term Indebtedness.
               -----------------------------------------

               (i) The Corporation is authorized by its Articles of Incorporation to issue 50,000 shares of common capital stock, having no value, of which 8,000 shares are duly and validly issued and outstanding, fully paid, and nonassessable. There are no shares of any other class of stock issued and outstanding, nor are any unissued shares committed to any party by Corporation or any Shareholder. The certificate numbers held by the Shareholders, and the number of shares of the Corporation's common stock represented by each, is as set forth on the Schedule of Stock Ownership attached hereto as Exhibit "A." The Corporation has not issued any preferred stock or any other common capital stock, and has no authority to issue any other capital stock, preferred stock or other securities.

               (ii) The Corporation is not in any default or violation of any provision of its outstanding long term or short term indebtedness.

               (iii) There are no outstanding options, warrants, contracts, commitments or agreements of any character relating to the issuance of the Corporation's common capital stock or other securities.

               (iv) All FICA, Federal and state withholding tax deposits have been timely and fully reported and paid.

               (v) There are no outstanding or unpaid loans to stockholders, directors or officers other than as listed on Exhibit "E" hereof.

          (d)  Financial Statements. Shareholders have furnished RoTech with
               --------------------
balance sheets (the "Balance Sheets") dated March 31, 1993, March 31, 1994, and November 30, 1995, and the related statements of income (the "Income Statements") for the periods ended March 31, 1994 and November 30, 1995, copies of which are attached hereto as Exhibit "F" and by this reference made a part hereof (the Balance Sheets and Income Statements are collectively referred to herein as the "Financial Statements"). The Financial Statements: (i) are in accordance with the books and records of the Corporation; (ii) fairly represent the financial condition of the Corporation at such date and the results of its operations for the periods specified; (iii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; (iv) with respect to all contracts and commitments of the Corporation, do not reflect reserves for any anticipated losses and costs in excess of anticipated income; and (v) with respect to the Balance Sheets, disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, or contingent) of the Corporation at the balance sheet dated November 30, 1995, and include entry for all accrued income taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on the Balance Sheets, shall be considered to be disclosed pursuant to this subparagraph, if disclosed on an Exhibit to this Agreement. The representations and warranties made in this subparagraph are subject to the threshold liability provisions of paragraph 4 hereof.

          (e)  Present Status. Except as discussed on the Schedule of
               --------------
Shareholders, Distributions, and Exempted Transactions attached hereto as Exhibit "E", since November 30, 1995, the Corporation has not: made any expenditures nor incurred any obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any Shareholders payment or distribution or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets except in the ordinary course of business; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; nor entered into any transaction other than in the ordinary course of business.

          (f)  Tax Returns and Audits. The Corporation has duly filed all
               ----------------------
Federal, State and local tax returns required to be filed by it and has paid all periods covered by such returns. The Corporation has not been delinquent in the payment of any tax, assessment or governmental charge. The Corporation has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the Statute of Limitations on the assessment or collection of any tax. The Corporation's Federal and State Tax Returns have never been audited by either the Internal Revenue Service or the Department of Revenue of the State of Colorado. In the event that a deficiency is determined in the amount of Federal or State or Local tax payable by the Corporation, which deficiency relates to periods ending on or before the Closing Date, then, in that event, the Shareholders jointly and severally hereby agree to be fully responsible for the payment of such deficiency and any interest and penalties thereon. In the event that a tax refund is received, which tax refund relates to periods ending on or before the Closing Date, then, in that event, the Shareholders are entitled to such tax refund and RoTech agrees to have the Corporation endorse and deliver such tax refund. Shareholders agree that RoTech shall not be liable for any income taxes (and associated interest and penalties) of Corporation payable or incurred by Corporation through the Closing Date, which are not reflected in the balance sheet of November 30, 1995, plus awards for business activity during the period commencing November 30, 1995, and ending on the Closing Date. Copies of the Corporation's Federal Income tax returns for the periods ending December 31, 1993 and December 31, 1994, are attached hereto as part of Exhibit "F."

          (g)  Litigation. There are no legal actions, suits, arbitrations, or
               ----------
other legal, administrative, or other governmental proceedings pending or threatened against the Corporation, and no Shareholder is aware of any facts which to the knowledge of such Shareholder might result in any such action, suit, arbitration, or other proceedings, except as disclosed on the Schedule of Litigation and Other Proceedings attached hereto as Exhibit "G" and by this reference made as part hereof.

          (h)  Compliance With the Law and Other Instruments. The business and
               ---------------------------------------------
operation of the Corporation have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect the Corporation or its properties, assets, businesses or prospects. Performance of this Agreement will not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon, any property of the Corporation under any arrangement, agreement, or other instrument to which the Corporation or any Shareholder is a party or by which either is bound or affected, and will not violate the Articles of Incorporation, as amended, or the Bylaws, as amended, of the Corporation. The Corporation is not in violation of its Articles of Incorporation, as amended, its Bylaws, as amended, or of any indebtedness, mortgage, contract, lease or other agreement or commitment.

          (i)  Title to Property and Assets. The Corporation has good, absolute
               ----------------------------
and marketable title to all its properties and assets, including without limitation those reflected in the Balance Sheets, and the property described in the Schedule of Property attached hereto as Exhibit "H" and incorporated herein by this reference, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which are disclosed and described on said Schedule of Property. The assets of the Corporation also include the name of the business, its current telephone number(s), its patient list, and its provider number. Shareholders hereby agree to undertake whatever steps are necessary to assure that RoTech can utilize any name or names under which the Corporation presently conducts its business.

          (j)  Asset Condition and Quality. All of the properties and assets of
               ---------------------------
Corporation on the Closing Date shall be in good operating condition and repair, reasonable wear and tear excepted and which are being repaired in the ordinary course of business, and shall conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

          (k)  Leases and Insurance Policies. The Schedule of Leases and
               -----------------------------
Insurance Policies attached hereto as Exhibit "I" and by this reference made as part hereof, sets forth all leases and insurance policies executed by or issued for the benefit of the Corporation and such information is accurate and complete through the Closing Date. Shareholders have delivered to RoTech:

               (i) The original of the lease, with amendments, covering the property that the Corporation presently occupies.

               (ii) The originals of all other leases, with amendments, to which the Corporation is a party.

               (iii) The originals of all fire and other casualty and liability policies of the Corporation in effect at the date of this Agreement.

          (l)  Trademarks. The Corporation owns, possesses and has good title to
               ----------
all service marks, service names, and licenses necessary in the conduct of its business.

          (m)  Contracts. Except as set forth on the Schedule of Contracts
               ---------
attached hereto as Exhibit "J" and by this reference made a part hereof, the Corporation is not a party to, or otherwise bound by, any written or oral contract not made in the ordinary course of business; employment or consultant contract not terminable at will without cost or other liabilities; labor union contract; bonus, share purchase, stock option, hospitalization, group insurance or similar employee benefit plans; personal property lease, as lessor or lessee; advertising or public relations contract; or purchase, supply or service contract which is not terminable without cost or expense on less than thirty
(30) days' notice. The Corporation has in all respects performed all obligations required to be performed to date and is not in default in any respect on commitments to which the Corporation is a party or otherwise bound.

          (n)  Records. The respective books of account and minute books of the
               -------
Corporation are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

          (o)  Brokers. Shareholders agree that Baker and Associates has acted
               -------
as their representative and broker in connection with the transactions contemplated by this Agreement. Accordingly, Shareholders agree that RoTech shall be authorized to withhold from its payment of the Cash Consideration the amount of $97,500.00, payable by RoTech to Baker and Associates and to disburse said amount directly to Baker and Associates. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between RoTech and Shareholders without the intervention or assistance of any party other than Baker and Associates (other than to provide accounting or legal counsel). No party to this Agreement, nor any third party, other than Baker and Associates, has any right or claim to any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby. Shareholders agree that RoTech shall have no obligation for payment of any fees or commissions to Baker and Associates other than to withhold a portion of the Purchase Price as set forth in this paragraph (o) and to disburse the same. RoTech warrants that it has not become obligated to any broker or agent for any fee or commission.

          (p)  Insurance Policies. There are in full force all policies of
               ------------------
insurance referred to above in subparagraph (k). Such policies are in amounts and against such losses and risks as are generally maintained by comparable businesses.

          (q)  Checking Account Balances. The information contained on the
               -------------------------
Schedule of Cash Accounts and Cash Balances as of November 30, 1995, attached hereto as Exhibit "K", is accurate and complete.

          (r)  Accounts Receivable. The information contained on the Schedule
               -------------------
of Accounts Receivable Data as of November 30, 1995, attached hereto as Exhibit "L", is accurate and complete. The Shareholders further warrant and represent that none of the Corporation's accounts receivable shown on Exhibit "L" are false claims.

          (s)  Inventories. The inventories of the Corporation which are
               -----------
reflected in the Balance Sheets consist of goods of such quality and in such quantities as are salable in the ordinary course of business with normal markup at prevailing market prices. Such inventories were determined at cost. Since November 30, 1995, the Corporation has continued to replenish its inventory in a normal and customary manner consistent with prior practice and prudent practice prevailing in the business of the Corporation.

          (t)  Absence of Certain Changes or Events. Since November 30, 1995,
               ------------------------------------
there has not been any change in or any event or condition (financial or otherwise) affecting the properties, assets, liabilities, operations or prospects of the Corporation other than changes in the ordinary course of its business, none of which has (either when taken by itself or when taken in conjunction with all other such changes) been materially adverse.

          (u)  Purchase Commitments and Outstanding Bids. No purchase
               -----------------------------------------
commitments of the Corporation are in excess of normal, ordinary and usual requirements of its business, or were made at any price in excess of the then current market price, or contain terms and conditions more onerous than those usual and customary in the industry.

          (v)  Personnel Payrates and Non-Compete Agreements. The information
               ---------------------------------------------
contained on the Schedule of Personnel, Payrates and Non-Compete Agreements as of November 30, 1995, attached hereto as Exhibit "M", is accurate and complete, and all rights of the Corporation under the non-compete agreements listed thereon are enforceable by Corporation in accordance with the terms of such agreements.

          (w)  Employee Benefit Plans. Shareholders have no pension, bonus,
               ----------------------
profit-sharing, or retirement plans for officers or employees of the Corporation, except for a 401(k) plan, which Shareholders shall terminate at Shareholders' expense.

          (x)  Disclosure. No representation or warranty by the Shareholders
               ----------
in this Agreement or in any Exhibit hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          (y)  Adverse Business Developments. Corporation or any Shareholder
               -----------------------------
has not received, either orally or in writing, any notice of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payer reimbursement method, practice or allowance as to any business activity engaged by Corporation, nor has Corporation or any Shareholder received nor been threatened with any claim for refund in excess of $500.00 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Adverse Business Development attached hereto as Exhibit "N."

     8.   Representations and Warranties by RoTech. RoTech represents, warrants
          ----------------------------------------
and covenants to Shareholders as of the date of this Agreement as follows:

          (a)  Organization. RoTech is a duly organized, validly existing
               ------------
Florida corporation in good standing under the laws of the State of Florida and has full power and authority to consummate the transactions contemplated by this Agreement and has by proper corporate proceedings duly authorized the same.

          (b)  Authority Relative to this Agreement. The execution, delivery and
               ------------------------------------
performance of this Agreement and all agreements and documents contemplated hereby and the issuance of the RoTech stock do not and will not violate any provision of RoTech's Articles of Incorporation or Bylaws or to RoTech's knowledge any provisions of any judicial or governmental law, decree, order or judgment, or conflict with, or result in a breach of or constitute a default under any material agreement or instrument to which RoTech is a party or by which it is bound, including agreements with lending institutions.

          (c)  Validity and Binding Effect. This Agreement and the provisions
               ---------------------------
thereunder will be valid and legally binding obligations of RoTech and the same shall be enforceable in accordance with their respective terms, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws that affect the enforcement of creditors, rights generally and possible limitations on the availability for equitable remedies including specific performance.

     9.   Resignation of Officers and Directors. Shareholders shall deliver to
          -------------------------------------
RoTech, at the Closing, the undated written resignations of all of the directors and officers of the Corporation.

Immediately following Closing, RoTech shall appoint such Registered Agent for Corporation as it shall elect and as shall be acceptable to such agent.

     10.  Employment Agreement. Greg Coren shall enter into an employment
          --------------------
agreement substantially in the form attached hereto as Exhibit "O."

     11.  Non-Compete Agreements. Shareholders shall each cause to be executed,
          ----------------------
at closing, individual noncompetition agreements in the form attached as Exhibits "P-1" and "P-2."

     12.  Indemnification. Shareholders hereby jointly and severally agree to
          ---------------
indemnify RoTech and hold RoTech harmless against all damages, as such term is hereinafter defined resulting from: (i) any material misrepresentation made in this Agreement or in any exhibit thereto, or (ii) any breach of any warranty made by any Shareholder in this Agreement, or (iii) any breach in the performance by any Shareholder of any of his or her obligations under this Agreement, or (iv) any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) of Corporation. As used herein, the term "damages" includes any loss, cost or liability, excluding any attorneys' fees and court costs (whether incurred at trial or on appeal), and less any insurance recoveries received by RoTech.

     13.  Miscellaneous - Expense. The parties agree to pay individually
          -----------------------
whatever expenses they incur in connection with this Agreement. In connection with any action arising out of or concerning this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, whether incurred at trial, on appeal or otherwise.

     14.  Amendment and Waiver. This Agreement may be amended or modified
          --------------------
at any time in all respects by an instrument in writing executed by Shareholders and RoTech.

     15.  Assignment. Neither this Agreement nor any right created hereby
          ----------
shall be assignable by Shareholders or RoTech without the prior written consent of the other, except for an assignment incident to a merger, consolidation or reorganization, or, in the event of any of the Shareholder's death, a transfer to the legal representatives of such Shareholder's estate or to such Shareholder's legal heirs. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement. Nothing herein shall be construed to prevent RoTech from transferring all of the assets of the Corporation to another corporation which is controlled by RoTech and/or dissolving the Corporation.

     16.  Headings. Headings contained in this Agreement are for reference
          --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     17.  Counterpart Execution. This Agreement may be executed in two or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     18.  Parties In Interest. All the terms and provisions of this Agreement
          -------------------
shall be binding upon and inure to the benefit of and be enforceable by RoTech and Shareholders, and their respective heirs, executors, administrators, successors and assigns.

     19.  Integrated Agreement. This Agreement constitutes the entire agreement
          --------------------
between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or herein provided for.

     20.  Survival of Agreement. The provisions of this Agreement shall survive
          ---------------------
the Closing for the sale and purchase of the Stock. However, all representations and warranties and indemnifications of Shareholders shall expire January 4, 1998.

     21.  Choice of Law and Venue. This Agreement, shall be construed under and
          -----------------------
in accordance with the Uniform Commercial Code and other applicable laws of the State of Colorado and all obligations of the parties created hereunder are performable in Mesa County, Colorado. Both parties submit themselves to the jurisdiction of the State of Colorado sitting in Mesa County, Colorado and stipulate that such courts hold proper venue.

     22.  Notices. Any notice to be given pursuant to this Agreement shall be
          -------
deemed given at such time as it is mailed to the addressee by certified mail, return receipt requested to the addresses shown below:

          As to Shareholders:                 With a copy to:

          Greg Coren                          Tim Foster, Esq.
          Jean Coren                          422 White Avenue, Suite 2323
          595 21-1/8 Road                     Grand Junction, Colorado 81501
          Grand Junction, Colorado 81503

          As to RoTech Medical Corporation:

          RoTech Medical Corporation
          Attn: William P. Kennedy, Chief Executive Officer
          4506 L. B. McLeod Road, Suite F
          Orlando, Florida  32811

          In the event that any of the named parties desire to receive notice at another address, it shall be their responsibility to notify the other party, in writing, of the new address.

     23.  Further Documentation. The parties shall in good faith execute such
          ---------------------
further documentation with respect to evidencing details of the transactions contemplated hereby as may reasonably be required.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Signed, sealed and delivered
in the presence of:



/s/                                     /s/  Greg Coren
- -------------------------------         ---------------------------------------
                                        Greg Coren

/s/
- -------------------------------

/s/                                     /s/ Jean Coren
- -------------------------------         ---------------------------------------
                                        Jean Coren

/s/
- -------------------------------
                                                     "Shareholders"

                                        ROTECH MEDICAL CORPORATION,
                                        a Florida corporation



- -------------------------------         By:  /s/ William P. Kennedy
                                           ------------------------------------
                                           William P. Kennedy, Chief Executive
                                            Officer


- -------------------------------
                                                          "RoTech"

STATE OF COLORADO

COUNTY OF MESA

     The foregoing instrument was acknowledged before me this 4th day of January 1996, by Greg Coren. He (X) is personally known to me or ( ) has produced as identification.
- -------------------------
                                        /s/ Cathleen Cannizzaro
                                        ------------------------------
                                        NOTARY SIGNATURE
                                        Cathleen Cannizzaro
                                        ------------------------------
                                        NOTARY NAME PRINTED
                                        My Commission Expires:

STATE OF COLORADO

COUNTY OF MESA

     The foregoing instrument was acknowledged before me this 4th day of January, 1996, by Jean Coren. She (X) is personally known to me or ( ) has produced ___________________________ as identification.

                                        /s/ Cathleen Cannizzaro
                                        ------------------------------
                                        NOTARY SIGNATURE
                                        Cathleen Cannizzaro
                                        ------------------------------
                                        NOTARY NAME PRINTED
                                        My Commission Expires:

STATE OF COLORADO

COUNTY OF MESA

     The foregoing instrument was acknowledged before me this 3rd day of January, 1996, by WILLIAM P. KENNEDY, as Chief Executive Officer of RoTech Medical Corporation, a Florida corporation, on behalf of the corporation. He (X) is personally known to me or has produced _______________ as identification.

                                        /s/ Cathleen Cannizzaro
                                        ------------------------------
                                        NOTARY SIGNATURE
                                        Cathleen Cannizzaro
                                        ------------------------------
                                        NOTARY NAME PRINTED
                                        My Commission Expires:

                   AGREEMENT FOR PURCHASE AND SALE OF SHARES


     THIS AGREEMENT is entered into as of the 1st day of January, 1996, by and between Robert H. Lauver and W. Donald Fisher (hereinafter individually referred to as "Shareholder" and together referred to as "Shareholders"), and RoTech Medical Corporation, a Florida corporation (hereinafter referred to as "RoTech").

                               R E C I T A L S :

     A. Shareholders are all of the owners of all of the issued and outstanding shares of the common stock of CPO2, Inc., a Pennsylvania corporation, hereinafter referred to as the "Corporation," in that the Corporation has 1,000 shares of its common capital stock outstanding, and Shareholders hold, in the aggregate, 1,000 shares, and there are no shares of any other class of stock issued and outstanding.

     B. The Corporation is engaged in the business of providing health care services in the State of Pennsylvania and fully licensed by all applicable agencies to do so.

     C. Shareholders desire to transfer to RoTech and RoTech desires to acquire from Shareholders, all of the issued and outstanding shares of the common capital stock of the Corporation.

     NOW, THEREFORE, in consideration of the mutual promises and conditions herein contained, the parties hereto agree as follows:

     1.    Purchase and Sale of Stock.  Subject to the terms and conditions of
           --------------------------
this Agreement, Shareholders agree to sell, transfer and assign to RoTech, and RoTech agrees to purchase from Shareholders, an aggregate total of 1,000 shares of the common capital stock, having no par value issued by the Corporation (the "Stock"), such Stock constituting all of the issued and outstanding common capital stock of the Corporation. At the Closing, Shareholders will deliver to RoTech certificates evidencing the Stock duly endorsed to RoTech.

     2.    Purchase Price.
           --------------

           (a)   Purchase Price.  The total consideration from RoTech to
                 --------------
Shareholders in exchange for the Stock is FOUR MILLION DOLLARS ($4,000,000.00) in cash (the "Purchase Price"). The Purchase Price shall be allocated to the Shareholders on a prorata basis pursuant to each Shareholder's percentage ownership of Stock in the Corporation as set forth on Exhibit "A" hereto.

           (b)   Method of Payment; Escrow Agreement.  $3,800,000.00 of the
                 -----------------------------------
Purchase Price will be paid to Shareholders on the Closing Date by wired funds as specified on the Schedule of Wire Instructions attached hereto as Exhibit "Q." $200,000.00 of the Purchase Price (the "Escrowed Cash") shall be escrowed at Closing to secure collection of accounts receivable, any debts of Corporation paid by RoTech in excess of $20,000.00 in the aggregate, other than as disclosed on the Schedule of Liabilities attached hereto as Exhibit "C," and Shareholders' indemnification of RoTech pursuant to paragraph
10 hereof, for the three (3) month period following the Closing Date.   The
Escrowed Cash shall be placed in escrow for a period of three (3) months from the Closing Date (the "Escrow Period") with the law firm of Winderweedle, Haines, Ward & Woodman, P.A. ("WHWW"), to be maintained in an account by WHWW pursuant to the terms of that certain Escrow Agreement, in the form attached hereto as Exhibit "B" and by this reference made a part hereof (the "Escrow Agreement"). The total consideration described in paragraph 2 hereof, shall be allocated to the respective Shareholders as follows:

Shareholder                   Purchase Price - Cash
- -----------                   ---------------------
Robert H. Lauver              $1,900,000.00
W. Donald Fisher              $1,900,000.00
                              -------------
Total                         $3,800,000.00
                              =============

     3.    Existing Obligations.  Shareholders represent and warrant that, to
           --------------------
the best of their knowledge and belief, all of the debts, liabilities and obligations of the Corporation are listed on the Schedule of Liabilities attached hereto as Exhibit "C" and such schedule accurately reflects all of Corporation's "Existing Obligations" (as hereinafter defined) as of the Effective Date. The term "Existing Obligations" shall mean and refer to all of the Corporation's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) on the Effective Date, including but not limited to any and all accounts payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, contractual obligations, etc. Shareholders warrant and represent that the aggregate amount
of the Existing Obligations is not in excess of $  blank     . The Shareholders
                                                 ------------
acknowledge that the purchase price for the Stock is based on the accuracy of Shareholders' representations and warranties contained in this Agreement, including but not limited to the Shareholders' representations and warranties contained in this paragraph 3.

     4.    Right of Offset Against the Escrowed Amount.  In the event that: (i)
           --------------------------------------------
the RoTech pays for any debts or liabilities of the Corporation in excess of $20,000.00 in the aggregate, other than as disclosed on the Schedule of Liabilities attached hereto as Exhibit "C," (amount in excess of $20,000.00 is herein referred to as the "Liabilities Deficiency"), or (ii) the aggregate value of the Corporation's collectible accounts receivable as of December 31, 1995, are determined to be less than $600,000.00, as determined by actual cash collections of such receivables during the twelve (12) month period immediately following the Effective Date (the "Asset Value Deficiency"), or (iii) the Corporation has, since December 1, 1995, made expenditures or incurred obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any payment or distribution to any Shareholder or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; or entered into any transaction other than in the ordinary course of business (the "Subsequent Event Deficiency"), or (iv) any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise), other than those subject to subparagraphs (i) through (iii) of this paragraph 4 (the "Obligations"), become known, are uncovered or arise after the Effective Date, which Obligations pertain to any actions, omissions, debts, liabilities or obligations of the Corporation or any of its shareholders, created or arising on or before the Effective Date (said Obligations hereinafter referred to as the "Contingent Liability"); then, and in any of such events, RoTech shall have the right, for a period of three (3) months from the Closing Date, to make offset against the Escrowed Cash, in accordance with the terms and conditions of the Escrow Agreement, in amounts from time to time equal to any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the three (3) month period after the Closing Date, and Shareholders agree to pay said amounts to RoTech immediately upon written request from RoTech to Shareholders. During the three
(3) month period following the Closing Date, in the event RoTech makes written request to Shareholders hereunder and Shareholders fails to make the requested payment within ten (10) days from the date of such written request (said ten
(10) day period hereinafter referred to as the "Notice Period"), RoTech shall have the right to make offset against the Escrowed Cash, in accordance with the terms and conditions of the Escrow Agreement, in amounts from time to time equal to the amount of any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the three (3) month period following the Closing Date, and the Corporation agrees to allow RoTech to make offset against the Escrowed Cash as herein provided. In the event an offset against the Escrowed Cash is to occur, an offset against one dollar ($1.00) of the Escrowed Cash shall have the effect of reducing any amounts owed RoTech by Shareholders by one dollar ($1.00). RoTech's right of offset against the Escrowed Cash shall terminate on that date which is three (3) months from the Closing Date; provided, however, that notwithstanding anything contained herein to the contrary, Shareholders shall remain fully liable at all times for any and all debts and liabilities of Shareholders, and in the event any debts or liabilities of Shareholders (including but not limited to any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability) become known, are uncovered or arise at any time, including any time after the end of the Escrow Period, RoTech may, at its option in the exercise of its sole discretion, either refuse to pay any of such debts or liabilities of Shareholders or, alternatively, may pay one or more of such debts or liabilities, in which case Shareholders shall immediately reimburse RoTech for the full amount paid by RoTech. The RoTech shall be entitled to reimbursement from Shareholders of the amount of any legal fees and expenses (including court costs and the costs of appeal) incurred by RoTech to enforce the collection of amounts owed RoTech by Shareholders hereunder.

     5.    Effective Date.  The effective date for the transaction contemplated
           --------------
under this Agreement will be January 1, 1996 (herein sometimes referred to as the "Effective Date"). The date on which this Agreement is fully executed by both the Shareholders and RoTech is herein sometimes referred to as the "Closing"or "Closing Date".

     6.    Representations and Warranties by Shareholders.  Shareholders (50%
           ----------------------------------------------
Lauver and 50% Fisher) represent and warrant to RoTech that, to the best of Shareholder's knowledge and belief, each of the following representations and warranties are true and correct and are made with the full understanding that such representations and warranties constitute material inducement to RoTech to enter into the transactions contemplated hereby:

           (a)   Title to the Stock.  Shareholders have good, absolute and
                 ------------------
marketable title to the Stock free and clear of all liens, claims, encumbrances and restrictions of every kind, except as disclosed on the Schedule of Liabilities attached hereto as Exhibit "C." Shareholders have the complete and unrestricted right, power and authority to sell the Stock pursuant to this Agreement.

           (b)   Organization.  The Corporation is a duly organized and validly
                 ------------
existing Pennsylvania corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted. The Corporation has no other subsidiaries except as disclosed on the Schedule of Litigation and Other Legal Proceedings attached hereto as Exhibit "F," and has no direct or indirect equity interest in any other firm, corporation, or business enterprise.

           (c)   Capitalization and Long Term Indebtedness.
                 -----------------------------------------

                 (i) The Corporation is authorized by its Articles of Incorporation to issue 10,000 shares of common stock, having no par value, of which 1,000 shares are duly and validly issued and outstanding, fully paid, and nonassessable. There are no shares of any other class of stock issued and outstanding, nor are any unissued shares committed to any party by Corporation or any Shareholder. The certificate numbers held by the Shareholders, and the number of shares of the Corporation's common stock represented by each, is as set forth on the Schedule of Stock Ownership attached hereto as Exhibit "A." The Corporation has not issued any preferred stock or any other common capital stock, and has no authority to issue any other capital stock, preferred stock or other securities.

                 (ii) The Corporation is not in any default or violation of any provision of its outstanding long term or short term indebtedness.

                 (iii) There are no outstanding options, warrants, contracts, commitments or agreements of any character relating to the issuance of the Corporation's common capital stock or other securities.

                 (iv) All FICA, Federal and state withholding tax deposits have been timely and fully reported and paid.

                 (v) There are no outstanding or unpaid loans to or from stockholders, directors or officers other than as listed on Exhibit "D" hereof.

           (d)   Financial Statements.  Shareholders have furnished RoTech with
                 --------------------
balance sheets (the "Balance Sheets") dated December 31, 1993, December 31, 1994, and December 31, 1995, and the related statements of income (the "Income Statements") for the periods ended December 31, 1994 and December 31, 1995, copies of which are attached hereto as Exhibit "E" and by this reference made a part hereof (the Balance Sheets and Income Statements are collectively referred to herein as the "Financial Statements"). The Financial
Statements: (i) are in accordance with the books and records of the Corporation;
(ii) fairly represent the financial condition of the Corporation at such date and the results of its operations for the periods specified; (iii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; (iv) with respect to all contracts and commitments of the Corporation, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and (v) with respect to the Balance Sheets, disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) of the Corporation at the last balance sheet date and include the appropriate reserves for all taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on the Balance Sheets, shall be considered to be disclosed pursuant to this subparagraph, if disclosed on an Exhibit to this Agreement. The representations and warranties made in this subparagraph are subject to the threshold liability provisions of paragraph 4 hereof.

           (e)   Present Status.  Except as discussed on the Schedule of
                 --------------
Shareholders, Distributions, and Exempted Transactions attached hereto as Exhibit "D" (any Shareholder loans, including the loan to Mrs. Fisher, will be paid by wired funds on the Closing Date as specified on the Schedule of Wire Instructions attached hereto as Exhibit "Q"), since December 1, 1995, the Corporation has not made any expenditures nor incurred any obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any payment or distribution to Shareholders (except for a distribution to be equal to twenty-five percent (25%) of the taxable profits (federal, state and local) realized for the year ended December 31, 1995) or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets except in the ordinary course of business; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; nor entered into any transaction other than in the ordinary course of business.

           (f)   Tax Returns and Audits.  The Corporation has duly filed all
                 ----------------------
Federal, State and local tax returns required to be filed by it and has paid all periods covered by such returns. The Corporation has not been delinquent in the payment of any tax, assessment or governmental charge. The Corporation has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the Statute of Limitations on the assessment or collection of any tax. The Corporation's Federal and State Tax Returns have never been audited by either the Internal Revenue Service or the Department of Revenue of the State of Pennsylvania. In the event that a deficiency is determined in the amount of Federal or State or Local tax payable by the Corporation, which deficiency relates to periods ending on or before the Closing Date, then, in that event, the Shareholders (50% Lauver and 50% Fisher) hereby agree to be fully responsible for the payment of such deficiency and any interest and penalties thereon. In the event that a tax refund is received, which tax refund relates to periods ending on or before the Closing Date, then, in that event, the Shareholders are entitled to such tax refund and RoTech agrees to have the Corporation endorse and deliver such tax refund. Shareholders agree that RoTech shall not be liable for any income taxes (and associated interest and penalties), net of tax benefits received of Corporation payable or incurred by Corporation through the Effective Date. Copies of the Corporation's Federal Income tax returns for the periods ending December 31, 1994, and December 31, 1995, are attached hereto as part of Exhibit "E."

           (g)   Litigation.  There are no legal actions, suits, arbitrations,
                 ----------
or other legal, administrative, or other governmental proceedings pending or threatened against the Corporation, and no Shareholder is aware of any facts which to the knowledge of such Shareholder might result in any such action, suit, arbitration, or other proceedings, except as disclosed on the Schedule of Litigation and Other Legal Proceedings attached hereto as Exhibit "F" and by this reference made as part hereof.

           (h)   Compliance With the Law and Other Instruments.  The business
                 ---------------------------------------------
and operation of the Corporation have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect the Corporation or its properties, assets, businesses or prospects. Performance of this Agreement will not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon, any property of the Corporation under any arrangement, agreement, or other instrument to which the Corporation or any Shareholder is a party or by which either is bound or affected, and will not violate the Articles of Incorporation, as amended, or the Bylaws, as amended, of the Corporation. The Corporation is not in violation of its Articles of Incorporation, as amended, its Bylaws, as amended, or of any indebtedness, mortgage, contract, lease or other agreement or commitment.

           (i)   Title to Property and Assets.  The Corporation has good,
                 ----------------------------
absolute and marketable title to all its properties and assets (except those disclosed on the Schedule of Liabilities attached hereto as Exhibit "C"), including without limitation those reflected in the Balance Sheets, and the property described in the Schedule of Property attached hereto as Exhibit "G" and incorporated herein by this reference, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which are disclosed and described on said Schedule of Property. The assets of the Corporation also include the name of the business, its current telephone number(s), its patient list, and its provider number. Shareholders hereby agree to undertake whatever steps are necessary to assure that RoTech can utilize any name or names under which the Corporation presently conducts its business.

           (j)   Asset Condition and Quality.  All of the properties and assets
                 ---------------------------
of Corporation are free of damage and defects and are not obsolete except as disclosed on the Schedule of Property attached hereto as Exhibit "G." All of the properties and assets of Corporation on the Closing Date shall be in good operating condition and repair, reasonable wear and tear accepted and which are being repaired in the ordinary course of business, and shall conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

           (k)   Leases and Insurance Policies.  The Schedule of Leases and
                 -----------------------------
Insurance Policies attached hereto as Exhibit "H" and by this reference made as part hereof, sets forth all leases and insurance policies executed by or issued for the benefit of the Corporation and such information is accurate and complete through the Closing Date. Shareholders have delivered to RoTech:

                 (i) The original of the lease, with amendments, covering the property that the Corporation presently occupies.

                 (ii) The originals of all other leases, with amendments, to which the Corporation is a party.

                 (iii) The originals of all fire and other casualty and liability policies of the Corporation in effect at the date of this Agreement.

           (l)   Trademarks.  The Corporation owns, possesses and has good title
                 ----------
to all service marks, service names, and licenses necessary in the conduct of its business.

           (m)   Contracts.  Except as set forth on the Schedule of Contracts
                 ---------
attached hereto as Exhibit "I" and by this reference made a part hereof, the Corporation is not a party to, or otherwise bound by, any written or oral contract not made in the ordinary course of business; employment or consultant contract not terminable at will without cost or other liabilities; labor union contract; bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance or similar employee benefit plans; personal property lease, as lessor or lessee; advertising or public relations contract; or purchase, supply or service contract which is not terminable without cost or expense on less than thirty (30) days' notice. The Corporation has in all respects performed all obligations required to be performed to date and is not in default in any respect on commitments to which the Corporation is a party or otherwise bound.

           (n)   Records.  The respective books of account and minute books of
                 -------
the Corporation are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

           (o)   Brokers. Shareholders and RoTech agree that Baker & Associates
                 -------
has acted as a representative and broker in connection with the transactions contemplated by this Agreement. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between RoTech and Shareholders without the intervention or assistance of any party other than Baker & Associates (other than to provide accounting or legal counsel). No party to this Agreement, nor any third party, other than Baker & Associates, has any right or claim to any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby. RoTech agrees to pay, and be solely responsible for the payment of any fees or commissions to Baker & Associates and to disburse the same at Closing.

           (p)   Insurance Policies.  There are in full force all policies of
                 ------------------
insurance referred to above in subparagraph (k). Such policies are in amounts and against such losses and risks as are generally maintained by comparable businesses.

           (q)   Checking Account Balances.  The information contained on the
                 -------------------------
Schedule of Cash Accounts and Cash Balances as of December 31, 1995, attached hereto as Exhibit "K", is accurate and complete.

           (r)   Cash Receipts.  The information contained on the Schedule of
                 -------------
Collections for the period commencing January 1, 1995, and ending December 31, 1995, attached hereto as Exhibit "K", is accurate and complete.

           (s)   Accounts Receivable.  The information contained on the Schedule
                 -------------------
of Accounts Receivable Data as of December 31, 1995, attached hereto as Exhibit "L", is accurate and complete. The Shareholders further warrant and represent that all of the Corporation's accounts receivable shown on Exhibit "L" are legally billable.

           (t)   Inventories.  The inventories of the Corporation which are
                 -----------
reflected in the Balance Sheets consist of goods of such quality and in such quantities as are salable in the ordinary course of business with normal markup at prevailing market prices. Such inventories were determined at cost. Since December 1, 1995, the Corporation has continued to replenish its inventory in a normal and customary manner consistent with prior practice and prudent practice prevailing in the business of the Corporation.

           (u)   Absence of Certain Changes or Events.  Since December 1, 1995,
                 ------------------------------------
there has not been any change in or any event or condition (financial or otherwise) affecting the properties, assets, liabilities, operations or prospects of the Corporation other than changes in the ordinary course of its business, none of which has (either when taken by itself or when taken in conjunction with all other such changes) been materially adverse.

           (v)   Purchase Commitments and Outstanding Bids.  No purchase
                 -----------------------------------------
commitments of the Corporation are in excess of normal, ordinary and usual requirements of its business, or were made at any price in excess of the then current market price, or contain terms and conditions more onerous than those usual and customary in the industry.

           (w)   Personnel Payrates and Non-Compete Agreements.  The information
                 ---------------------------------------------
contained on the Schedule of Personnel, Payrates and Non-Compete Agreements as of December 31, 1995, attached hereto as Exhibit "M", is accurate and complete, and all rights of the Corporation under the non-compete agreements and employment agreements listed thereon are enforceable by Corporation in accordance with the terms of such agreements.

           (x)   Employee Benefit Plans. The Corporation has no pension, bonus,
                 ----------------------
or retirement plans for officers or employees of the Business, nor is the Corporation required to contribute to any such plan except for a 401(k) retirement plan participated in by Corporation's employees, which plan the Shareholders shall terminate at their own expense. The Shareholders shall be responsible for submitting appropriate information to its employees of rights, obligations and duties caused by the sale of the stock of the Corporation pursuant to the terms of this Agreement, and shall terminate the existing profit-sharing plan at Shareholder's expense.

           (y)   Disclosure.  No representation or warranty by the Shareholders
                 ----------
in this Agreement or in any Exhibit hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

           (z)   Adverse Business Developments.  Neither Corporation nor any
                 -----------------------------
Shareholder has received, either orally or in writing, any notice of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payer reimbursement method, practice or allowance as to any business activity engaged by Corporation, nor has Corporation or any Shareholder received nor been threatened with any claim for refund in excess of $500.00 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Adverse Business Development attached hereto as Exhibit "N."

     7.    Representations and Warranties by RoTech.  RoTech represents,
           ----------------------------------------
warrants and covenants to Shareholders as of the date of this Agreement as follows:

           (a)   Organization.  RoTech is a duly organized, validly existing
                 ------------
Florida corporation in good standing under the laws of the State of Florida and has full power and authority to consummate the transactions contemplated by this Agreement and has by proper corporate proceedings duly authorized the same.

           (b)   Authority Relative to this Agreement.  The execution, delivery
                 ------------------------------------
and performance of this Agreement and all agreements and documents contemplated hereby, including without limitation the Employment Agreement referenced in paragraph 9 hereof, and will not violate any provision of RoTech's Articles of Incorporation or Bylaws or to RoTech's knowledge any provisions of any judicial or governmental law, decree, order or judgment, or conflict with, or result in a breach of or constitute a default under any material agreement or instrument to which RoTech is a party or by which it is bound, including agreements with lending institutions.

           (c)   Validity and Binding Effect.  This Agreement, the Employment
                 ---------------------------
Agreement reference in paragraph 9 hereof, and the provisions thereunder will be valid and legally binding obligations of RoTech and the same shall be enforceable in accordance with their respective terms, subject as to the enforcement of remedies, applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws that affect the enforcement of creditors, rights generally and possible limitations on the availability for equitable remedies including specific performance.

     8.    Resignation of Officers and Directors.  Shareholders shall deliver to
           -------------------------------------
RoTech, at the Closing, the undated written resignations of all of the directors and officers of the Corporation.

     9.    Employment Agreement.  Robert H. Lauver shall execute, at closing, an
           --------------------
employment agreement in the form attached hereto as Exhibit "O," and Robert H. Lauver and W. Donald Fisher shall each execute, at closing, a non-competition agreement in the form attached as Exhibit "P."

     10.   Indemnification.  Shareholders (50% Lauver and 50% Fisher) hereby
           ---------------
agree to indemnify RoTech and hold RoTech harmless against all damages, as such term is hereinafter defined, resulting from: (i) any materially inaccurate misrepresentation made in this Agreement or in any exhibit thereto, or (ii) any breach of any warranty made by any Shareholder in this Agreement, or (iii) any breach in the performance by any Shareholder of any of his or her obligations under this Agreement, or (iv) any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) of Corporation but failed to disclose to RoTech in this Agreement. As used herein, the term "damages" includes any loss, cost or liability, including any attorneys' fees and court costs (whether incurred at trial or on appeal), less any insurance recoveries received by RoTech.

     11.   Miscellaneous - Expense.  The parties agree to pay individually
           -----------------------
whatever expenses they incur in connection with this Agreement. In connection with any action arising out of or concerning this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, whether incurred at trial, on appeal or otherwise.

     12.   Amendment and Waiver.  This Agreement may be amended or modified at
           --------------------
any time in all respects by an instrument in writing executed by Shareholders and RoTech.

     13.   Assignment.  Neither this Agreement nor any right created hereby
           ----------
shall be assignable by Shareholders or RoTech without the prior written consent of the other, except for an assignment incident to a merger, consolidation or reorganization, or, in the event of any of the Shareholder's death, a transfer to the legal representatives of such Shareholder's estate or to such Shareholder's legal heirs. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.
Nothing herein shall be construed to prevent RoTech from transferring all of the assets of the Corporation to another corporation which is controlled by RoTech and/or dissolving the Corporation.

     14.   Headings.  Headings contained in this Agreement are for reference
           --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.   Counterpart Execution.  This Agreement may be executed in two or more
           ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     16.   Parties In Interest.  All the terms and provisions of this Agreement
           -------------------
shall be binding upon and inure to the benefit of and be enforceable by RoTech and Shareholders, and their respective heirs, executors, administrators, successors and assigns.

     17.   Integrated Agreement.  This Agreement constitutes the entire
           --------------------
agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or herein provided for.

     18.   Survival of Agreement.  The provisions of this Agreement shall
           ---------------------
survive the Closing for the sale and purchase of the Stock.

     19.   Choice of Law and Venue.  It is the intention of the parties that the
           -----------------------
laws of the State of Pennsylvania shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any action involving or relating to this Agreement shall be brought in the court of appropriate jurisdiction located in Union County, Pennsylvania.

     20.   Notices.  Any notice to be given pursuant to this Agreement shall be
           -------
deemed given at such time as it is mailed to the addressee by certified mail, return receipt requested to the addresses shown below:

           As to Shareholders:

           Robert H. Lauver                       W. Donald Fisher
           Post Office Box 276                    7683 Fairway Woods Drive
           Selinsgrove, Pennsylvania 17870        Sarasota, Florida 34238

           With copy to:

           Michael Hudock, Esq.
           269 Chestnut Street
           Mifflinburg, Pennsylvania 17844

           As to RoTech Medical Corporation:

           RoTech Medical Corporation
           Attn: Stephen P. Griggs, President
           4506 L. B. McLeod Road, Suite F
           Orlando, Florida  32811

           With copy to:

           Thomas A. Simser, Jr., Esquire
           Winderweedle, Haines, Ward
             & Woodman, P.A.
           Post Office Box 1391
           Orlando, Florida 32802-1391

           In the event that any of the named parties desire to receive notice at another address, it shall be their responsibility to notify the other party, in writing, of the new address.

     21.   Further Documentation.  The parties shall in good faith execute such
           ---------------------
further documentation with respect to evidencing details of the transactions contemplated hereby as may reasonably be required.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Signed, sealed and delivered
in the presence of:


/s/                                  /s/  Robert H. Lauver
- -----------------------------        -------------------------------------------
                                     Robert H. Lauver
                                     Date Executed:   February 13, 1996
                                                   -----------------------------
/s/
- -----------------------------


/s/                                  /s/  W. Donald Fisher
- -----------------------------        -------------------------------------------
                                     W. Donald Fisher
                                     Date Executed:
                                                   -----------------------------
/s/
- -----------------------------
                                                    "Shareholders"

                                     ROTECH MEDICAL CORPORATION,
                                     a Florida corporation



/s/                                 By: /s/  Stephen P. Griggs
- -----------------------------           -------------------------------------
                                            Stephen P. Griggs, President
                                     Date Executed:
/s/                                                 --------------------------
- ------------------------------
                                                   "RoTech"

STATE OF PENNSYLVANIA

COUNTY OF UNION

     The foregoing instrument was acknowledged before me this ___ day of February, 1996, by ROBERT H. LAUVER. He ( ) is personally known to me or ( ) has produced ________________________as identification.


                                     ----------------------------------
                                     NOTARY SIGNATURE

                                     ----------------------------------
                                     NOTARY NAME PRINTED
                                     My Commission Expires:

STATE OF FLORIDA

COUNTY OF SARASOTA

     The foregoing instrument was acknowledged before me this 13th day of February, 1996, by W. DONALD FISHER. He (X) is personally known to me or ( ) has produced _________________________as identification.

                                     /s/ Annette J. Erny
                                     -----------------------------------
                                     NOTARY SIGNATURE

                                     Annette J. Erny
                                     -----------------------------------
                                     NOTARY NAME PRINTED
                                     My Commission Expires:

STATE OF FLORIDA

COUNTY OF ORANGE

     The foregoing instrument was acknowledged before me this 16th day of February, 1996, by STEPHEN P. GRIGGS, as President of RoTech Medical Corporation, a Florida corporation, on behalf of the corporation. He (X) is personally known to me or has produced _______________ as identification.

                                     /s/  Gwendolyn Shirley
                                     -------------------------------------
                                     NOTARY SIGNATURE
                                     Gwendolyn Shirley
                                     -------------------------------------
                                     NOTARY NAME PRINTED
                                     My Commission Expires:

                               MERGER AGREEMENT


     THIS MERGER AGREEMENT is entered into as of the 1st day of January, 1996, by and between Boyce D. Harbour and Joyce A. Harbour (hereinafter jointly and severally referred to as "Shareholders" and, where context requires, individually as "Shareholder"); Rhema, Inc., a Texas Corporation (the "Corporation"), RoTech Medical Corporation, a Florida corporation (hereinafter referred to as "RoTech") and Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of RoTech (the "Merger Sub").

                               R E C I T A L S:

     A. Shareholders are all of the owners of all of the issued and outstanding shares of the Corporation, in that the Corporation has 100 shares of its $10.00 par common capital stock outstanding, and Shareholders hold, in the aggregate, 100 shares (the "Stock"), and there are no shares of any other class of stock issued and outstanding.

     B. The Corporation is engaged in the business of providing health care services in the State of Texas (the "Business") and fully licensed by all applicable agencies to do so.

     C. The Boards of Directors of RoTech, Merger Sub and Rhema have determined that it is in the best interests of their respective shareholders for RoTech to acquire Rhema upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, RoTech has organized Merger Sub as a wholly-owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge Rhema into RoTech Merger Sub with Merger Sub as the surviving corporation, so that each of the Shareholders will be issued certain shares of common stock of RoTech.

     NOW, THEREFORE, in consideration of the mutual promises and conditions herein contained, the parties hereto agree as follows:

     1.   The Merger.  Subject to the terms and conditions of this Agreement, at
          ----------
the Effective Time (as defined below), and pursuant to the terms and conditions set forth in the Plan of Merger and Reorganization annexed hereto as Exhibit A (the "Plan of Merger"), the Corporation will be merged into and with Merger Sub. The terms and conditions of the Plan of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of the Corporation shall cease and Merger Sub shall continue as a surviving corporation and wholly-owned subsidiary of RoTech. In conjunction with the merger, the name of Merger Sub, Inc. shall be changed to "Rhema, Inc."

     2.   The Closing.  Subject to the terms and conditions of this Agreement,
          -----------
the consummation of the purchase and Merger (the "Closing") shall take place on January ___, 1996 (the "Closing Date"). The Merger Agreement, Plan of Merger, Articles of Merger, appropriate Corporate Minutes, Stock Transfers, Stock Pledge and Security Agreement, Tri-Party Agreement, Pledge and Security Agreement, Escrow Agreement, Employment Agreement, Covenant Not to

Compete, and Lease Agreement, all as hereinafter defined, (the "Closing Documents") shall be executed by Boyce Harbour and Joyce Harbour on or before January 4, 1996 who shall in turn deliver the Closing Documents to Stephen P. Griggs and Rebecca Irish for execution on January 5, 1996. All wire transfers provided herein shall be made on January 5, 1996.

     3.   Plan of Merger.
          --------------

          (a) The total consideration from RoTech to Shareholders in exchange for the Stock (the "Merger Consideration") shall be TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) in cash ("Cash Consideration"), plus 109,091 shares of the common stock, par value $.0002, of RoTech Medical Corporation, a Florida corporation (the "RoTech Stock"), which RoTech Stock shall be issued to Shareholders at the Closing with certificates titled in the name of Shareholders and having printed thereon the restrictive legend required by paragraph 7(f) hereof. The Cash Consideration and the RoTech Stock shall be allocated to the Shareholders on a pro rata basis pursuant to each Shareholder's percentage ownership of Sto ck in the Corporation as set forth on Exhibit "B" hereto.

          (b) Method of Payment; Pledge of RoTech Stock. Cash Consideration in the amount of $2,500,000.00 (less the $390,000.00 payable to Baker and Associates) will be paid to Shareholders on the Closing Date. On the Closing Date, $2,000,000.00 (less the $390,000.00 payable to Baker and Associates) of the Cash Consideration will be transferred by wired funds to account number 8708138816 at First Interstate Bank of Texas, Irving Branch, 800 W. Airport Freeway, Irving, Texas 75062. Shareholders agree that Baker and Associates has acted as their representative and broker in connection with the transactions contemplated by this Agreement. Accordingly, Shareholders agree that RoTech shall be authorized to withhold from its payment of the Cash Consideration the amount of $390,000.00, payable by Shareholders to Baker and Associates and to disburse said amount directly to Baker and Associates. The remaining $500,000.00 of Cash Consideration shall be transferred on the Closing Date to account number _______________ at Waddell and Reed, 6300 Lamar Ave., P.O. Box 29217, Shawnee Mission, KS 66201-921. The Shareholders' interests in such account, including proceeds from sale of investments therein or other earnings thereon, (the "Cash Collateral") shall be Pledged pursuant to the terms of that certain Pledge and Security Agreement, in the form attached hereto as Exhibit "U," and by reference made a part hereof for a period of twenty-four months (the "Escrow Period") to be held and administered pursuant to the terms of that certain Tri-Party Agreement, in the form attached hereto as Exhibit "V" and by reference made a part hereof. 54,545 shares of the RoTech Stock shall be pledged pursuant to the terms of that certain Stock Pledge and Security Agreement, in the form attached hereto as Exhibit "C" and by reference made a part hereof (the "Pledge Agreement"), and shall be placed in escrow for the Escrow Period with the law firm of Winderweedle, Haines, Ward & Woodman, P.A. ("WHWW"), to be held by WHWW pursuant to the terms of that certain Escrow Agreement, in the form attached hereto as Exhibit "D" and by reference made a part hereof (the "Escrow Agreement"). The portion of the RoTech Stock which is subject to the Escrow Agreement shall be delivered to Escrow Agent within thirty (30) days from the Closing Date. The parties hereto acknowledge that the portion of the RoTech Stock and Cash Consideration being placed in escrow is subject to reduction pursuant to paragraph 8(a) hereof. The total consideration described in paragraph 3 (a) hereof, net of the amount due Baker & Associates, shall be allocated to the respective Shareholders as follows:


Shareholder                    Cash                       RoTech Stock
- -----------                    ----                       ------------
Boyce Harbour                  $1,055,000                 54,546 shares
Joyce Harbour                  $1,055,000                 54,545 shares

Total                          $2,110,000                 109,091 shares

               (c)  Delivery of Rhema Certificates. At the Closing, the
                    ------------------------------
Shareholder deliver the certificates representing all of the issued and outstanding shares of capital stock of Rhema to RoTech for cancellation.

          4.   Filing of Articles of Merger. At the time of the Closing, the
               ----------------------------
parties shall cause the Merger to be consummated by filing duly executed Articles of Merger (with the Plan of Merger respectively annexed thereto) with the Secretary of State of the State of Texas, in such form as RoTech determines is required by and is in accordance with the relevant provisions of the Texas Business Corporation Act (the "Act") (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

          5.   Existing Obligations. Shareholders represent and warrant that, to
               --------------------
the best of their knowledge and belief, all of the Corporation's debts, liabilities and obligations are listed on the Schedule of Liabilities attached hereto as Exhibit "E" and such schedule accurately reflects all of Corporation's "Existing Obligations" (as hereinafter defined) as of the Closing Date. The term "Existing Obligations" shall mean and refer to all of the Corporation's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) on the Closing Date, including but not limited to any and all accounts payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, contractual obligations, etc. Shareholders warrant and represent that the aggregate amount of the Existing Obligations is not in excess of $3,129,418.14, plus accrued interest from December 31, 1995 at the per diems set forth in Exhibit "E". The Shareholders acknowledge that the purchase price for the Stock is based on the accuracy of Shareholders' representations and warranties contained in this Agreement, including but not limited to the Shareholders' representations and warranties contained in this paragraph 5. On the Closing Date RoTech shall deposit by wire transfer in bank account number 8709030483 of the Corporation at First Interstate Bank of Texas, Irving Branch, 800 W. Airport Freeway, Irving, TX 75062, cash in the amount of $2,189,016.97, from which Merger Sub shall satisfy the promissory note portion of the Existing Obligations, other than the obligation to RoTech, franchise taxes and $300,000 of accounts payable .

          6.   Right of Offset Against the RoTech Stock. In the event that: (i)
               ----------------------------------------
RoTech pays for any debts or liabilities of the Corporation created or arising on or before the Closing Date other than the debts and liabilities listed on the Schedule of Liabilities and which are not covered under (ii)-(iv) below, (herein referred to as the "Liabilities Deficiency"), or (ii) the aggregate value of the Corporation's collectible accounts receivable as of December 31, 1995, are less than $1,250,000, as determined by actual cash collections of such receivables during the twelve (12) month period immediately following the Closing Date (the "Asset Value Deficiency"), or (iii) the Corporation has, since October 1, 1995, except as disclosed in writing, made expenditures or incurred obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any payment or distribution to Shareholders or purchased or redeemed any of its common capital stock or agreed to do so except as disclosed on the Schedule of Shareholders, Distributions, and Exempted Transactions attached hereto as Exhibit "F"; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets except in the ordinary course of business; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; or entered into any transaction other than in the ordinary course of business (the "Subsequent Event Deficiency"), or (iv) any debts, liabilities or obligations of the Corporation of any nature (whether absolute, accrued, contingent, or otherwise), other than those subject to subparagraphs
(i) through (iii) of this paragraph 6 (the "Obligations"), become known to RoTech, are uncovered or arise after the Closing Date, which Obligations pertain to any actions, omissions, debts, liabilities or obligations of the Corporation or any of its Shareholders (excluding deferred income tax liabilities and assets), created or arising on or before the Closing Date (said Obligations hereinafter referred to as the "Contingent Liability"); then, and in any of such events, RoTech shall have the right to recover same from Shareholders on the terms provided herein and in the Pledge Agreement and Escrow Agreement. Shareholders jointly and severally agree to pay said amounts to RoTech immediately upon written request from RoTech to Shareholders (the date of such written request being hereinafter sometimes referred to as the "Request Date") provided that the aggregate amounts under (i) - (iv) above plus the aggregate Indemnifiable Damages under paragraph 14 exceed a threshold Claim amount of $25,000.00 (the "Threshold Claim Amount") and do not exceed the Ceiling Amount, as hereinafter defined. During the twenty-four (24) month period following the Closing Date, in the event RoTech makes written request to Shareholders hereunder and Shareholders fail to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), RoTech shall have the right to make offset
against the RoTech Stock, and/or Cash   Collateral in accordance with the terms
and conditions of the Pledge Agreement and Escrow Agreement, in amounts from time to time equal to the amount of any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the twenty-four (24) month period following the Closing Date. Shareholders shall permit RoTech to make offset against the RoTech Stock, and/or Cash Collateral as herein provided, subject to the Threshold Claim Amount limitations above. In the event an offset against the RoTech Stock is to occur, an offset against one (1) share of RoTech Stock shall have the effect of reducing any amounts owed to RoTech by $27.50. RoTech's right of offset against the RoTech Stock shall terminate no later than December 31, 1997 (the "Release Date"); provided, however, that notwithstanding anything contained in this Agreement or in the Pledge Agreement or Escrow Agreement to the contrary, the right of offset shall extend past the Release Date in the event a claim is in dispute at the time of the Release Date and, in such instance, the right of offset shall not terminate until after the settlement of such claim or claims. In the event the right of offset is extended past the Release

Date because a claim is in dispute, RoTech Stock, and/or Cash  Collateral having
a value of twice the amount of the claim asserted by RoTech (using   $27.50 as
previously defined) shall continue to be held in escrow past the Release Date until such claim is resolved, with the remaining shares of RoTech Stock released to Shareholders within fifteen (15) days after the Release Date. RoTech shall be entitled to reimbursement from Shareholders of the amount of any reasonable legal fees and expenses (including court costs and the costs of appeal) incurred by RoTech to enforce the collection of amounts owed RoTech by Shareholders hereunder.

     7.   Characteristics of RoTech Stock.
          -------------------------------

          (a)  Investment.  The RoTech Stock which Shareholders are acquiring
               ----------
hereunder is being acquired for Shareholders' own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof for the purposes of the Securities Act of 1933, as amended (the "Securities Act").

          (b)  Securities Not Registered.  Shareholders understand that the
               -------------------------
RoTech Stock has not been registered under the Securities Act on the ground that the issuance of such securities hereunder is exempt from registration under the Securities Act and that RoTech's reliance on such exemption is predicated on Shareholders' representations set forth in this paragraph 7.

          (c)  Rule 144.  Shareholders acknowledge that the RoTech Stock must be
               --------
held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Shareholders are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. Rule 144 requires, among other things, that current information on the issuer be available to the public and that the Shareholders intending to sell under the Rule hold the shares for at least two
(2) years. In the event any of the RoTech Stock held by Shareholders become eligible for sale pursuant to Rule 144, and an opinion of RoTech's counsel is necessary to effectuate the transfer of RoTech Stock thereunder, Shareholders shall bear the costs of obtaining such opinion of counsel, up to $275.00 for each opinion of counsel issued in connection with transfers under Rule 144. RoTech shall process any requests for transfer of RoTech Stock pursuant to Rule 144 in an efficient and prompt manner.

          (d)  Access to Data.  Shareholders have received and reviewed
               --------------
information about RoTech and have had an opportunity to ask questions of, and receive answers from RoTech concerning RoTech's business, management, legal and financial affairs and to obtain additional information (to the extent RoTech possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished. Shareholders also had the opportunity to inspect RoTech' s facilities. Shareholders understand that such discussions, as well as any written information issued by RoTech, were intended to describe the aspects of RoTech's business and prospects which it believes to be material, but were not necessarily a thorough or exhaustive description.

          (e)  Risks.  Shareholders are experienced in evaluating and investing
               -----
in high risk companies such as RoTech and by reason of their business and financial experience have the capacity to protect their own interests in connection with the transactions contemplated by this Agreement and have the ability to bear the economic risk of its investment.

          (f)  Restrictive Legends.  Each certificate representing RoTech Stock,
               -------------------
including any securities issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such RoTech Stock shall be stamped or otherwise imprinted with the following legend as well as any other legends required by applicable state securities laws:

          The securities represented by this stock certificate or warrant have been acquired pursuant to an investment representation on the part of the purchaser thereof and shall not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, by the purchaser except upon the issuance to the company of a favorable opinion of its counsel and/or the submission to the company of such other evidence as may be satisfactory to counsel to the company, in either case to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, and applicable state securities laws.

          (g)  No Registration Rights. Shareholders acknowledge that they
               ----------------------
possess no rights whatsoever to have any of the RoTech Stock registered.

     8.   Contingent Return of Shares of RoTech Stock; Put Option.
          -------------------------------------------------------

          (a)  Contingent Return of Shares of RoTech Stock.
               -------------------------------------------

               (i)  Terms of Return.  In the event the "First Two Year's Average
                    ---------------
Operating Profits" of the "Acquired Entity" is less than ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000.00) (the "Threshold Amount"), the number of shares of RoTech Stock, and/or Cash Collateral under the terms of the Stock Pledge and Security Agreement, required to be distributed to Shareholders at the end of the Escrow Period shall be reduced by a factor of .1818 (or in the case of Cash Collateral, a cash equivalent of $5.00) for every ONE DOLLAR ($1.00) of the First Two Year's Operating Profits during the Measurement Period below the Threshold Amount, rounded to the nearest full share, with Buyer receiving
complete title to and possession of such Shares and/or Cash   Collateral.  For
example, in the event the First Two Year's Average Operating Profits of the Acquired Entity during the Measurement Period is $1,500,000.00, the difference from the Threshold Amount of $100,000.00 would result in a reduction hereunder of 18,180 shares of RoTech Stock ($100,000 x .1818), (or in the case of Cash Collateral the full $500,000 held in escrow, calculated at $5.00 x $100,000) at the exchange rate of $27.50 per share, with all of such shares (or in the case of Cash Collateral the full $500,000 held in escrow, calculated at $5.00 x $100,000) being distributed to RoTech by the Escrow Agent upon final determination of the First Two Year's Average Operating Profits and with the balance of 36,365 shares of RoTech Stock (less any offsets pursuant to paragraph 6 hereof) delivered to the Shareholders at the end of the Escrow Period. In the event all of the assets or capital stock of the RoTech is to be sold to a third party, the restriction imposed by this subparagraph on the number of shares to be delivered to the Shareholders at the end of the Escrow Period shall be null and void, and the remainder of this subparagraph shall no longer apply, effective as of the closing date of such sale by RoTech to a third party, unless RoTech successfully negotiates as part of any such transaction, the preservation of all of the remaining provisions of this subparagraph and Boyce D. Harbour continues to be in charge of the supervision of financial reports of subsidiary identifiable or division which succeeds to the business of the Corporation. In the event that the First Two Years Average Operating Profits of the Acquired Entity are less than the Threshold Amount, the parties agree that the sole consequence under this Agreement shall be the reduction in the number of shares of RoTech Stock, and/or Cash Collateral, required to be distributed by the Escrow Agent to Shareholders at the end of the Escrow Period. If said reduction results in a distribution of all of the RoTech Stock, and/or Cash Collateral, to RoTech, there shall be no other liability of Shareholders to RoTech solely for failure to equal or exceed the Threshold Amount.

               (ii) Certain Definitions.  The term "First Two Year's Average
                    -------------------
Operating Profits" shall have the definition set forth on Exhibit "G" attached hereto. The term "Acquired Entity" shall mean Merger Sub, or any division of RoTech which represents the Business acquired from the Shareholders hereunder. The term "Measurement Period" shall mean that period commencing December 1, 1995 and ending November 30, 1997. During the Measurement Period, RoTech shall maintain separate accounting records for the Acquired Entity to track the First Two Year's Average Operating Profits during the Measurement Period. The term "Delivered RoTech Shares" shall mean the total number of shares of RoTech Stock actually delivered to Shareholders by the Escrow Agent by the end of the Escrow Period, reflecting all reductions pursuant to paragraph 8(a)(i) hereof and all offsets pursuant to paragraph 6 hereof and therefore does not include the RoTech Stock issued to the Shareholders under Paragraph 3 which are not subject to the Escrow Agreement. The Delivered RoTech Shares shall be issued with certificates titled in the name of the applicable Shareholders and having the restrictive legend required by paragraph 7(f) hereof printed thereon.

          (b)  Put Option.
               ----------

               (i)    Amount and Price. The Shareholders shall have the right to
                      ----------------
require RoTech to repurchase some or all of the Delivered RoTech Shares received by Shareholders pursuant to this Agreement (sometimes herein referred to as the "Option Shares") at a repurchase price of $27.50 per share (the "Option Price").

               (ii)   Restrictions on Exercise. This Put Option is not
                      ------------------------
negotiable but Shareholders may submit Option Shares for redemption by RoTech at the applicable Option Price during the period commencing January 1, 1998 and ending December 31, 1998, but only with respect to Option Shares representing RoTech Stock which has been released to Shareholders from the escrow arrangement. This Put Option may only be exercised in blocks of 5,000 shares or more, is not assignable in any respect and can only be exercised by Shareholders.

               (iii)  Term of Option.  All Option Shares submitted pursuant
                      --------------
to this Put Option must be delivered to the executive offices of RoTech, at the
address set forth   in paragraph 26 hereof (or at such other address as is
communicated by RoTech to Shareholders in writing). At 5:00 p.m., E.S.T., December 31, 1998, this Put Option shall expire and shall thereafter have no prospective effect.

               (iv)   Exercise of Put Option and Delivery of Shares.  To validly
                      ---------------------------------------------
exercise this Put Option, Shareholders must execute a statement in which Shareholders warrant that they have full and clear title to the applicable Option Shares, free of all liens and encumbrances. Such statement must be accompanied by original stock certificates evidencing not less than the number of Option Shares for which the option exercise is made. Further, such certificates must be accompanied by a validly executed stock power, with signature guaranteed by a member of the New York Stock Exchange (and who is also a member of the Medallion Group) or a commercial bank who is a member of the Federal Reserve System (and who is also a member of the Medallion Group).

               (v)    Settlement.  Settlement for any Option Shares redeemed
                      ----------
pursuant to this Put Option shall occur on that day which is thirty (30) business days from the day such Option Shares are submitted to RoTech with all required documentation. Such payment shall be made without interest .

     9.   Bookkeeping.  Merger Sub, through the supervision of Boyce Harbour,
          -----------
during the term of his Employment Agreement, shall be responsible for the continued bookkeeping, and preparation of financial statements, for the business of Merger Sub.

     10.  Representations and Warranties by Shareholders.  Shareholders jointly
          ----------------------------------------------
and severally represent and warrant to RoTech that, to the best of each Shareholder's knowledge and belief, each of the following representations and warranties are true and correct and are made with the full understanding that such representations and warranties constitute material inducement to RoTech to enter into the transactions contemplated hereby:

          (a)  Title to the Stock.  Shareholders have good, absolute and
               ------------------
marketable title to the Stock free and clear of all liens, claims, encumbrances and restrictions of every kind. Shareholders have the complete and unrestricted right, power and authority to sell the Stock pursuant to this Agreement.

          (b)  Organization.  The Corporation is a duly organized and validly
               ------------
existing Texas corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted. The Corporation has no subsidiaries and has no direct or indirect equity interest in any other firm, corporation, or business enterprise.

          (c)  Capitalization and Long Term Indebtedness.
               -----------------------------------------

               (i) The Corporation is authorized by its Articles of Incorporation to issue 10,000 shares of common capital stock, having $10.00 par value of which 100 shares are duly and validly issued and outstanding, fully paid, and nonassessable. There are no shares of any other class of stock issued and outstanding, nor are any unissued shares committed to any party by Corporation or any Shareholder. The certificate numbers held by the Shareholders, and the number of shares of the Corporation's common stock represented by each, is as set forth on the Schedule of Stock Ownership attached hereto as Exhibit "B." The Corporation has not issued any preferred stock or any other common capital stock, and has no authority to issue any other capital stock, preferred stock or other securities .

               (ii) The Corporation is not in any default or violation of any provision of its outstanding long term or short term indebtedness.

               (iii) There are no outstanding options, warrants, contracts, commitments or agreements of any character relating to the issuance of the Corporation's common capital stock or other securities.

               (iv) All FICA, Federal and state withholding tax deposits have been timely and fully reported and paid.

               (v) There are no outstanding or unpaid loans to stockholders, directors or officers other than as listed on the Schedule of Shareholders Distributions and Exempted Transactions attached hereto as Exhibit "F".

          (d)  Financial Statements.  Shareholders have furnished RoTech with
               --------------------
balance sheets (the "Balance Sheets") dated December 31, 1993, December 31, 1994, and December 31, 1995, and the related statements of income (the "Income Statements") for the periods ended December 31, 1994 and December 31, 1995, copies of which are attached hereto as Exhibit "H" and by this reference made a part hereof (the Balance Sheets and Income Statements are collectively referred to herein as the "Financial Statements"). The Financial Statements: (i) are in accordance with the books and records of the Corporation; (ii) fairly represent the financial condition of the Corporation at such date and the results of its operations for the periods specified; (iii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods, except that such Financial Statements were not audited and do not contain footnotes; (iv) with respect to all contracts and commitments of the Corporation, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and (v) with respect to the Balance Sheets, disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) of the Corporation at the last balance sheet date and include the appropriate reserves for all taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on the Balance Sheets, shall be considered to be disclosed pursuant to this subparagraph, if disclosed on an

Exhibit to this Agreement. The representations and warranties made in this subparagraph are subject to the threshold liability provisions of paragraph 6 hereof.

          (e)  Present Status.  Except as discussed on the Schedule of
               --------------
Shareholders, Distributions, and Exempted Transactions attached hereto as Exhibit "F", since October 1, 1995, the Corporation has not made any expenditures nor incurred any obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any payment or distribution to any Shareholder or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets except in the ordinary course of business; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; nor entered into any transaction other than in the ordinary course of business.

          (f)  Tax Returns and Audits.  The Corporation has duly filed all
               ----------------------
Federal, State and local tax returns required to be filed by it and has paid all periods covered by such returns. The Corporation has not been delinquent in the payment of any tax, assessment or governmental charge. The Corporation has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the Statute of Limitations on the assessment or collection of any tax. The Corporation's Federal and State Tax Returns have never been audited by either the Internal Revenue Service or the Department of Revenue of the State of Texas. In the event that a deficiency is determined in the amount of Federal or State or Local tax payable by the Corporation, which deficiency relates to periods ending on or before the Closing Date, then, in that event, the Shareholders jointly and severally hereby agree to be fully responsible for the payment of such deficiency and any interest and penalties thereon. In the event that a tax refund is received, which tax refund relates to periods ending on or before the Closing Date, then, in that event, the Shareholders are entitled to such tax refund and RoTech agrees to have the Corporation endorse and deliver such tax refund. Shareholders agree that RoTech shall not be liable for any income taxes (and associated interest and penalties) of Corporation payable or incurred by Corporation through the Closing Date except for such income tax liabilities set forth on the Schedule of Liabilities attached hereto as Exhibit "E". Copies of the Corporation's Federal Income tax returns for the periods ending December 31, 1993 and December 31, 1994, are attached hereto as part of Exhibit "I." The Federal income tax return of the Corporation for the period ended December 31, 1995 shall be prepared within ninety (90) days after the Closing Date.

          (g)  Litigation.  There are no legal actions, suits, arbitrations, or
               ----------
other legal, administrative, or other governmental proceedings pending or threatened against the Corporation, and no Shareholder is aware of any facts which to the knowledge of such Shareholder might result in any such action, suit, arbitration, or other proceedings, except as disclosed on the Schedule of Litigation and Other Proceedings attached hereto as Exhibit "J" and by this reference made as part hereof.

          (h)  Compliance With the Law and Other Instruments.  The business and
               ---------------------------------------------
operation of the Corporation have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect the Corporation or its properties, assets, businesses or prospects. Performance of this Agreement will not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon, any property of the Corporation under any arrangement, agreement, or other instrument to which the Corporation or any Shareholder is a party or by which either is bound or affected, and will not violate the Articles of Incorporation, as amended, or the Bylaws, as amended, of the Corporation. The Corporation is not in violation of its Articles of Incorporation, as amended, its Bylaws, as amended, or of any indebtedness, mortgage, contract, lease or other agreement or commitment.

          (i)  Title to Property and Assets.  The Corporation has good, absolute
               ----------------------------
and marketable title to all its properties and assets, including without limitation those reflected in the Balance Sheets, and the property described in the Schedule of Property attached hereto as Exhibit "K" and incorporated herein by this reference, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which are disclosed and described on said Schedule of Property. The assets of the Corporation also include the name of the business, its current telephone number(s), its patient list, and its provider number. Shareholders hereby agree to undertake whatever steps are necessary to assure that RoTech can utilize any name or names under which the Corporation presently conducts its business.

          (j)  Asset Condition and Quality.  All of the properties and assets of
               ---------------------------
Corporation are free of damage and defects and are not obsolete except as disclosed on the Schedule of Property attached hereto as Exhibit "K." All of the properties and assets of Corporation on the Closing Date shall be in good operating condition and repair, reasonable wear and tear accepted and which are being repaired in the ordinary course of business, and shall conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

          (k)  Leases and Insurance Policies.  The Schedule of Leases and
               -----------------------------
Insurance Policies attached hereto as Exhibit "L" and by this reference made as part hereof, sets forth all leases and insurance policies executed by or issued for the benefit of the Corporation and such information is accurate and complete through the Closing Date. Shareholders have delivered to RoTech:

               (i) The original of the lease, with amendments, covering the property that the Corporation presently occupies.

               (ii) The originals of all other leases, with amendments, to which the Corporation is a party.

               (iii) The originals of all fire and other casualty and liability policies of the Corporation in effect at the date of this Agreement.

          (l)  Trademarks.  The Corporation owns, possesses and has good title
               ----------
to all service marks, service names, and licenses necessary in the conduct of its business.

          (m)  Contracts.  Except as set forth on the Schedule of Contracts
               ---------
attached hereto as Exhibit "M" and by this reference made a part hereof, the Corporation is not a party to, or otherwise bound by, any written or oral contract not made in the ordinary course of business; employment or consultant contract not terminable at will without cost or other liabilities; labor union contract; bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance or similar employee benefit plans; personal property lease, as lessor or lessee; advertising or public relations contract; or purchase, supply or service contract which is not terminable without cost or expense on less than thirty (30) days' notice. The Corporation has in all respects performed all obligations required to be performed to date and is not in default in any respect on commitments to which the Corporation is a party or otherwise bound.

          (n)  Records.  The respective books of account and minute books of the
               -------
Corporation are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

          (o)  Brokers.  Shareholders agree that Baker and Associates has acted
               -------
as their representative and broker in connection with the transactions contemplated by this Agreement. Accordingly, Shareholders agree that RoTech shall be authorized to withhold from its payment of the Cash Consideration the amount of $390,000.00, payable by the Shareholders to Baker and Associates and to disburse said amount directly to Baker and Associates. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between RoTech and Shareholders without the intervention or assistance of any party other than Baker and Associates (other than to provide accounting or legal counsel). No party to this Agreement, nor any third party, other than Baker and Associates, has any right or claim to any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby. Shareholders agree that RoTech shall have no obligation for payment of any fees or commissions to Baker and Associates other than to withhold a portion of the Purchase Price as set forth in this paragraph
(o) and to disburse the same. RoTech warrants that it has not become obligated to any broker or agent for any fee or commission.

          (p)  Insurance Policies.  There are in full force all policies of
               ------------------
insurance referred to above in subparagraph (k). Such policies are in amounts and against such losses and risks as are generally maintained by comparable businesses.

          (q)  Checking Account Balances.  The information contained on the
               -------------------------
Schedule of Cash Accounts and Cash Balances as of December 31, 1995, attached hereto as Exhibit "N", is accurate and complete.

          (r)  Accounts Receivable.  The information contained on the Schedule
               -------------------
of Accounts Receivable Data as of December 31, 1995, attached hereto as Exhibit "O", is accurate and complete. The Shareholders further warrant and represent that all of the Corporation's accounts receivable shown on Exhibit "O" (the "Receivables") are legally billable.

          (s)  Inventories.  The inventories of the Corporation which are
               -----------
reflected in the Balance Sheets consist of goods of such quality and in such quantities as are salable in the ordinary course of business with normal markup at prevailing market prices. Such inventories were determined at cost. Since October 1, 1995, the Corporation has continued to replenish its inventory in a normal and customary manner consistent with prior practice and prudent practice prevailing in the business of the Corporation.

          (t)  Absence of Certain Changes or Events.  Since October 1, 1995,
               ------------------------------------
there has not been any change in or any event or condition (financial or otherwise) affecting the properties, assets, liabilities, operations or prospects of the Corporation other than changes in the ordinary course of its business, none of which has (either when taken by itself or when taken in conjunction with all other such changes) been materially adverse.

          (u)  Purchase Commitments and Outstanding Bids.  No purchase
               -----------------------------------------
commitments of the Corporation are in excess of normal, ordinary and usual requirements of its business, or were made at any price in excess of the then current market price, or contain terms and conditions more onerous than those usual and customary in the industry.

          (v)  Personnel Payrates and Non-Compete Agreements.  The information
              ---------------------------------------------
contained on the Schedule of Personnel, Payrates and Non-Compete Agreements as of December 31, 1995, attached hereto as Exhibit "P", is accurate and complete, and all rights of the Corporation under the non-compete agreements listed thereon are enforceable by Corporation in accordance with the terms of such agreements.

          (w)  Qualified Plans.  The Corporation has a 401(k) Plan and a
               ---------------
Cafeteria Plan, both of which shall be terminated as of the Closing Date. The Shareholders shall be responsible for submitting appropriate information to the employees of the Corporation of their rights, obligations and duties with regard to the termination of the Plan. The Corporation has no other Qualified Deferred Compensation, or similar plan in effect nor is any committed.

          (x)  Disclosure.  No representation or warranty by the Shareholders in
               ----------
this Agreement or in any Exhibit hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          (y)  Adverse Business Developments.  Corporation or any Shareholder
               -----------------------------
has not received, either orally or in writing, any notice of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payer reimbursement method, practice or allowance as to any business activity engaged by Corporation, nor has Corporation or any Shareholder received nor been threatened with any claim for refund in excess of $500.00 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Adverse Business Development attached hereto as Exhibit "Q."

     11.  Representations and Warranties by RoTech.  RoTech represents, warrants
          ----------------------------------------
and covenants to Shareholders as of the date of this Agreement as follows:

          (a)  Organization.  RoTech is a duly organized, validly existing
               ------------
Florida corporation in good standing under the laws of the State of Florida and has full power and authority to consummate the transactions contemplated by this Agreement and has by proper corporate proceedings duly authorized the same. Merger Sub is a duly organized, validly existing Texas Corporation in good standing and has full power and authority to consummate the transactions contemplated by this Agreement and has by proper corporate proceedings duly authorized the same. Merger Sub is a wholly owned subsidiary of RoTech.

          (b)  Authority Relative to this Agreement.  The execution, delivery
               ------------------------------------
and performance of this Agreement and all agreements and documents contemplated hereby, including without limitation the Employment Agreement, described in paragraph 12 hereof, and the issuance of the RoTech stock do not and will not violate any provision of RoTech's Articles of Incorporation or Bylaws or to RoTech's knowledge any provisions of any judicial or governmental law, decree, order or judgment, or conflict with, or result in a breach of or constitute a default under any material agreement or instrument to which RoTech is a party or by which it is bound, including agreements with lending institutions.

          (c)  Validity and Binding Effect.  This Agreement, the Employment
               ---------------------------
Agreement, described in paragraph 12 hereof, and the provisions thereunder will be valid and legally binding obligations of RoTech and the same shall be enforceable in accordance with their respective terms, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws that affect the enforcement of creditors, rights generally and possible limitations on the availability for equitable remedies including specific performance.

          (d) RoTech shall provide Shareholders with evidence of releases of the guarantees referenced in the Schedule of Liabilities attached hereto as Exhibit "E" no later than sixty (60) days following the Closing Date, and holds Shareholders, jointly and severally, harmless under such financial obligations.

     12.  Employment Agreement and Employee Matters.  Boyce Harbour and Merger
          -----------------------------------------
Sub shall execute, at closing, an employment agreement (the "Employment Agreement") in the form attached hereto as Exhibit "R," and Boyce Harbour and Joyce Harbour shall enter into non-competition agreements in the form attached as Exhibit "S." Existing employee sick time and vacation benefits for employees of the Corporation shall be retained and continued by Merger Sub for the employees of the Corporation as of the Closing Date which may continue as employees of Merger Sub.

     13.  Lease Agreement.  RoTech Merger Sub and Boyce Harbour shall execute,
          ---------------
at closing, a Lease Agreement (the "Lease Agreement") in the form attached as Exhibit "T."

     14.  Indemnification.
          ---------------

          (a)  Indemnifiable Damages.  Shareholders hereby jointly and severally
               ---------------------
agree to indemnify RoTech and hold RoTech harmless against all Indemnifiable Damages, as such term is hereinafter defined (Shareholder's joint and several obligation to RoTech under this indemnification shall not exceed the full amount of the Merger Consideration (the "Ceiling Amount") for a period not to exceed the ending date of the statute of limitations applicable to any claims for indemnification hereunder) resulting from: (i) any materially inaccurate misrepresentation made in this Agreement or in any exhibit thereto, or (ii) any breach of any warranty made by any Shareholder in this Agreement, or (iii) any breach in the performance by any Shareholder of any of his or her obligations under this Agreement, or (iv) any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) of Corporation created or arising on or before the Closing Date which Shareholders failed to disclose to RoTech in this Agreement (all of which damages under (i) - (iv) above are hereinafter collectively referred to as the "Indemnifiable Damages"). As used herein, the term "Indemnifiable Damages" includes any loss, cost or liability, including any attorneys' fees and court costs (whether incurred at trial or on appeal), less any insurance recoveries received by RoTech.

          (b)  Threshold Claim Amount.  Notwithstanding anything to the contrary
               ----------------------
in this paragraph 14, the Shareholders shall not be liable to RoTech with respect to any claim for Indemnifiable Damages unless the sum of all Indemnifiable Damages incurred by RoTech plus the aggregate claims under paragraph 6, herein exceed an aggregate of $25,000.00, in which case the Shareholders shall be liable for the full amount of such Indemnifiable Damages and claims under paragraph 16 hereof, not to exceed the Ceiling Amount.

     15.  Tax Treatment.  RoTech Merger Sub, the Corporation, and the
          -------------
Shareholders will use their respective best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code and will not take any action after the Merger is effected to cause the Merger to lose its tax-free status. All parties hereto agree to file the Plan of Merger with their respective federal income tax returns for the year in which the Merger is effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3.

     16.  Distribution of Real Estate.  On or prior to the Closing Date, the
          ---------------------------
Shareholders shall have certain of their Shares in the Corporation redeemed and in exchange the Corporation shall transfer that certain real estate more fully described on Exhibit "F".

     17.  Miscellaneous - Expense.  The parties agree to pay individually
          -----------------------
whatever expenses they incur in connection with this Agreement. In connection with any action arising out of or concerning this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, whether incurred at trial, on appeal or otherwise.

     18.  Amendment and Waiver.  This Agreement may be amended or modified at
          --------------------
any time in all respects by an instrument in writing executed by all parties.

     19.  Assignment.  Neither this Agreement nor any right created hereby shall
          ----------
be assignable by any party to this Agreement without the prior written consent of the other parties, except for an assignment incident to a merger, consolidation or reorganization, or, in the event of any of the Shareholder's death, a transfer to the legal representatives of such Shareholder's estate or to such Shareholder's legal heirs. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement. Nothing herein shall be construed to prevent RoTech from transferring all of the assets of the Corporation to another corporation which is controlled by RoTech.

     20.  Headings.  Headings contained in this Agreement are for reference
          --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     21.  Counterpart Execution.  This Agreement may be executed in two or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     22.  Parties in Interest.  All the terms and provisions of this Agreement
          -------------------
shall be binding upon and inure to the benefit of and be enforceable by the parties to this Agreement and their respective heirs, executors, administrators, successors and assigns.

     23.  Integrated Agreement.  This Agreement constitutes the entire agreement
          --------------------
between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or herein provided for.

     24.  Survival of Agreement.  The provisions of this Agreement shall survive
          ---------------------
the Closing for the merger of the Corporation into Merger Sub.

     25.  Choice of Law and Venue.  It is the intention of the parties that the
          -----------------------
laws of the State of Texas should govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     26.  Notices.  Any notice to be given pursuant to this Agreement shall be
          -------
deemed given at such time as it is mailed to the addressee by certified mail, return receipt requested to the addresses shown below:

          As to Rhema, Inc. or the Shareholders:

          Boyce Harbour
          509 Vicksburg Way
          Southlake, Texas 76092

          With copy to:

          Thomas G Hineman, Esq.
          Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P.
          901 Main Street
          3700 NationsBank Plaza
          Dallas, Texas 75202

          As to RoTech Medical Corporation or RoTech Merger Sub:

          RoTech Medical Corporation
          Attn: Stephen P. Griggs, President
          4506 L. B. McLeod Road, Suite F
          Orlando, Florida 32811

          With copy to:

          Thomas A. Simser, Jr., Esquire
          Winderweedle, Haines, Ward
              & Woodman, P.A.
          Post Office Box 1391
          Orlando, Florida 32802-1391

          In the event that any of the named parties desire to receive notice at another address, it shall be their responsibility to notify the other party, in writing, of the new address.

     27.  Further Documentation.  The parties shall in good faith execute such
          ---------------------
further documentation with respect to evidencing details of the transactions contemplated hereby as may reasonably be required.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Signed, sealed and delivered
in the presence of:



/s/                                /s/ Boyce D. Harbour
- --------------------               ------------------------------
                                   Boyce D. Harbour
/s/
- --------------------

/s/                                /s/ Joyce A. Harbour
- -------------------                ----------------------------------
                                   Joyce A. Harbour
                                         "Shareholders"
/s/
- -------------------

                                   RHEMA, INC.
                                   a Texas Corporation


/s/                                By: /s/ Boyce Harbour
- -------------------                    --------------------------------
                                         Boyce Harbour, President
                                         The "Corporation"

                                   ROTECH MEDICAL CORPORATION,
                                   a Florida corporation



/s/                                By: /s/ Stephen P. Griggs
- -------------------                    --------------------------------
                                         Stephen P. Griggs, President
                                         "RoTech"


                                   MERGER SUB, INC.,
                                   a Texas corporation



/s/                                By: /s/ Stephen P. Griggs
- -------------------                    --------------------------------
                                         Stephen P. Griggs, Vice-President
                                         "Merger Sub"

STATE OF TEXAS      (S)
                    (S)
COUNTY OF DALLAS    (S)

     The foregoing instrument was acknowledged before me this 4th day of January, 1996, by BOYCE D. HARBOUR. He (X ) is personally known to me or ( ) has produced _____________________ as identification.


                                                 /s/ Vanessa G. Scott
                                                 ------------------------------
                                                 NOTARY SIGNATURE

                                                 Vanessa G. Scott
                                                 ------------------------------
                                                 NOTARY NAME PRINTED

                                                 My Commission Expires:



STATE OF TEXAS      (S)
                    (S)
COUNTY OF DALLAS    (S)

     The foregoing instrument was acknowledged before me this 4th day of January, 1996, by JOYCE A. HARBOUR. She (X) is personally known to me or ( ) has produced ________________________ as identification.



                                                 /s/ Vanessa G. Scott
                                                 ------------------------------
                                                 NOTARY SIGNATURE

                                                 Vanessa G. Scott
                                                 ------------------------------
                                                 NOTARY NAME PRINTED

                                                 My Commission Expires:

STATE OF TEXAS      (S)
                    (S)
COUNTY OF DALLAS    (S)

     The foregoing instrument was acknowledged before me this 4th day of January, 1996, by BOYCE D. HARBOUR, President of Rhema, Inc., a Texas corporation, on behalf of the corporation. He (X) is personally known to me or ( ) has produced ________________________ as identification.



                                                 /s/ Vanessa G. Scott
                                                 ------------------------------
                                                 NOTARY SIGNATURE

                                                 Vanessa G. Scott
                                                 ------------------------------
                                                 NOTARY NAME PRINTED

                                                 My Commission Expires:





STATE OF TEXAS      (S)
                    (S)
COUNTY OF DALLAS    (S)

     The foregoing instrument was acknowledged before me this 5th day of January, 1996, by STEPHEN P. GRIGGS. He (X) is personally known to me or ( ) has produced _____________________ as identification.




                                                 /s/ Gwendolyn Shirley
                                                 ------------------------------
                                                 NOTARY SIGNATURE

                                                 Gwendolyn Shirley
                                                 ------------------------------
                                                 NOTARY NAME PRINTED

                                                 My Commission Expires:

STATE OF TEXAS      (S)
                    (S)
COUNTY OF DALLAS    (S)

     The foregoing instrument was acknowledged before me this 5th day of January, 1996, by STEPHEN P. GRIGGS, Vice-President of Merger Sub, Inc., a Texas corporation, on behalf of the corporation. He (X) is personally known to me or ( ) has produced _____________________ as identification.


                                                 /s/ Gwendolyn Shirley
                                                 ------------------------------
                                                 NOTARY SIGNATURE

                                                 /s/ Gwendolyn Shirley
- -----------                                      ------------------------------
                                                 NOTARY NAME PRINTED

                                                 My Commission Expires:

                   AGREEMENT FOR PURCHASE AND SALE OF SHARES


     THIS AGREEMENT is entered into as of the 1st day of February, 1996, by and between Dale Turk (hereinafter referred to as "Shareholder"), and RoTech Medical Corporation, a Florida corporation (hereinafter referred to as "RoTech").

                               R E C I T A L S :

     A. Shareholder is sole owner of all of the issued and outstanding shares of the common stock of NATIONAL HOME CARE SERVICES, INC., a Florida corporation, hereinafter referred to as the "Corporation," in that the Corporation has 1,000 shares of its common stock outstanding, and Shareholder holds, in the aggregate, 1,000 shares, and there are no shares of any other class of stock issued and outstanding.

     B. The Corporation is engaged in the business of providing health care services in the State of Florida and fully licensed by all applicable agencies to do so.

     C. Shareholder desires to transfer to RoTech and RoTech desires to acquire from Shareholder, all of the issued and outstanding shares of the common stock of the Corporation.

     NOW, THEREFORE, in consideration of the mutual promises and conditions herein contained, the parties hereto agree as follows:

     1.    Purchase and Sale of Stock.  Subject to the terms and conditions of
           --------------------------
this Agreement, Shareholder agrees to sell, transfer and assign to RoTech, and RoTech agrees to purchase from Shareholder, an aggregate total of 1,000 shares of the common stock, par value $1.00, issued by the Corporation (the "Stock"), such Stock constituting all of the issued and outstanding common stock of the Corporation. At the Closing, Shareholder will deliver to RoTech certificates evidencing the Stock duly endorsed to RoTech.

     2.    Purchase Price.
           --------------

           (a) The total consideration from RoTech to Shareholder in exchange for the Stock is TWO MILLION FIFTY-SIX THOUSAND DOLLARS ($2,056,000.00) in cash (the "Cash Consideration"), plus 19,917 shares of the common stock, par value $.0002, of RoTech Medical Corporation, a Florida corporation (the "RoTech Stock"), which RoTech Stock shall be issued with certificates titled in the name of Shareholder and having printed thereon the restrictive legend required by paragraph 5(f) hereof. The Cash Consideration and the RoTech Stock (herein collectively referred to as the "Purchase Price") shall be allocated to the Shareholder as set forth on Exhibit "A" attached hereto. RoTech will assume certain liabilities of the Corporation in an amount not to exceed $250,000.00, as set forth on the Schedule of Liabilities Assumed attached hereto as Exhibit "B."

           (b)   Method of Payment; Pledge of RoTech Stock. Cash Consideration
                 -----------------------------------------
in the amount of $2,056,000.00 will be paid to Shareholder on the Closing Date by wired funds to account number 02247092172-1 at Norwest Bank Minneapolis. The RoTech Stock shall be pledged pursuant to the terms of that certain Stock Pledge and Security Agreement, in the form attached hereto as Exhibit "C" and by reference made a part hereof (the "Pledge Agreement"), and shall be placed in escrow for a period of twenty-four (24) months from the Effective Date (the "Escrow Period") with the law firm of Winderweedle, Haines, Ward & Woodman, P.A. ("WHWW"), to be held by WHWW pursuant to the terms of that certain Escrow Agreement, in the form attached hereto as Exhibit "D" and by reference made a part hereof (the "Escrow Agreement"). RoTech shall cause the RoTech Stock to be delivered directly to Escrow Agent within thirty (30) days from Closing Date. The parties hereto acknowledge that the RoTech Stock being placed in escrow is subject to reduction pursuant to paragraph 6(a) hereof.

     3.    Existing Obligations.  Shareholder represents and warrants that, to
           --------------------
the best of his knowledge and belief, all of the debts, liabilities and obligations of the Corporation are listed on the Schedule of Liabilities attached hereto as Exhibit "E" and such schedule accurately reflects all of Corporation's "Existing Obligations" (as hereinafter defined) as of the Closing Date. The term "Existing Obligations" shall mean and refer to all of the Corporation's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) on the Closing Date, including but not limited to any and all accounts payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, contractual obligations, etc. Shareholder warrants and represents that the aggregate amount of the Existing Obligations is not in excess of $250,000.00. Shareholder acknowledges that the purchase price for the Stock is based on the accuracy of Shareholder's representations and warranties contained in this Agreement, including but not limited to the Shareholder's representations and warranties contained in this paragraph 3.

     4.    Right of Offset Against the RoTech Stock.  In the event that: (i)
           ----------------------------------------
RoTech pays for any debts or liabilities, of the Corporation in excess of $250,000.00, (amount in excess of $250,000.00 is herein referred to as the "Liabilities Deficiency"), or (ii) the aggregate value of the Corporation's collectible accounts receivable as of January 31, 1996, are determined to be less than $587,000.00, as determined by actual cash collections of such receivables during the twelve (12) month period immediately following the Effective Date (the "Asset Value Deficiency"), or (iii) the Corporation has, since December 1, 1995 through the Closing Date, except as disclosed in writing, made expenditures or incurred obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any payment or distribution to Shareholder or purchased or redeemed any of its common capital stock or agreed to do so except as disclosed on the Schedule of Shareholders, Distributions, and Exempted Transactions attached hereto as Exhibit "F"; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets except in the ordinary course of business; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; or entered into any transaction other than in the ordinary course of business (the "Subsequent Event Deficiency"), or
(iv) any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise), other than those subject to subparagraphs
(i) through (iii) of this paragraph 4 (the "Obligations"), become known, are uncovered or arise after the Effective Date, which Obligations pertain to any actions, omissions, debts, liabilities or obligations of the Corporation or its Shareholder, created or arising on or before the Effective Date (said Obligations hereinafter referred to as the "Contingent Liability"); then, and in any of such events, RoTech shall have the right to recover same from Shareholder. Shareholder agrees to pay said amounts to RoTech immediately upon written request from RoTech to Shareholder (the date of such written request being hereinafter sometimes referred to as the "Request Date"). During the twenty-four (24) month period following the Effective Date, in the event RoTech makes written request to Shareholder hereunder and Shareholder fails to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), RoTech shall have the right to make offset against the RoTech Stock, in accordance with the terms and conditions of the Pledge Agreement and Escrow Agreement, in amounts from time to time equal to the amount of any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the twenty-four
(24) month period following the Effective Date. Shareholder shall permit RoTech to make offset against the RoTech Stock as herein provided. In the event an offset against the RoTech Stock is to occur, an offset against one (1) share of RoTech Stock shall have the effect of reducing any amounts owed to RoTech by $30.125. RoTech's right of offset against the RoTech Stock shall terminate no later than January 31, 1998 (the "Release Date"); provided, however, that notwithstanding anything contained in this Agreement or in the Pledge Agreement or Escrow Agreement to the contrary, the right of offset shall extend past the Release Date in the event a claim is in dispute at the time of the Release Date and, in such instance, the right of offset shall not terminate until after the settlement of such claim or claims. In the event the right of offset is extended past the Release Date because a claim is in dispute, RoTech Stock having a value of twice the amount of the claim asserted by RoTech (using $31.125 as previously defined) shall continue to be held in escrow past the Release Date until such claim is resolved, with the remaining shares of RoTech Stock released to Shareholder within fifteen (15) days after the Release Date. RoTech shall be entitled to reimbursement from Shareholder of the amount of any reasonable legal fees and expenses (including court costs and the costs of appeal) incurred by RoTech to enforce the collection of amounts owed RoTech by Shareholder hereunder.

     5.    Characteristics of RoTech Stock.
           -------------------------------

           (a)   Investment.  The RoTech Stock which Shareholder is acquiring
                 ----------
hereunder is being acquired for Shareholder's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof for the purposes of the Securities Act of 1933, as amended (the "Securities Act").

           (b)   Securities Not Registered. Shareholder understands that the
                 -------------------------
RoTech Stock has not been registered under the Securities Act on the ground that the issuance of such securities hereunder is exempt from registration under the Securities Act and that RoTech's reliance on such exemption is predicated on Shareholder's representations set forth in this paragraph 5.

           (c)   Rule 144.  Shareholder acknowledges that the RoTech Stock must
                 --------
be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. Rule 144 requires, among other things, that current information on the issuer be available to the public and that the Shareholder intending to sell under the Rule hold the shares for at least two
(2) years. In the event any of the RoTech Stock held by Shareholder becomes eligible for sale pursuant to Rule 144, and an opinion of RoTech's counsel is necessary to effectuate the transfer of RoTech Stock thereunder, Shareholder shall bear the costs of obtaining such opinion of counsel, up to $275.00 for each opinion of counsel issued in connection with transfers under Rule 144. RoTech shall process any requests for transfer of RoTech Stock pursuant to Rule 144 in an efficient and prompt manner.

           (d)   Access to Data. Shareholder has received and reviewed
                 --------------
information about RoTech and have had an opportunity to ask questions of, and receive answers from RoTech concerning RoTech's business, management, legal and financial affairs and to obtain additional information (to the extent RoTech possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished. Shareholder also had the opportunity to inspect RoTech's facilities. Shareholder understands that such discussions, as well as any written information issued by RoTech, were intended to describe the aspects of RoTech's business and prospects which it believes to be material, but were not necessarily a thorough or exhaustive description.

           (e)   Risks.  Shareholder is experienced in evaluating and investing
                 -----
in high risk companies such as RoTech and by reason of their business and financial experience have the capacity to protect their own interests in connection with the transactions contemplated by this Agreement and have the ability to bear the economic risk of its investment.

           (f)   Restrictive Legends.  Each certificate representing RoTech
                 -------------------
Stock, including any securities issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such RoTech Stock shall be stamped or otherwise imprinted with the following legend as well as any other legends required by applicable state securities laws:

           The securities represented by this stock certificate or warrant have been acquired pursuant to an investment representation on the part of the purchaser thereof and shall not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, by the purchaser except upon the issuance to the company of a favorable opinion of its counsel and/or the submission to the company of such other evidence as may be satisfactory to counsel to the company, in either case to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, and applicable state securities laws.

           (g)   No Registration Rights.  Shareholder acknowledges that he
                 ----------------------
possesses no rights whatsoever to have any of the RoTech Stock registered.

     6.    Contingent Reduction of Shares of RoTech Stock; Put Option.
           ----------------------------------------------------------

           (a)   Contingent Reduction of Shares of RoTech Stock.
                 ----------------------------------------------

                 (1)  Terms of Reduction. In the event the "First Two Year's
                      ------------------
Average Operating Profits" of the Corporation is less than SIX HUNDRED THOUSAND DOLLARS ($600,000.00) (the "Threshold Amount"), the number of shares of RoTech Stock required to be delivered by RoTech to Shareholder at the end of the Escrow Period shall be reduced by .1549 of shares of RoTech Stock for every ONE DOLLAR ($1.00) of the First Year's Operating Profits during the Measurement Period below the Threshold Amount, rounded to the nearest full share, with RoTech retaining complete title to and possession of such shares as if RoTech were at all times the sole owner of such shares. For example, in the event the First Two Year's Average Operating Profits of the Corporation during the Measurement Period is $500,000.00), the difference from the Threshold Amount of $100,000.00 would result in a reduction hereunder of 15,590 shares of RoTech Stock ($100,000 x .1549), with all of such shares being returned to RoTech by the Escrow Agent upon final determination of the First Two Year's Average Operating Profits and with the balance of 4,327 shares of RoTech Stock (less any offsets pursuant to paragraph 4 hereof) delivered to Shareholder at the end of the Escrow Period. In the event that the First Two Year's Average Operating Profits of the Corporation are less than the Threshold Amount, the parties agree that the sole consequence under this Agreement shall be the reduction in the number of shares of RoTech Stock required to be delivered by RoTech to Shareholder at the end of the Escrow Period. If said reduction results in return of all of the RoTech Stock to RoTech, there shall be no other liability of Shareholder to RoTech solely for failure to equal or exceed the Threshold Amount.

                 (2)  Certain Definitions. The term "First Two Year's Average
                      -------------------
Operating Profits" shall have the definition set forth on Exhibit "G" attached hereto. The term "Measurement Period" shall mean that period commencing February 1, 1996 and ending January 31, 1998. During the Measurement Period, RoTech shall maintain separate accounting records for the Corporation to track the First Two Year's Average Operating Profits during the Measurement Period. The term "Delivered RoTech Shares" shall mean the total number of shares of RoTech Stock actually delivered to Shareholder by RoTech by the end of the Escrow Period, reflecting all reductions pursuant to paragraph 6(a)(1) hereof and all offsets pursuant to paragraph 4 hereof. The Delivered RoTech Shares shall be issued with certificates titled in the name of the Shareholder and having the restrictive legend required by paragraph 5(f) hereof printed thereon.

           (b)   Put Option.
                 ----------

                 (1)  Amount and Price. Shareholder shall have the right to
                      ----------------
require RoTech to repurchase some or all of the Delivered RoTech Shares received by Shareholder pursuant to this Agreement (sometimes herein referred to as the "Option Shares") at a repurchase price of $30.125 per share (the "Option Price").

                 (2)  Restrictions on Exercise.  This Put Option is not
                      ------------------------
negotiable but Shareholder may submit Option Shares for redemption by RoTech at the applicable Option Price during the period commencing February 1, 1998 and ending January 31, 1999, but only with respect to Option Shares representing RoTech Stock which has been released to Shareholder from the escrow arrangement. This Put Option may only be exercised in blocks of 5,000 shares or more, is not assignable in any respect and can only be exercised by Shareholder.

                 (3)  Term of Option.  All Option Shares submitted pursuant to
                      --------------
this Put Option must be delivered to the executive offices of RoTech, at the address set forth on page 1 hereof (or at such other address as is communicated by RoTech to Shareholder in writing). At 5:00 p.m., E.S.T., January 31, 1999, this Put Option shall expire and shall thereafter have no prospective effect.

                 (4)  Exercise of Put Option and Delivery of Shares.  To validly
                      ---------------------------------------------
exercise this Put Option, Shareholder must execute a statement in which Shareholder warrants that he has full and clear title to the applicable Option Shares, free of all liens and encumbrances. Such statement must be accompanied by original stock certificates evidencing not less than the number of Option Shares for which the option exercise is made. Further, such certificates must be accompanied by a validly executed stock power, with signature guaranteed by a member of the New York Stock Exchange (and who is also a member of the Medallion Group) or a commercial bank who is a member of the Federal Reserve System (and who is also a member of the Medallion Group).

                 (5)  Settlement.  Settlement for any Option Shares redeemed
                      ----------
pursuant to this Put Option shall occur on that day which is thirty (30) business days from the day such Option Shares are submitted to RoTech with all required documentation. Such payment shall be made without interest.

     7.    Effective Date.  The effective date for the transaction contemplated
           --------------
under this Agreement will be February 1, 1996 (herein sometimes referred to as the "Effective Date"). The date on which this Agreement is fully executed by both the Shareholder and RoTech is herein sometimes referred to as the "Closing" or "Closing Date".

     8.    Representations and Warranties by Shareholder.  Shareholder
           ---------------------------------------------
represents and warrants to RoTech that, to the best of Shareholder's knowledge and belief, each of the following representations and warranties are true and correct and are made with the full understanding that such representations and warranties constitute material inducement to RoTech to enter into the transactions contemplated hereby:

           (a)   Title to the Stock.  Shareholder has good, absolute and
                 ------------------
marketable title to the Stock free and clear of all liens, claims, encumbrances and restrictions of every kind. Shareholder has the complete and unrestricted right, power and authority to sell the Stock pursuant to this Agreement.

           (b)   Organization.  The Corporation is a duly organized and validly
                 ------------
existing Florida corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted. The Corporation has no subsidiaries and has no direct or indirect equity interest in any other firm, corporation, or business enterprise.

           (c)   Capitalization and Long Term Indebtedness.
                 -----------------------------------------

                 (i) The Corporation is authorized by its Articles of Incorporation to issue 1,000 shares of common capital stock, having a par value of $1.00, of which 1,000 shares are duly and validly issued and outstanding, fully paid, and nonassessable. There are no shares of any other class of stock issued and outstanding, nor are any unissued shares committed to any party by Corporation or any Shareholder. The certificate numbers held by the Shareholder, and the number of shares of the Corporation's common stock represented by each, is as set forth on the Schedule of Stock Ownership attached hereto as Exhibit "A." The Corporation has not issued any preferred stock or any other common capital stock, and has no authority to issue any other capital stock, preferred stock or other securities.

                 (ii) The Corporation is not in any default or violation of any provision of its outstanding long term or short term indebtedness.

                 (iii) There are no outstanding options, warrants, contracts, commitments or agreements of any character relating to the issuance of the Corporation's common capital stock or other securities.

                 (iv) All FICA, Federal and state withholding tax deposits have been timely and fully reported and paid.

                 (v) There are no outstanding or unpaid loans to stockholders, directors or officers other than as listed on Exhibit "F" hereof.

           (d)   Financial Statements.  Shareholder has furnished RoTech with
                 --------------------
balance sheets (the "Balance Sheets") dated December 31, 1993, December 31, 1994, and December 31, 1995, and the related statements of income (the "Income Statements") for the periods ended December 31, 1994 and December 31, 1995, copies of which are attached hereto as Exhibit "H" and by this reference made a part hereof (the Balance Sheets and Income Statements are collectively referred to herein as the "Financial Statements"). The Financial Statements: (i) are in accordance with the books and records of the Corporation; (ii) fairly represent the financial condition of the

Corporation at such date and the results of its operations for the periods specified; (iii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; (iv) with respect to all contracts and commitments of the Corporation, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and (v) with respect to the Balance Sheets, disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) of the Corporation at the last balance sheet date and include the appropriate reserves for all taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on the Balance Sheets, shall be considered to be disclosed pursuant to this subparagraph, if disclosed on an Exhibit to this Agreement. The representations and warranties made in this subparagraph are subject to the threshold liability provisions of paragraph 4 hereof.

           (e)   Present Status.  Except as discussed on the Schedule of
                 --------------
Shareholders, Distributions, and Exempted Transactions attached hereto as Exhibit "F", since December 1, 1995, the Corporation has not made any expenditures nor incurred any obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any payment or distribution to Shareholder or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets except in the ordinary course of business; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; nor entered into any transaction other than in the ordinary course of business.

           (f)   Tax Returns and Audits.  The Corporation has duly filed all
                 ----------------------
Federal, State and local tax returns required to be filed by it and has paid all periods covered by such returns. The Corporation has not been delinquent in the payment of any tax, assessment or governmental charge. The Corporation has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the Statute of Limitations on the assessment or collection of any tax. The Corporation's Federal and State Tax Returns have never been audited by either the Internal Revenue Service or the Department of Revenue of the State of Florida. In the event that a deficiency is determined in the amount of Federal or State or Local tax payable by the Corporation, which deficiency relates to periods ending on or before the Effective Date, then, in that event, the Shareholder hereby agrees to be fully responsible for the payment of such deficiency and any interest and penalties thereon. In the event that a tax refund is received, which tax refund relates to periods ending on or before the Effective Date, then, in that event, the Shareholder is entitled to such tax refund and RoTech agrees to have the Corporation endorse and deliver such tax refund. Shareholder agrees that RoTech shall not be liable for any income taxes (and associated interest and penalties) of Corporation payable or incurred by Corporation through the Effective Date. Copies of the Corporation's Federal Income tax returns for the periods ending December 31, 1994, and December 31, 1995, are attached hereto as part of Exhibit "H."

           (g)   Litigation.  There are no legal actions, suits, arbitrations,
                 ----------
or other legal, administrative, or other governmental proceedings pending or threatened against the Corporation, and no Shareholder is aware of any facts which to the knowledge of such Shareholder might result in any such action, suit, arbitration, or other proceedings, except as disclosed on the Schedule of Litigation and Other Proceedings attached hereto as Exhibit "I" and by this reference made as part hereof.

           (h)   Compliance With the Law and Other Instruments.  The business
                 ---------------------------------------------
and operation of the Corporation have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect the Corporation or its properties, assets, businesses or prospects. Performance of this Agreement will not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon, any property of the Corporation under any arrangement, agreement, or other instrument to which the Corporation or any Shareholder is a party or by which either is bound or affected, and will not violate the Articles of Incorporation, as amended, or the Bylaws, as amended, of the Corporation. The Corporation is not in violation of its Articles of Incorporation, as amended, its Bylaws, as amended, or of any indebtedness, mortgage, contract, lease or other agreement or commitment.

           (i)   Title to Property and Assets.  The Corporation has good,
                 ----------------------------
absolute and marketable title to all its properties and assets, including without limitation those reflected in the Balance Sheets, and the property described in the Schedule of Property attached hereto as Exhibit "J" and incorporated herein by this reference, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which are disclosed and described on said Schedule of Property. The assets of the Corporation also include the name of the business, its current telephone number(s), its patient list, and its provider number. Shareholder hereby agrees to undertake whatever steps are necessary to assure that RoTech can utilize any name or names under which the Corporation presently conducts its business.

           (j)   Asset Condition and Quality.  All of the properties and assets
                 ---------------------------
of Corporation are free of damage and defects and are not obsolete except as disclosed on the Schedule of Property attached hereto as Exhibit "J." All of the properties and assets of Corporation on the Closing Date shall be in good operating condition and repair, reasonable wear and tear accepted and which are being repaired in the ordinary course of business, and shall conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

           (k)   Leases and Insurance Policies.  The Schedule of Leases and
                 -----------------------------
Insurance Policies attached hereto as Exhibit "K" and by this reference made as part hereof, sets forth all leases and insurance policies executed by or issued for the benefit of the Corporation and such information is accurate and complete through the Closing Date. Shareholder has delivered to RoTech:

                 (i) The original of the lease, with amendments, covering the property that the Corporation presently occupies.

                 (ii) The originals of all other leases, with amendments, to which the Corporation is a party.

                 (iii) The originals of all fire and other casualty and liability policies of the Corporation in effect at the date of this Agreement.

           (l)   Trademarks.  The Corporation owns, possesses and has good title
                 ----------
to all service marks, service names, and licenses necessary in the conduct of its business.

           (m)   Contracts.  Except as set forth on the Schedule of Contracts
                 ---------
attached hereto as Exhibit "L" and by this reference made a part hereof, the Corporation is not a party to, or otherwise bound by, any written or oral contract not made in the ordinary course of business; employment or consultant contract not terminable at will without cost or other liabilities; labor union contract; bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance or similar employee benefit plans; personal property lease, as lessor or lessee; advertising or public relations contract; or purchase, supply or service contract which is not terminable without cost or expense on less than thirty (30) days' notice. The Corporation has in all respects performed all obligations required to be performed to date and is not in default in any respect on commitments to which the Corporation is a party or otherwise bound.

           (n)   Records.  The respective books of account and minute books of
                 -------
the Corporation are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

           (o)   Brokers. Shareholder and RoTech agrees that Steven Richards &
                 -------
Associates has acted as a representative and broker in connection with the transactions contemplated by this Agreement. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between RoTech and Shareholder without the intervention or assistance of any party other than Steven Richards & Associates (other than to provide accounting or legal counsel). No party to this Agreement, nor any third party, other than Steven Richards & Associates, has any right or claim to any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby. RoTech agrees to pay Steven Richards & Associates a cash amount not to exceed $144,000.00. Shareholder agrees to pay two percent (2%) of the RoTech Stock released from escrow not to exceed $12,000 (subject to the same restrictions and reductions of Shareholder as described herein), to Steven Richards & Associates.

           (q)   Checking Account Balances.  The information contained on the
                 -------------------------
Schedule of Cash Accounts and Cash Balances as of December 31, 1995, attached hereto as Exhibit "M", is accurate and complete.

           (r)   Accounts Receivable.  The information contained on the Schedule
                 -------------------
of Accounts Receivable Data as of January 31, 1996, attached hereto as Exhibit "N", is accurate and complete. Shareholder further warrants and represents that all of the Corporation's accounts receivable shown on Exhibit "N" are legally billable.

           (s)   Inventories.  The inventories of the Corporation which are
                 -----------
reflected in the Balance Sheets consist of goods of such quality and in such quantities as are salable in the ordinary course of business with normal markup at prevailing market prices. Such inventories were determined at cost. Since December 1, 1995, the Corporation has continued to replenish its inventory in a normal and customary manner consistent with prior practice and prudent practice prevailing in the business of the Corporation.

           (t)   Absence of Certain Changes or Events.  Since December 1, 1995,
                 ------------------------------------
there has not been any change in or any event or condition (financial or otherwise) affecting the properties, assets, liabilities, operations or prospects of the Corporation other than changes in the ordinary course of its business, none of which has (either when taken by itself or when taken in conjunction with all other such changes) been materially adverse.

           (u)   Purchase Commitments and Outstanding Bids.  No purchase
                 -----------------------------------------
commitments of the Corporation are in excess of normal, ordinary and usual requirements of its business, or were made at any price in excess of the then current market price, or contain terms and conditions more onerous than those usual and customary in the industry.

           (v)   Personnel Payrates and Non-Compete Agreements.  The information
                 ---------------------------------------------
contained on the Schedule of Personnel, Payrates and Non-Compete Agreements as of January 31, 1996, attached hereto as Exhibit "O", is accurate and complete, and all rights of the Corporation under the non-compete agreements listed thereon are enforceable by Corporation in accordance with the terms of such agreements.

           (w)   Employee Benefit Plans.  Shareholder has no pension, bonus,
                 ----------------------
profit-sharing, or retirement plans for officers or employees of the Business, nor is Shareholder required to contribute to any such plan.

           (x)   Disclosure.  No representation or warranty by the Shareholder
                 ----------
in this Agreement or in any Exhibit hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

           (y)   Adverse Business Developments.  Neither Corporation nor any
                 -----------------------------
Shareholder have received, either orally or in writing, any notice of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payer reimbursement method, practice or allowance as to any business activity engaged by Corporation, nor has Corporation or any Shareholder received nor been threatened with any claim for refund in excess of $500.00 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Adverse Business Development attached hereto as Exhibit "P."

     9.    Representations and Warranties by RoTech.  RoTech represents,
           ----------------------------------------
warrants and covenants to Shareholder as of the date of this Agreement as follows:

           (a)   Organization.  RoTech is a duly organized, validly existing
                 ------------
Florida corporation in good standing under the laws of the State of Florida and has full power and authority to consummate the transactions contemplated by this Agreement and has by proper corporate proceedings duly authorized the same.

           (b)   Authority Relative to this Agreement.  The execution, delivery
                 ------------------------------------
and performance of this Agreement and all agreements and documents contemplated hereby, including without limitation the Employment Agreement reference in paragraph 11 hereof and the issuance of the RoTech stock do not and will not violate any provision of RoTech's Articles of Incorporation or Bylaws or to RoTech's knowledge any provisions of any judicial or governmental law, decree, order or judgment, or conflict with, or result in a breach of or constitute a default under any material agreement or instrument to which RoTech is a party or by which it is bound, including agreements with lending institutions.

           (c)   Validity and Binding Effect.  This Agreement, the Employment
                 ---------------------------
Agreement reference in paragraph 11 hereof and the provisions thereunder will be valid and legally binding obligations of RoTech and the same shall be enforceable in accordance with their respective terms, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws that affect the enforcement of creditors, rights generally and possible limitations on the availability for equitable remedies including specific performance.

     10.   Resignation of Officers and Directors.  Shareholder shall deliver
           -------------------------------------
to RoTech, at the Closing, the undated written resignations of all of the directors and officers of the Corporation.

     11.   Employment Agreement.  Dale Turk shall execute, at closing, an
           --------------------
employment agreement in the form attached hereto as Exhibit "Q," and a non-competition agreement in the form attached as Exhibit "R."

     12.   Indemnification.  Shareholder hereby agrees to indemnify RoTech
           ---------------
and hold RoTech harmless against all damages, as such term is hereinafter defined resulting from: (i) any materially inaccurate misrepresentation made in this Agreement or in any exhibit thereto, or (ii) any breach of any warranty made by Shareholder in this Agreement, or (iii) any breach in the performance by Shareholder of any of his obligations under this Agreement, or (iv) any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) of Corporation which Shareholder. As used herein, the term "damages" includes any loss, cost or liability, including any attorneys' fees and court costs (whether incurred at trial or on appeal), less any insurance recoveries received by RoTech.

     13.   Miscellaneous - Expense.  The parties agree to pay individually
           -----------------------
whatever expenses they incur in connection with this Agreement. In connection with any action arising out of or concerning this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, whether incurred at trial, on appeal or otherwise.

     14.   Amendment and Waiver.  This Agreement may be amended or modified
           --------------------
at any time in all respects by an instrument in writing executed by Shareholders and RoTech.

     15.   Assignment.  Neither this Agreement nor any right created hereby
           ----------
shall be assignable by Shareholder or RoTech without the prior written consent of the other, except for an assignment incident to a merger, consolidation or reorganization, or, in the event of Shareholder's death, a transfer to the legal representatives of such Shareholder's estate or to such Shareholder's legal heirs. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement. Nothing herein shall be construed to prevent RoTech from transferring all of the assets of the Corporation to another corporation which is controlled by RoTech and/or dissolving the Corporation.

     16.   Headings.  Headings contained in this Agreement are for reference
           --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     17.   Counterpart Execution.  This Agreement may be executed in two or
           ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     18.   Parties In Interest.  All the terms and provisions of this
           -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by RoTech and Shareholder, and their respective heirs, executors, administrators, successors and assigns.

     19.   Integrated Agreement.  This Agreement constitutes the entire
           --------------------
agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or herein provided for.

     20.   Survival of Agreement.  The provisions of this Agreement shall
           ---------------------
survive the Closing for the sale and purchase of the Stock.

     21.   Choice of Law and Venue.   It is the intention of the parties
           -----------------------
that the laws of the State of Florida shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any action involving or relating to this Agreement shall be brought in the court of appropriate jurisdiction located in Orange County, Florida.

     22.   Notices.  Any notice to be given pursuant to this Agreement shall
           -------
be deemed given at such time as it is mailed to the addressee by certified mail, return receipt requested to the addresses shown below:

           As to Shareholder:

           Dale Turk
           110 State Route 119, Suite 104
           Winter Springs, Florida 32708

           As to RoTech Medical Corporation:

           RoTech Medical Corporation
           Attn: Stephen P. Griggs, President
           4506 L. B. McLeod Road, Suite F
           Orlando, Florida  32811

           With copy to:

           Thomas A. Simser, Jr., Esquire
           Winderweedle, Haines, Ward
            & Woodman, P.A.
           Post Office Box 1391
           Orlando, Florida 32802-1391

           In the event that any of the named parties desire to receive notice at another address, it shall be their responsibility to notify the other party, in writing, of the new address.

     23.   Further Documentation.  The parties shall in good faith execute
           ---------------------
such further documentation with respect to evidencing details of the transactions contemplated hereby as may reasonably be required.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Signed, sealed and delivered
in the presence of:

/s/                                /s/ Dale Turk
- ----------------------------       ----------------------------------------
                                   Dale Turk
                                   Date Executed:     2-12-96
                                                  -------------------------
/s/
- ----------------------------
                                                 "Shareholder"

                                   ROTECH MEDICAL CORPORATION,
                                   a Florida corporation



/s/                                By: /s/ Stephen P. Griggs
- ----------------------------       ----------------------------------------
                                           Stephen P. Griggs, President
                                   Date Executed:       2-19-96
                                                  -------------------------
/s/
- ----------------------------
                                                 "RoTech"

STATE OF SEMINOLE

COUNTY OF SEMINOLE

     The foregoing instrument was acknowledged before me this 2nd day of February, 1996, by DALE TURK. He (X) is personally known to me or ( ) has produced ___________________________ as identification.


                                        /s/ David A. Sims
                                        ---------------------------
                                        NOTARY SIGNATURE

                                        /s/ David A. Sims
                                        ---------------------------
                                        NOTARY NAME PRINTED
                                        My Commission Expires:

STATE OF FLORIDA

COUNTY OF SEMINOLE

     The foregoing instrument was acknowledged before me this 26th day of February, 1996, by STEPHEN P. GRIGGS, as President of RoTech Medical Corporation, a Florida corporation, on behalf of the corporation. He (X) is personally known to me or has produced _______________ as identification.


                                        /s/ David A. Sims
                                        ---------------------------
                                        NOTARY SIGNATURE

                                        /s/ David A. Sims
                                        ---------------------------
                                        NOTARY NAME PRINTED
                                        My Commission Expires:

                   AGREEMENT FOR PURCHASE AND SALE OF SHARES
                            OF MURRAY MEDICAL, INC.

     THIS AGREEMENT is entered into as of the 1st day of February, 1996, by and among Leo Murray and Kathy J. Murray, JTWROS, Wayne H. Roth, Joyce Dearing, and Jerald Johnson (hereinafter individually referred to as "Shareholder" and together referred to as "Shareholders"), and RoTech Medical Corporation, a Florida corporation (hereinafter referred to as "RoTech").

                               R E C I T A L S :

     A. Shareholders are all of the owners of all of the issued and outstanding shares of common capital stock of Murray Medical, Inc., a Colorado corporation, hereinafter referred to as the "Corporation," in that the Corporation has 10,000 shares of its common capital stock outstanding, and Shareholders hold, in the aggregate, 10,000 shares, and there are no shares of any other class of stock issued and outstanding.

     B. The Corporation is engaged in the business of providing health care services in the State of Colorado.

     C. Shareholders desire to transfer to RoTech and RoTech desires to acquire from Shareholders, all of the issued and outstanding shares of the common capital stock of the Corporation.

     NOW, THEREFORE, in consideration of the mutual promises and conditions herein contained, the parties hereto agree as follows:

     1.    Purchase and Sale of Stock.  Subject to the terms and conditions of
           --------------------------
this Agreement, Shareholders agree to sell, transfer and assign to RoTech, and RoTech agrees to purchase from Shareholders, an aggregate total of 10,000 shares of the common capital stock, having no par value issued by the Corporation (the "Stock"), such Stock constituting all of the issued and outstanding common capital stock of the Corporation. At the Closing, Shareholders will deliver to RoTech certificates evidencing the Stock duly endorsed to RoTech.

     2.    Purchase Price.
           --------------

           (a)   Purchase Price.  The total consideration from RoTech to
                 --------------
Shareholders in exchange for the Stock is SEVEN HUNDRED TWENTY-SEVEN THOUSAND TWO HUNDRED SIXTY DOLLARS ($727,260.00) in cash (the "Purchase Price"). The Purchase Price shall be allocated to the Shareholders on a prorata basis pursuant to each Shareholder's percentage ownership of Stock in the Corporation as set forth on Exhibit "A" hereto.

           (b)   Bonus Payment.  Subsequent to Closing, RoTech shall pay to
                 -------------
Shareholders twenty-three percent (23%) of the amounts to be paid pursuant to the terms of paragraph 2(b) of that certain Agreement for Purchase and Sale of Shares of Roth Medical, Inc.

           (c)   Method of Payment; Escrow Agreement. SIX HUNDRED EIGHTY-ONE
                 -----------------------------------
THOUSAND TWO HUNDRED SIXTY DOLLARS ($681,260.00) of the Purchase Price will be paid to Shareholders on the Closing Date by wired funds to account number _______ at _______ Bank. FORTY-SIX THOUSAND DOLLARS ($46,000.00) of the Purchase Price (the "Escrowed Cash") shall be escrowed at Closing. The Escrowed Cash shall be placed in escrow for a period of twelve (12) months (the "Escrow Period") with the law firm of Winderweedle, Haines, Ward & Woodman, P.A. ("WHWW"), to be maintained in an account by WHWW pursuant to the terms of that certain Escrow Agreement, in the form attached hereto as Exhibit "C" and by this reference made a part hereof (the "Escrow Agreement").

           (d)   Allocation to Covenant Not to Compete.  $100,000.00 of the
                 -------------------------------------
purchase price paid to Leo Murray hereunder shall be allocated to payment of the Covenant Not to Compete given to RoTech by Leo Murray pursuant to paragraph 11(c) hereof.

     3.    Existing Obligations.  Shareholders represent and warrant that, to
           --------------------
the best of their knowledge and belief, the debts, liabilities and obligations listed on the Schedule of Liabilities attached hereto as Exhibit "D" is complete and accurately reflects all of Corporation's "Existing Obligations" (as hereinafter defined) as of the Effective Date. The term "Existing Obligations" shall mean and refer to all of the Corporation's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) on the Effective Date, including but not limited to any and all accounts payable, trade payables, lease obligations (except operating leases), indebtedness for borrowed money, accrued interest, contractual obligations, etc.

     4.    Right of Offset Against the Escrowed Amount.   In the event that: (i)
           -------------------------------------------
RoTech pays for any debts or liabilities of Corporation in excess of $1,640,595.00, other than as disclosed on the January 31, 1996 Financial Statement and Schedule of Liabilities attached hereto as Exhibit "D," (amount in excess of $1,640,595.00 is herein referred to as the "Liabilities Deficiency"), or (ii) the aggregate value of the Corporation's collectible accounts receivable as of January 31, 1996, are determined to be less than $459,761.00 as determined by actual cash collections of such receivables during the twelve (12) month period immediately following the Closing Date using commercially reasonable collection efforts (the "Asset Value Deficiency"), or (iii) the Corporation has, since January 31, 1996, made expenditures or incurred obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any payment or distribution to Shareholders or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets, except in the ordinary course of business; sold or transferred any assets; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; or entered into any transaction other than in the ordinary course of business (the "Subsequent Event Deficiency"), or (iii) any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise), other than those subject to subparagraphs (i) through
(iii) of this paragraph 4 (the "Obligations"), become known, are uncovered or arise after the Closing Date, which Obligations pertain to any actions, omissions, debts, liabilities or obligations of the Corporation, created or arising on or before the Closing Date (said Obligations hereinafter referred to as the "Contingent Liability"); then, and in any of such events, RoTech shall have the right, for a period of twelve (12) months from the Effective Date, to make offset against the Escrowed Cash, in accordance with the terms and conditions of the Escrow Agreement, in amounts from time to time equal to any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the twelve (12) month period after the Effective Date, (subject, however, in the case of a "Dispute", to the provisions of paragraph 13 hereof applicable to a "Dispute") and Shareholders agree to pay said amounts to RoTech immediately upon written request from RoTech to Shareholders. During the twelve (12) month period following the Effective Date, in the event RoTech makes written request to Shareholders hereunder for Shareholders, and Shareholders fail to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), RoTech shall have the right to make offset against the Escrowed Cash, in accordance with the terms and conditions of the Escrow Agreement, in amounts from time to time equal to the amount of any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the twelve (12) month period following the Effective Date (subject, however, in the case of a "Dispute", to the provisions of paragraph 13 hereof applicable to a "Dispute"), and the Shareholders agree to allow RoTech to make offset against the Escrowed Cash as herein provided. In the event an offset against the Escrowed Cash is to occur, an offset against $1.00 of Escrowed Cash shall have the effect of reducing any amounts owed RoTech by $1.00. RoTech's right of offset against the Escrowed Cash shall terminate on that date which is twelve (12) months from the Effective Date (the "Release Date"); provided, however, that notwithstanding anything contained in this Agreement or in the Escrow Agreement to the contrary, the right of offset shall extend past the Release Date in the event a claim is in dispute at the time of the Release Date and, in such instance, the right of offset shall not terminate until after the settlement of such claim or claims. In the event the right of offset is extended past the Release Date because a claim is in dispute, Escrowed Cash having a value equal to that amount which is one hundred fifty percent (150%) of the amount of the claim asserted by RoTech shall continue to be held in escrow past the Release Date until such claim is resolved, with the remaining Escrowed Cash released to Shareholders within fifteen (15) days after the Release Date. RoTech shall be entitled to reimbursement from Shareholders of the amount of any reasonable legal fees and expenses (including court costs and the costs of appeal) incurred by RoTech to enforce the collection of amounts owed RoTech by Shareholders hereunder. Notwithstanding anything contained in this paragraph 4 to the contrary, in the case of a "Dispute" (as defined in paragraph 13 hereof), the provisions of paragraph 13 hereof applicable to a "Dispute" shall govern, and no offset against the Escrowed Cash shall occur until the applicable "Dispute" is resolved in accordance with the provisions of paragraph 13 hereof.

     5.    Effective Date.  The effective date for the transaction contemplated
           --------------
under this Agreement will be February 1, 1996 (herein sometimes referred to as the "Effective Date"). The date on which this Agreement is fully executed by both the Shareholders and RoTech is herein sometimes referred to as the "Closing"or "Closing Date".

     6.    Representations and Warranties by Shareholders.  Shareholders jointly
           ----------------------------------------------
and severally represent and warrant to RoTech that, to the best of Shareholder's knowledge and belief, each of the following representations and warranties are true and correct and are made with the full understanding that such representations and warranties constitute material inducement to RoTech to enter into the transactions contemplated hereby:

           (a)   Title to the Stock.   Each Shareholder is the sole and
                 ------------------
exclusive record and beneficial owner of title to the Stock reflected on the Schedule of Stock Ownership attached hereto as Exhibit "A," as owned by such Shareholder. Each Shareholder owns such Stock free and clear of all liens, claims, encumbrances and restrictions of every kind. Each Shareholder by himself or herself, or in conjunction with his or her respective joint tenant (to the extent ownership is designated as JTWROS), has complete, absolute and unrestricted right, power and authority to sell, assign or transfer the Stock pursuant to this Agreement.

           (b)   Organization.  The Corporation is a duly organized and validly
                 ------------
existing Colorado corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted. The Corporation has no subsidiaries and has no direct or indirect equity interest in any other firm, corporation, or business enterprise, except that the Corporation is the owner of 100% of the outstanding capital stock of Murray Medical of Pueblo, Inc., a Colorado corporation (the "Subsidiary"), which Subsidiary is a duly organized and validly existing Colorado corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted.

           (c)   Capitalization.
                 --------------

                 (i) The Corporation is authorized by its Articles of Incorporation to issue 50,000 shares of common capital stock, having no par value of which 10,000 shares are duly and validly issued and outstanding, fully paid, and nonassessable. There are no shares of any other class of stock issued and outstanding, nor are any unissued shares committed to any party by the Corporation or any Shareholder. The certificate numbers held by the Shareholders, and the number of shares of the Corporation's common stock represented by each, is as set forth on the Schedule of Stock Ownership attached hereto as Exhibit "A." The Corporation has not issued any preferred stock, or any other common capital stock or debt securities.

                 (ii) The Corporation is not in any default or violation of any provision of its outstanding long term or short term indebtedness; provided, however this provision shall not apply to any indebtedness that RoTech has agreed to pay in full pursuant to paragraph 8 hereof.

                 (iii) There are no outstanding options, warrants, contracts, commitments or agreements of any character relating to the issuance of the Corporation's common capital stock or other securities.

                 (iv) There are no outstanding or unpaid loans to stockholders, directors or officers other than as listed on the Schedule of Shareholders, Distributions, and Exempted Transactions attached as Exhibit "F" hereto.

           (d)   Financial Statements.  Shareholders have furnished RoTech with
                 --------------------
balance sheets (the "Balance Sheets") dated May 31, 1993, May 31, 1994, May 31, 1995, October 31, 1995 and January 31, 1996, and the statements of income (the "Income Statements") for the periods ended May 31, 1994 and May 31, 1995, October 31, 1995, and January 31, 1996, copies of which are attached hereto as Exhibit "G" and by this reference made a part hereof (the Balance Sheets and Income Statements are collectively referred to herein as the "Financial Statements"). The Financial Statements: (i) are in accordance with the books and records of the Corporation; (ii) fairly represent the financial condition of the Corporation at such date and the results of its operations for the periods specified; (iii) were prepared in accordance with accounting principles applied upon a consistent basis during each period except for a change in depreciation to be consistent with that per the Corporation's tax return; and (iv) the Balance Sheets disclose the debts, liabilities and obligations of the Corporation at the last balance sheet date and include the appropriate accruals for accrued liabilities, except that certain contingent liabilities, if not disclosed on the Balance Sheets, shall be considered to be disclosed pursuant to this subparagraph, if disclosed on the Schedule of Contingent Liabilities attached hereto as Exhibit "P" to this Agreement.

           (e)   Present Status.  Except as discussed on the Schedule of
                 --------------
Shareholders, Distributions, and Exempted Transactions attached hereto as Exhibit "F", since January 1, 1996, the Corporation has not made any expenditures nor incurred any obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any payment or distribution to Shareholders or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets except in the ordinary course of business; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; nor entered into any transaction other than in the ordinary course of business.

           (f)   Tax Returns and Audits.  The Corporation has duly filed all
                 ----------------------
Federal, State and local tax returns required to be filed by it and has paid the taxes reflected thereon for the periods covered by such returns. All FICA, Federal and state withholding tax deposits have been timely and fully reported and paid, or if not timely paid, have been subsequently paid together with all charges and interest penalties which were assessed. The Corporation has not been delinquent in the payment of any tax, assessment or governmental charge except for inadvertent delinquency in payment of payroll taxes all of which were subsequently paid together with all charges, interest and penalties which were assessed. The Corporation has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the Statute of Limitations on the assessment or collection of any tax. The Corporation's Federal and Income State Tax Returns have not been audited by either the Internal Revenue Service or the Department of Revenue of the State of Colorado. In the event that a deficiency is determined in the amount of Federal or State or Local tax payable by the Corporation, which deficiency relates to periods ending on or before the Closing Date, then, in that event, the Shareholders jointly and severally hereby agree to be fully responsible for the payment of such deficiency and any interest and penalties thereon. In the event that a tax refund is received, which tax refund relates to periods ending on or before the Closing Date, then, in that event, the Shareholders are entitled to such tax refund and RoTech agrees to have the Corporation endorse and deliver such tax refund to Wayne Roth, who shall receive such tax refund on behalf of all of the Shareholders, and who will take care of distributing same. Shareholders agree that RoTech shall not be liable for any income taxes (and associated interest and penalties) of Corporation payable or incurred by Corporation through the Closing Date. Copies of the Corporation's Federal Income tax returns for the periods ending May 31, 1994, and May 31, 1995, are attached hereto as part of Exhibit "G."

           (g)   Litigation.  There are no legal actions, suits, arbitrations,
                 ----------
or other legal, administrative, or other governmental proceedings pending or threatened against the Corporation, and no Shareholder is aware of any facts which to the knowledge of such Shareholder might result in any such action, suit, arbitration, or other proceedings, except as disclosed on the Schedule of Litigation and Other Proceedings attached hereto as Exhibit "H" and by this reference made as part hereof.

           (h)   Compliance With the Law and Other Instruments.  The business
                 ---------------------------------------------
and operation of the Corporation have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect the Corporation or its properties, assets, businesses or prospects. Performance of this Agreement will not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon, any property of the Corporation under any arrangement, agreement, or other instrument to which the Corporation or any Shareholder is a party or by which either is bound or affected, and will not violate the Articles of Incorporation, as amended, or the Bylaws, as amended, of the Corporation, other than defaults on bank indebtedness resulting from change in ownership of the Corporation, which default RoTech agrees to promptly cure by paying such bank indebtedness. The Corporation is not in violation of its Articles of Incorporation, as amended, its Bylaws, as amended, or of any indebtedness, mortgage, contract, lease or other agreement or commitment.

           (i)   Title to Property and Assets.  The Corporation has good,
                 ----------------------------
absolute and marketable title to all properties and assets owned by it, including without limitation those reflected in the Balance Sheets, and the property described in the Schedule of Property attached hereto as Exhibit "I" and incorporated herein by this reference, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which are disclosed and described on said Schedule of Property. The assets of the Corporation also include the name of the business, its current telephone number(s), its patient list, and its provider number.

           (j)   Corporate Name.  Shareholders hereby agree to undertake
                 --------------
whatever steps are necessary to assure that RoTech can utilize any name or names under which the Corporation presently conducts its business.

           (k)   Asset Condition and Quality.  All of the properties and assets
                 ---------------------------
of Corporation are used in the ordinary course of the Corporation's business. All of the properties and assets of Corporation on the Closing Date shall be in good operating condition and repair, reasonable wear and tear accepted and have been maintained in the ordinary course of business, and shall conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

           (l)   Leases and Insurance Policies.  The Schedule of Leases and
                 -----------------------------
Insurance Policies attached hereto as Exhibit "J" and by this reference made as part hereof, sets forth all leases and insurance policies executed by or issued for the benefit of the Corporation and such information is accurate and complete through the Closing Date. Corporation has retained in its files, to be turned over to RoTech, at Closing, a true and correct copy of:

                 (i) The lease, with amendments, covering the property that the Corporation presently occupies.

                 (ii) All other leases, with amendments, to which the Corporation is a party.

                 (iii) All fire and other casualty and liability policies of the Corporation in effect at the date of this Agreement.

           (m)   Licenses, Trademarks, etc.  The Corporation owns, possesses and
                 -------------------------
has good title to all licenses necessary in the conduct of its business as currently being conducted. The Corporation owns no trademarks, service marks, or service names.

           (n)   Contracts.  Except as set forth on the Schedule of Contracts
                 ---------
attached hereto as Exhibit "K" and by this reference made a part hereof, the Corporation is not a party to, or otherwise bound by, any written or oral contract not made in the ordinary course of business; employment or consultant contract not terminable at will without cost or other liabilities; labor union contract; bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance or similar employee benefit plans; personal property lease, as lessor or lessee; advertising or public relations contract; or purchase, supply or service contract which is not terminable without cost or expense on less than thirty (30) days' notice. The Corporation has in all respects performed all obligations required to be performed to date and is not in default in any respect on commitments to which the Corporation is a party or otherwise bound.

           (o)   Records.  The respective books of account and minute books of
                 -------
the Corporation are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

           (p)   Insurance Policies.  There are in full force all policies of
                 ------------------
insurance referred to above in subparagraph (l). Such policies are in amounts and against such losses and risks as are generally maintained by comparable businesses.

           (q)   Cash Balances.  The information contained on the Schedule of
                 -------------
Cash Balances as of January 31, 1996, attached hereto as Exhibit "L", is accurate and complete.

           (r)   Accounts Receivable. The information contained on the Schedule
                 -------------------
of Accounts Receivable Data attached hereto as Exhibits "B" is accurate and complete. All of the Corporation's accounts receivable are legally billable.

           (s)   Inventories.  The inventories of the Corporation which are
                 -----------
reflected in the Balance Sheets consist of goods of such quality and in such quantities as are salable in the ordinary course of business with normal markup at prevailing market prices. The inventories of the Corporation that are reflected on the Balances Sheets were determined at cost. Since January 31, 1996, the Corporation has continued to replenish its inventory in a normal and customary manner consistent with prior practice and prudent practice prevailing in the business of the Corporation.

           (t)   Absence of Certain Changes or Events.  Other than as reflect on
                 ------------------------------------
the Balance Sheets dated since January 31, 1996, there has not been any change in or any event or condition (financial or otherwise) affecting the properties, assets, liabilities, operations or prospects of the Corporation other than changes in the ordinary course of its business, none of which has (either when taken by itself or when taken in conjunction with all other such changes) been materially adverse.

           (u)   Purchase Commitments and Outstanding Bids.  No purchase
                 -----------------------------------------
commitments of the Corporation are in excess of normal, ordinary and usual requirements of its business, or were made at any price substantially in excess of the then current market price being paid by the Corporation when incurred, or contain terms and conditions more onerous than those usual and customary in the industry at the time made.

           (v)   Personnel Payrates and Non-Compete Agreements.  The information
                 ---------------------------------------------
contained on the Schedule of Personnel and Payrates as of January 31, 1996, attached hereto as Exhibit "M", is accurate and complete. The Corporation has no non-compete agreements.

           (w)   Employee Benefit Plans.  The Corporation is not required  to
                 ----------------------
contribute to any pension, bonus, profit-sharing, or retirement plans for officers or employees of the Corporation.

           (x)   Disclosure.  No representation or warranty by the Shareholders
                 ----------
in this Agreement or in any Exhibit hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

           (y)   Adverse Business Developments.  Corporation or any Shareholder
                 -----------------------------
has not received, either orally or in writing, any notice of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payer reimbursement method, practice or allowance as to any business activity engaged by Corporation, nor has Corporation or any Shareholder received nor been threatened with any claim for refund in excess of $500.00 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Adverse Business Development attached hereto as Exhibit "N."

           (z)   Accuracy of Representations and Warranties. The Shareholders
                 ------------------------------------------
acknowledge that the purchase price for the Stock is based on the accuracy of Shareholders' representations and warranties contained in this Agreement, including but not limited to the Shareholders' representations and warranties contained in paragraph 3 hereof.

     7.    Representations and Warranties by RoTech.  RoTech represents,
           ----------------------------------------
warrants and covenants to Shareholders as of the date of this Agreement as follows:

           (a)   Organization.  RoTech is a duly organized, validly existing
                 ------------
Florida corporation in good standing under the laws of the State of Florida and has full power and authority to consummate the transactions contemplated by this Agreement and has by proper corporate proceedings duly authorized the same.

           (b)   Authority Relative to this Agreement.  The execution, delivery
                 ------------------------------------
and performance of this Agreement and all agreements and documents contemplated hereby, including without limitation the Employment Agreement and do not and will not violate any provision of RoTech's Articles of Incorporation or Bylaws or to RoTech's knowledge any provisions of any judicial or governmental law, decree, order or judgment, or conflict with, or result in a breach of or constitute a default under any material agreement or instrument to which RoTech is a party or by which it is bound, including agreements with lending institutions.

           (c)   Validity and Binding Effect.  This Agreement, the Employment
                 ---------------------------
Agreement and the provisions thereunder will be valid and legally binding obligations of RoTech and the same shall be enforceable in accordance with their respective terms, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws that affect the enforcement of creditors, rights generally and possible limitations on the availability for equitable remedies including specific performance.

           (d)   Business Purposes and Investment Intent.  RoTech is purchasing
                 ---------------------------------------
the Stock for business purposes and with investment intent and is not purchasing the Stock with a view to redistributing or reselling the Stock.

     8.    Release of Certain Financial Obligations. On the day following the
           ----------------------------------------
Closing Date, RoTech shall cause the Corporation to pay in full those financial obligations of Shareholders set forth on the Schedule of Liabilities attached hereto as Exhibit "D." RoTech shall provide Shareholders with evidence of releases of any guaranty executed by Shareholders in connection with such liabilities.

     9.    Brokers. Shareholders and RoTech agree that Baker & Associates has
           -------
acted as representative and broker in connection with the transactions contemplated by this Agreement. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between RoTech and Shareholders without the intervention or assistance of any party other than Baker & Associates (other than to provide accounting or legal counsel). No party to this Agreement, nor any third party, other than Baker & Associates, has any right or claim to any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby. RoTech agrees to pay, and be solely responsible for the payment of any fees or commissions to Baker & Associates and to disburse the same at Closing.

     10.   Resignation of Officers and Directors.  Shareholders shall deliver
           -------------------------------------
to RoTech, at the Closing, the undated written resignations of all of the directors and officers of the Corporation.

     11.   Conditions Precedent to Closing by RoTech.  The obligation of the
           -----------------------------------------
RoTech to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the Closing Date, of each of the following conditions:

           (a)   Compliance with Agreement.  All of the terms and conditions of
                 -------------------------
this Agreement to be complied with and performed by the Shareholders on or before the Closing Date, shall have been complied with and performed; and

           (b)   Representations and Warranties.  The representations and
                 ------------------------------
warranties of the Shareholders in paragraph 6 shall be deemed to have been made again on the Closing Date and then be true and correct, subject to any changes contemplated by this Agreement. There shall have been no materially adverse change in the financial condition of the Shareholders;

           (c)   Non-Compete Agreement. Leo Murray shall have entered into a
                 ---------------------
non-compete agreement substantially in the form attached hereto as Exhibit "O" and by this reference made a part hereof; and

           (d)   Employment Agreement. Leo Murray and Anne Easton shall each
                 --------------------
execute, at closing, an employment agreement in the form attached hereto as Exhibit "E"; and

           (e)   Roth Medical, Inc. Stock Purchase.  RoTech and all of the
                 ---------------------------------
Shareholders of Roth Medical, Inc. shall have executed an Agreement for Purchase and Sale of Shares of Roth Medical, Inc. and all documents related thereto.

     12.   Payment of Shareholder Notes.  Upon Closing, RoTech shall contribute
           ----------------------------
sufficient funds to the Corporation (not to exceed $276,740.00), which amount the Shareholders represent is sufficient to allow the Corporation to repay in full all principal and interest due and owing to Wayne Roth for the Shareholder loans made to the Corporations by Wayne Roth as reflected on the January 31, 1996 Balance Sheet.

     13.   Indemnification; Remedies.
           -------------------------

           (a)   Indemnification of Shareholders.  Shareholders shall and hereby
                 -------------------------------
jointly and severally agree to indemnify and hold harmless at all times, RoTech and its directors, officers, employees, agents and assigns, as to and against any Damages (as hereinafter defined) resulting from: (i) any materially inaccurate representation made by Shareholders in or under this Agreement; (ii) material breach of any warranties made by Shareholders in or under this Agreement; (iii) breach or default in the performance by Shareholders of any of the covenants to be performed by Shareholders hereunder; and (iv) any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability, all as set forth in paragraph 4 hereof; provided, however, that the joint and several obligation of the Shareholders to indemnify RoTech hereunder shall not, with respect to any claims made by RoTech against the Shareholders exceed $230,000.00 in the aggregate for all such claims, for a period not to exceed the ending date of the statute of limitations applicable to the particular claim. In the event the Shareholders elect to defend, pursuant to subparagraph (e)(2) hereof at the expense of the Shareholders, RoTech shall cooperate in such defense, and shall cause the Corporation to cooperate in such defense, including providing Shareholders and/or their legal counsel with access, at reasonable times upon reasonable notice, to those documents and records reasonably necessary to defend such claim.

           (b)   Indemnification of RoTech.  RoTech shall and hereby agrees to
                 -------------------------
indemnify and hold harmless at all times the Shareholders, at the expense of RoTech, as to and against any Damages resulting from: (i) any materially inaccurate representation made by RoTech in or under this Agreement; (ii) breach of any material warranties made by RoTech in or under this Agreement; and (iii) breach or default in the performance by RoTech of any of the covenants to be performed by RoTech hereunder.

           (c)   Definition of Damages.  The term "Damages" as used herein,
                 ---------------------
shall include any demands, claims, actions, deficiencies, losses, delinquencies, defaults, assessments, fees, costs, taxes, expenses, debts, liabilities, obligations, penalties and damages, including reasonable attorneys' fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof. The term "Damages" shall include, but not be limited to, any Labilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency and Contingent Liability, as defined in paragraph 4 hereof.

           (d)   Remedies.
                 --------

                 (1)   RoTech's Remedies.  In the event RoTech makes written
                       -----------------
request to Shareholders for the payment of Damages and Shareholders fail to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), RoTech shall have the right: (i) if such request is made during the Escrow Period and Escrowed Cash is sufficient to pay such Damages in full is held by RoTech in escrow, to make offset against the Escrowed Cash, in accordance with the terms and conditions of this Agreement and the related Escrow Agreement;
(ii) if such request is made during the Escrow Period and the amount of Escrowed Cash held by RoTech in escrow is insufficient to pay such Damages in full, to first make offset against any Escrowed Cash held in escrow and then to require Shareholders to pay RoTech the remaining balance in cash within the ten (10) day period following the applicable Notice Period (and Shareholders shall be liable for such balance and for the payment of such balance in full during such period); and (iii) if such request is made during the Escrow Period and no Escrowed Cash is being held in escrow by RoTech at the time of such request, or if such request is made after the Escrow Period, to require the Shareholders to pay RoTech the full amount of such Damages in cash within the ten (10) day period following the applicable Notice Period (and Shareholders shall be liable for such amount and for the payment of such amount in full during such period); provided, however, that in any of the events described in (i) through (iii) of this subparagraph (d), Shareholders shall have the option to provide written notice to RoTech within the Notice Period that Shareholders dispute the validity of the Damages triggering the right of offset against the Escrowed Cash and/or the requirement for payment by Shareholders in cash, and in the event RoTech and Shareholders cannot reach agreement on the validity of such Damages by the end of the ten (10) day period following the Notice Period, the dispute over the validity of such claim or liability (the "Dispute") shall be settled as set forth in subparagraph (e) of this paragraph 13, with the non-prevailing party bearing the prevailing party's costs of arbitration in the event any Dispute is resolved by arbitration.

                 (2)   Shareholder's Remedies.  In the event Shareholders make
                       ----------------------
written request to RoTech for the payment of Damages and RoTech fails to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), Shareholders shall have the right to require RoTech to pay Shareholders the full amount of such Damages in cash within the ten (10) day period following the applicable Notice Period (and RoTech shall be liable for such amount and for the payment of such amount in full during such period); provided, however, that RoTech shall have the option to provide written notice to Shareholders within the Notice Period that RoTech disputes the validity of the Damages triggering the requirement for payment by RoTech in cash, and in the event Shareholders and RoTech cannot reach agreement on the validity of such Damages by the end of the ten (10) day period following the Notice Period, the dispute over the validity of such Damages shall be settled as set forth in subparagraph (e) of this paragraph 13, with the non-prevailing party bearing the prevailing party's costs of arbitration in the event any dispute is resolved by arbitration.

           (e)   Settlement of Disputes.
                 ----------------------

                 (1)   Disputes Not Involving Third Parties.  In the event a
                       ------------------------------------
Dispute arises which Dispute involves claims not involving any third parties, RoTech and Shareholders shall settle the Dispute by submitting same to settlement by arbitration. In the event arbitration is required pursuant to this subsection (1) of subparagraph (e), RoTech and Shareholders will each select an arbitrator within ten (10) days after the ten (10) day period following the Notice Period; those two arbitrators will then select a third arbitrator; and the three arbitrators so chosen will settle the Dispute.

                 (2)   Disputes Involving Claims Made by Third Parties.  In the
                       -----------------------------------------------
event a Dispute arises which Dispute involves claims made by a third party or parties (the "Third Party Claim"), RoTech or Shareholders shall give written notice to the other ("Non-Aggrieved Party") as soon as practical after the aggrieved party (the "Aggrieved Party") receives notice of a Third Party Claim. If any lawsuit or enforcement action is filed against an Aggrieved Party by a person asserting a Third Party Claim, written notice shall be given to the Non-Aggrieved Party as promptly as is practicable (in any event, within ten (10) days after the service of citation or summons). Upon such notice, RoTech and Shareholders shall submit the Dispute to arbitration, with RoTech and Shareholders each selecting an arbitrator; those two arbitrators then selecting a third arbitrator; and the three arbitrators so chosen arbitrating the Dispute as follows: (i) the Third Party Claim, solely for the purpose of determining the party responsible for defending the Third Party Claim, shall be considered by the arbitrators to be a valid claim (although such consideration is by no means any admission by RoTech or Shareholders of any liability to any third party or parties); (ii) assuming the Third Party Claim is determined by the arbitrators to be valid, the arbitrators shall then decide whether RoTech or Shareholders is the party responsible for paying the Third Party Claim in the event such Third Party Claim is favorably contested by such third party or parties (with the decision of such arbitrators final and binding as between RoTech and Shareholders); (iii) in the event Shareholders are found by the arbitrators to be the party responsible for paying the Third Party Claim, and Shareholders refuse to immediately settle the Third Party Claim, Shareholders shall immediately select one of the following two options: Option One: Shareholders
                                                     ----------
can take on the sole defense, at their expense and risk, of the Third Party Claim, provided Shareholders place in escrow in favor of RoTech adequate collateral (as determined by the arbitrators upon consideration of all relevant facts) protecting RoTech from an adverse judgment against RoTech in the event RoTech is found to be liable to such third party or parties for any portion or all of such Third Party Claim (in which case RoTech shall be immediately reimbursed by Shareholders for any amount required to be paid by RoTech to such third party or parties, with RoTech having such rights of offset as set forth in paragraph 4 hereof and in the Escrow Agreement); or Option Two: Shareholders can
                                                    ----------
co-defend, at its expense and risk, the Third Party Claim with RoTech, with Shareholders also responsible for paying all costs incurred by RoTech in connection with such defense, including without limitation, the legal fees and expenses of RoTech's counsel for its reasonable involvement in such defense (in the event RoTech is found to be liable to such third party or parties for any portion or all of such Third Party Claim, RoTech shall be immediately reimbursed by Shareholders for any amount required to be paid by RoTech to such third party or parties, with RoTech having such rights of offset as set forth in paragraph 4 hereof and in the Escrow Agreement), provided, however, in the event Shareholders select this option, Shareholders shall diligently attempt to have RoTech removed as a party to any legal action involving the Third Party Claim (and, upon such removal, the involvement of RoTech's counsel shall cease unless requested by Shareholders or Shareholders' counsel); and (iv) in the event RoTech is found by the arbitrators to be the party responsible for paying the Third Party Claim, and RoTech refuses to immediately settle the Third Party Claim, RoTech shall immediately select one of the following two options: Option One: RoTech can take on the sole defense,
                              ----------
at its expense and risk, of the Third Party Claim provided RoTech places in escrow in favor of Shareholders adequate collateral (as determined by the arbitrators upon consideration of all relevant facts) protecting Shareholders from an adverse judgment against Shareholders in the event Shareholders are found to be liable to such third party or parties for any portion or all of such Third Party Claim (in which case Shareholder shall be immediately reimbursed by RoTech for any amount required to be paid by Shareholders to such third party or parties); or Option Two: RoTech can co-defend, at its expense and risk, the
             -----------
Third Party Claim with Shareholders, with RoTech also responsible for paying all costs incurred by Shareholders in connection with such defense, including without limitation, the legal fees and expenses of Shareholders' counsel for its reasonable involvement in such defense (in the event Shareholders are found to be liable to such third party or parties for any portion or all of such Third Party Claim, Shareholders shall be immediately reimbursed by RoTech for any amount required to be paid by Shareholders to such third party or parties), provided, however, in the event RoTech selects this option, RoTech shall diligently attempt to have Shareholders removed as a party to any legal action involving the Third Party Claim (and, upon such removal, the involvement of Shareholders' counsel shall cease unless requested by RoTech or RoTech's counsel). Any party responsible for defending a Third Party Claim shall proceed with diligence and in good faith with respect thereto.

                 (3)   Failure to Appoint Arbitrator.  If either party delays in
                       -----------------------------
appointing an arbitrator when required by this subparagraph (e) of this paragraph 13, and another twenty (20) day period has elapsed in which such party does not cure such failure by appointing an arbitrator, the arbitrator appointed by the other party shall arbitrate the Dispute, and in such case such arbitrator's decision shall be binding upon all parties.

     14.   Miscellaneous - Expense.  The parties agree to pay individually
           -----------------------
whatever expenses they incur in connection with this Agreement. In connection with any action arising out of or concerning this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, whether incurred at trial, on appeal or otherwise.

     15.   Amendment and Waiver.  This Agreement may be amended or modified at
           --------------------
any time in all respects by an instrument in writing executed by Shareholders and RoTech.

     16.   Assignment.  Neither this Agreement nor any right created hereby
           ----------
shall be assignable by Shareholders or RoTech without the prior written consent of the other, except for an assignment incident to a merger, consolidation or reorganization, or, in the event of any of the Shareholder's death, a transfer to the legal representatives of such Shareholder's estate or to such Shareholder's legal heirs. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement. Nothing herein shall be construed to prevent RoTech from transferring all of the assets of the Corporation to another corporation which is controlled by RoTech and/or dissolving the Corporation.

     17.   Headings.  Headings contained in this Agreement are for reference
           --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     18.   Counterpart Execution.  This Agreement may be executed in two or
           ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     19.   Parties In Interest.  All the terms and provisions of this Agreement
           -------------------
shall be binding upon and inure to the benefit of and be enforceable by RoTech and Shareholders, and their respective heirs, executors, administrators, successors and assigns.

     20.   Integrated Agreement.  This Agreement constitutes the entire
           --------------------
agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or herein provided for.

     21.   Survival of Agreement.  The provisions of this Agreement shall
           ---------------------
survive the Closing for the sale and purchase of the Stock.

     22.   Choice of Law and Venue.  It is the intention of the parties that the
           -----------------------
laws of the State of Colorado should govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     23.   Notices.  Any notice to be given pursuant to this Agreement shall be
           -------
deemed given at such time as it is mailed to the addressee by certified mail, return receipt requested to the addresses shown below:


     To Shareholders:      Leo Murray and Kathy J. Murray, JTWROS
                           1841 Wadsworth Boulevard
                           Lakewood, Colorado  80215

                           Wayne H. Roth
                           1841 Wadsworth Boulevard
                           Lakewood, Colorado  80215

                           Joyce Dearing

                           1841 Wadsworth Boulevard
                           Lakewood, Colorado  80215

                           Jerald Johnson
                           1841 Wadsworth Boulevard
                           Lakewood, Colorado  80215

     With a copy to:       Castle & Castle, P.C.
                           1099 18th Street, Suite 2300
                           Denver, Colorado   80202
                           Attn:  Lawrence E. Castle, Esq.


     As to RoTech Medical Corporation:     RoTech Medical Corporation
                                      Attn: William P. Kennedy, Chief Executive
                                            Officer
                                      4506 L. B. McLeod Road, Suite F
                                      Orlando, Florida  32811

           With copy to:   Thomas A. Simser, Jr., Esquire
                           Winderweedle, Haines, Ward
                                & Woodman, P.A.
                           Post Office Box 1391
                           Orlando, Florida 32802-1391

           In the event that any of the named parties desire to receive notice at another address, it shall be their responsibility to notify the other party, in writing, of the new address.

     24.   Further Assurances.  The parties hereto will take such other actions,
           ------------------
and execute, acknowledge and deliver such further consent resolutions, assurances or agreements as any party hereto may reasonably request in order to fulfill the intent of this Agreement and the consummation of the transactions contemplated hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                           /s/ Leo Murray
                           ----------------------------------
                           Leo Murray, as a joint tenant with
                           right of survivorship
                           Date Executed: February 22, 1996

                           /s/ Kathy J. Murray
                           -----------------------------------
                           Kathy J. Murray, as a joint tenant
                           with right of survivorship
                           Date Executed: February 22, 1996



                           /s/ Wayne H. Roth
                           -----------------------------------
                           Wayne H. Roth
                           Date Executed: February 22, 1996




                           /s/ Joyce Dearing
                           -----------------------------------
                           Joyce Dearing
                           Date Executed: February 22, 1996



                           /s/ Jerald Johnson
                           -----------------------------------
                           Jerald Johnson
                           Date Executed: February 22, 1996




                           ROTECH MEDICAL CORPORATION,
                           a Florida corporation



                           By: /s/ William P. Kennedy
                           -----------------------------------
                             William P. Kennedy, Chief Executive Officer
                           Date Executed: February 22, 1996

STATE OF COLORADO   )
CITY AND            )ss.
COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996 by Leo Murray.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:         3-31-97
                          ------------------------------
                              /s/ Arlene M. Briody
                              --------------------------
                              Notary Public

STATE OF COLORADO   )
CITY AND            )ss.
COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996 by Kathy J. Murray.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:         3-31-97
                          ------------------------------
                              /s/ Arlene M. Briody
                              --------------------------
                              Notary Public







STATE OF COLORADO   )
CITY AND COUNTY     )ss.
OF DENVER           )

COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996 by Wayne H. Roth.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:  March 31, 1997
                          ------------------------------

                              /s/ Arlene M Briody
                              ------------------------------
                              Notary Public






STATE OF COLORADO   )
CITY AND            )ss.
COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996 by Jerald Johnson.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:  March 31, 1997
                          ------------------------------

                              /s/ Arlene M Briody
                              ------------------------------
                              Notary Public



STATE OF COLORADO   )
CITY AND            )ss.
COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996 by Joyce Dearing.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:  March 31, 1997
                          ------------------------------

                              /s/ Arlene M Briody
                              ------------------------------
                              Notary Public






STATE OF COLORADO   )
CITY AND            )ss.
COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996 by William P. Kennedy, Chief Executive Officer of RoTech Medical Corporation, a Florida corporation.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:  March 31, 1997
                          ------------------------------

                              /s/ Arlene M Briody
                              ------------------------------
                              Notary Public

                   AGREEMENT FOR PURCHASE AND SALE OF SHARES
                             OF ROTH MEDICAL, INC.


     THIS AGREEMENT is entered this 22nd day of February, 1996, by and among Wayne H. Roth and Miriam Anne Roth, JTWROS, Susan Falk, Thomas Falk, Anne Keener, Steven Keener, Kathleen Roth, and Wayne H. and Miriam Anne Roth Charitable Remainder Unitrust dated January 31, 1996 (hereinafter individually referred to as "Shareholder" and together referred to as "Shareholders"), and RoTech Medical Corporation, a Florida corporation (hereinafter referred to as "RoTech").


                               R E C I T A L S :


     A. Shareholders are all of the owners of all of the issued and outstanding shares of common capital stock of Roth Medical, Inc., a Colorado corporation, hereinafter referred to as the "Corporation," in that the Corporation has 10,000 shares of its common capital stock outstanding, and Shareholders hold, in the aggregate, 10,000 shares, and there are no shares of any other class of stock issued and outstanding.

     B. The Corporation is engaged in the business of providing health care services in the State of Colorado.

     C. Shareholders desire to transfer to RoTech and RoTech desires to acquire from Shareholders, all of the issued and outstanding shares of the common capital stock of the Corporation.

     NOW, THEREFORE, in consideration of the mutual promises and conditions herein contained, the parties hereto agree as follows:

     1.    Purchase and Sale of Stock.  Subject to the terms and conditions of
           --------------------------
this Agreement, Shareholders agree to sell, transfer and assign to RoTech, and RoTech agrees to purchase from Shareholders, an aggregate total of 10,000 shares of the common capital stock, having no par value issued by the Corporation (the "Stock"), such Stock constituting all of the issued and outstanding common capital stock of the Corporation. At the Closing, Shareholders will deliver to RoTech certificates evidencing the Stock duly endorsed to RoTech.

     2.    Purchase Price.
           --------------

           (a)   Purchase Price.  The total consideration from RoTech to
                 --------------
Shareholders in exchange for the Stock is TWO MILLION FOUR HUNDRED THIRTY-FOUR THOUSAND SEVEN HUNDRED FORTY DOLLARS ($2,434,740.00) in cash (the "Purchase Price"). The Purchase Price shall be allocated to the Shareholders on a prorata basis pursuant to each

Shareholder's percentage ownership of Stock in the Corporation as set forth on Exhibit "A" hereto.

           (b)   Bonus Consideration. Subsequent to Closing, RoTech shall pay
                 -------------------
monthly to the Shareholders of Roth Medical, Inc., on a prorata basis, seventy-seven percent (77%) of an amount to be paid pursuant to the terms of this subparagraph (b) and to the Shareholders of Murray Medical, Inc., on a prorata basis, twenty-three percent (23%) of an amount to be paid pursuant to the terms of this subparagraph (b) (the "Bonus Consideration"). RoTech and Shareholders will designate uncollected accounts receivable that are 120 days or older ("Delinquent Accounts") in the approximate amount of $601,116.00 as of January 31, 1996, which Delinquent Accounts are as set forth on the Schedule of Accounts Receivable Data attached hereto as Exhibit "B." After Closing, RoTech shall designate certain employees of the Corporation to assist Shareholders, at Shareholders' request, in the collection of the Delinquent Accounts. All amounts collected shall be retained by the Corporation, but RoTech shall pay to the Shareholders, on the 5th day of each calender month after Closing, as Bonus Consideration, an amount equal to the Delinquent Accounts collected during the prior calender month, less the reasonable costs incurred by RoTech in assisting in such collection. Shareholders may, upon reasonable notice and with reasonable frequency, have reasonable access to information pertaining to the Delinquent Accounts held by RoTech, and upon written request to RoTech, Shareholders may receive from RoTech an assignment of any uncollected Delinquent Accounts to pursue collection efforts thereon without assistance from RoTech, provided that such efforts of Shareholders are designed not to damage any ongoing patient or referral source relationships that RoTech has.

           (c)   Method of Payment; Escrow Agreement. TWO MILLION TWO HUNDRED
                 -----------------------------------
EIGHTY THOUSAND SEVEN HUNDRED FORTY DOLLARS ($2,280,740.00) of the Purchase Price will be paid to Shareholders on the Closing Date by wired funds to account number _______ at _______ Bank. ONE HUNDRED FIFTY-FOUR THOUSAND DOLLARS ($154,000.00) of the Purchase Price (the "Escrowed Cash") shall be escrowed at Closing. The Escrowed Cash shall be placed in escrow for a period of twelve (12) months (the "Escrow Period") with the law firm of Winderweedle, Haines, Ward & Woodman, P.A. ("WHWW"), to be maintained in an account by WHWW pursuant to the terms of that certain Escrow Agreement, in the form attached hereto as Exhibit "C" and by this reference made a part hereof (the "Escrow Agreement").

           (d)   Allocation to Covenant Not to Compete.  $250,000.00 of the
                 -------------------------------------
Purchase Price paid to Wayne H. Roth hereunder shall be allocated to payment of the Covenant Not to Compete given to RoTech by Wayne H. Roth pursuant to paragraph 11(c) hereof.

     3.    Existing Obligations.  Shareholders represent and warrant that, to
           --------------------
the best of their knowledge and belief, the debts, liabilities and obligations listed on the Schedule of Liabilities attached hereto as Exhibit "D" is complete and accurately reflects all of Corporation's "Existing Obligations" shall mean and refer to all of the Corporation's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) on the Effective Date, including but not limited to any and all accounts payable, trade payables, lease obligations (except operating leases), indebtedness for borrowed money, accrued interest, contractual obligations, etc.

     4.    Right of Offset Against the Escrowed Amount.   In the event that: (i)
           -------------------------------------------
RoTech pays for any debts or liabilities of Corporation in excess of $2,831,963.00, other than as disclosed on the January 31, 1996 Financial Statements, and the Schedule of Liabilities attached hereto as Exhibit "D," (amount in excess of $2,831,963.00 is herein referred to as the "Liabilities Deficiency"), or (ii) the aggregate value of the Corporation's collectible accounts receivable as of January 31, 1996, are determined to be less than $698,234.00 as determined by actual cash collections of such receivables during the twelve (12) month period immediately following the Closing Date using commercially reasonable collection efforts (the "Asset Value Deficiency"), or
(iii) the Corporation has, since January 31, 1996, made expenditures or incurred obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any payment or distribution to Shareholders or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets, except in the ordinary course of business; sold or transferred any assets; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; or entered into any transaction other than in the ordinary course of business (the "Subsequent Event Deficiency"), or (iii) any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise), other than those subject to subparagraphs (i) through (iii) of this paragraph 4 (the "Obligations"), become known, are uncovered or arise after the Closing Date, which Obligations pertain to any actions, omissions, debts, liabilities or obligations of the Corporation, created or arising on or before the Closing Date (said Obligations hereinafter referred to as the "Contingent Liability"); then, and in any of such events, RoTech shall have the right, for a period of twelve (12) months from the Effective Date, to make offset against the Escrowed Cash, in accordance with the terms and conditions of the Escrow Agreement, in amounts from time to time equal to any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the twelve (12) month period after the Effective Date, (subject, however, in the case of a "Dispute", to the provisions of paragraph 13 hereof applicable to a "Dispute") and Shareholders agree to pay said amounts to RoTech immediately upon written request from RoTech to Shareholders. During the twelve (12) month period following the Effective Date, in the event RoTech makes written request to Shareholders hereunder for Shareholders, and Shareholders fail to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), RoTech shall have the right to make offset against the Escrowed Cash, in accordance with the terms and conditions of the Escrow Agreement, in amounts from time to time equal to the amount of any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered or arises during the twelve (12) month period following the Effective Date (subject, however, in the case of a "Dispute", to the provisions of paragraph 13 hereof applicable to a

"Dispute"), and the Shareholders agree to allow RoTech to make offset against the Escrowed Cash as herein provided. In the event an offset against the Escrowed Cash is to occur, an offset against $1.00 of Escrowed Cash shall have the effect of reducing any amounts owed RoTech by $1.00. RoTech's right of offset against the Escrowed Cash shall terminate on that date which is twelve
(12) months from the Effective Date (the "Release Date"); provided, however, that notwithstanding anything contained in this Agreement or in the Escrow Agreement to the contrary, the right of offset shall extend past the Release Date in the event a claim is in dispute at the time of the Release Date and, in such instance, the right of offset shall not terminate until after the settlement of such claim or claims. In the event the right of offset is extended past the Release Date because a claim is in dispute, Escrowed Cash having a value equal to that amount which is one hundred fifty percent (150%) of the amount of the claim asserted by RoTech shall continue to be held in escrow past the Release Date until such claim is resolved, with the remaining Escrowed Cash released to Shareholders within fifteen (15) days after the Release Date. RoTech shall be entitled to reimbursement from Shareholders of the amount of any reasonable legal fees and expenses (including court costs and the costs of appeal) incurred by RoTech to enforce the collection of amounts owed RoTech by Shareholders hereunder. Notwithstanding anything contained in this paragraph 4 to the contrary, in the case of a "Dispute" (as defined in paragraph 13 hereof), the provisions of paragraph 13 hereof applicable to a "Dispute" shall govern, and no offset against the Escrowed Cash shall occur until the applicable "Dispute" is resolved in accordance with the provisions of paragraph 13 hereof.

     5.    Effective Date.  The effective date for the transaction contemplated
           --------------
under this Agreement will be February 1, 1996 (herein sometimes referred to as the "Effective Date"). The date on which this Agreement is fully executed by both the Shareholders and RoTech is herein sometimes referred to as the "Closing"or "Closing Date".

     6.    Representations and Warranties by Shareholders.  Shareholders jointly
           ----------------------------------------------
and severally represent and warrant to RoTech that, to the best of Shareholder's knowledge and belief, each of the following representations and warranties are true and correct and are made with the full understanding that such representations and warranties constitute material inducement to RoTech to enter into the transactions contemplated hereby.

           (a)   Title to the Stock.   Each Shareholder is the sole and
                 ------------------
exclusive record and beneficial owner of title to the Stock reflected on the Schedule of Stock Ownership attached hereto as Exhibit "A," as owned by such Shareholder. Each Shareholder owns such Stock free and clear of all liens, claims, encumbrances and restrictions of every kind. Each Shareholder by himself or herself, or in conjunction with his or her respective joint tenant (to the extent ownership is designated as JTWROS), has complete, absolute and unrestricted right, power and authority to sell, assign or transfer the Stock pursuant to this Agreement. The Wayne H. And Miriam Anne Roth Charitable Remainder Unitrust dated January 31, 1996 (the "Trust"), a Shareholder of the Corporation, is authorized by all applicable trust documents to sell the Stock held by the Trust pursuant to this Agreement and Eric Kramer is independent trustee of the Trust and has been given authority to execute this Agreement on behalf of such Trust. A copy of the Trust document is attached hereto as Exhibit "E."

           (b)   Organization.  The Corporation is a duly organized and validly
                 ------------
existing Colorado corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted. The Corporation has no subsidiaries and has no direct or indirect equity interest in any other firm, corporation, or business enterprise, except that the Corporation is the owner of 100% of the outstanding capital stock of Roth Medical, Inc. of Boulder, a Colorado corporation (the "Subsidiary"), which Subsidiary is a duly organized and validly existing Colorado corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted.

           (c)   Capitalization.
                 --------------

                 (i) The Corporation is authorized by its Articles of Incorporation to issue 50,000 shares of common capital stock, having no par value of which 10,000 shares are duly and validly issued and outstanding, fully paid, and nonassessable. There are no shares of any other class of stock issued and outstanding, nor are any unissued shares committed to any party by the Corporation or any Shareholder. The certificate numbers held by the Shareholders, and the number of shares of the Corporation's common stock represented by each, is as set forth on the Schedule of Stock Ownership attached hereto as Exhibit "A." The Corporation has not issued any preferred stock, or any other common capital stock or debt securities.

                 (ii) The Corporation is not in any default or violation of any provision of its outstanding long term or short term indebtedness; provided, however this provision shall not apply to any indebtedness that RoTech has agreed to pay in full pursuant to paragraph 8 hereof.

                 (iii) There are no outstanding options, warrants, contracts, commitments or agreements of any character relating to the issuance of the Corporation's common capital stock or other securities.

                 (iv) There are no outstanding or unpaid loans to stockholders, directors or officers other than as listed on the Schedule of Shareholders, Distributions, and Exempted Transactions attached as Exhibit "F" hereto.

           (d)   Financial Statements.  Shareholders have furnished RoTech with
                 --------------------
balance sheets (the "Balance Sheets") dated May 31, 1993, May 31, 1994, May 31, 1995, October 31, 1995 and January 31, 1996, and the statements of income (the "Income Statements") for the periods ended May 31, 1994 and May 31, 1995, October 31, 1995, and January 31, 1996, copies of which are attached hereto as Exhibit "G" and by this reference made a part hereof (the Balance Sheets and Income Statements are collectively referred to herein as the "Financial Statements"). The Financial Statements: (i) are in accordance with the books and records of the Corporation; (ii) fairly represent the financial condition of the Corporation at such date and the results of its operations for the periods specified; (iii) were prepared in accordance with accounting principles applied upon a consistent basis during each period except for a change in depreciation to be consistent with that per the Corporation's tax return; and (iv) the Balance Sheets disclose the debts, liabilities and obligations of the Corporation at the last balance sheet date and include the appropriate accruals for accrued liabilities, except that certain contingent liabilities, if not disclosed on the Balance Sheets, shall be considered to be disclosed pursuant to this subparagraph, if disclosed on the Schedule of Contingent Liabilities attached hereto as Exhibit "P" to this Agreement.

           (e)   Present Status.  Except as discussed on the Schedule of
                 --------------
Shareholders, Distributions, and Exempted Transactions attached hereto as Exhibit "F", since January 1, 1996, the Corporation has not made any expenditures nor incurred any obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business; declared or made any payment or distribution to Shareholders or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets except in the ordinary course of business; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; nor entered into any transaction other than in the ordinary course of business.

           (f)   Tax Returns and Audits.  The Corporation has duly filed all
                 ----------------------
Federal, State and local tax returns required to be filed by it and has paid the taxes reflected thereon for the periods covered by such returns. All FICA, Federal and state withholding tax deposits have been timely and fully reported and paid, or if not timely paid, have been subsequently paid together with all charges and interest penalties which were assessed. The Corporation has not been delinquent in the payment of any tax, assessment or governmental charge except for inadvertent delinquency in payment of payroll taxes all of which were subsequently paid together with all charges, interest and penalties which were assessed. The Corporation has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the Statute of Limitations on the assessment or collection of any tax, except to the City of Lakewood with respect to a City sales and use tax audit, currently being conducted. The Corporation's Federal and Income State Tax Returns have not been audited by either the Internal Revenue Service or the Department of Revenue of the State of Colorado. In the event that a deficiency is determined in the amount of Federal or State or Local tax payable by the Corporation, which deficiency relates to periods ending on or before the Closing Date, then, in that event, the Shareholders jointly and severally hereby agree to be fully responsible for the payment of such deficiency and any interest and penalties thereon. In the event that a tax refund is received, which tax refund relates to periods ending on or before the Closing Date, then, in that event, the Shareholders are entitled to such tax refund and RoTech agrees to have the Corporation endorse and deliver such tax refund to Wayne Roth, who shall receive such tax refund on behalf of all of the Shareholders, and who will take care of distributing same. Shareholders agree that RoTech shall not be liable for any income taxes (and associated interest and penalties) of Corporation payable or incurred by Corporation through the Closing Date. Copies of the Corporation's Federal Income tax returns for the periods ending May 31, 1994, and May 31, 1995, are attached hereto as part of Exhibit "G."

           (g)    Litigation.  There are no legal actions, suits, arbitrations,
                  ----------
or other legal, administrative, or other governmental proceedings pending or threatened against the Corporation, and no Shareholder is aware of any facts which to the knowledge of such Shareholder might result in any such action, suit, arbitration, or other proceedings, except as disclosed on the Schedule of Litigation and Other Proceedings attached hereto as Exhibit "H" and by this reference made as part hereof.

           (h)   Compliance With the Law and Other Instruments.  The business
                  --------------------------------------------
and operation of the Corporation have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect the Corporation or its properties, assets, businesses or prospects. Performance of this Agreement will not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon, any property of the Corporation under any arrangement, agreement, or other instrument to which the Corporation or any Shareholder is a party or by which either is bound or affected, and will not violate the Articles of Incorporation, as amended, or the Bylaws, as amended, of the Corporation, other than defaults on bank indebtedness resulting from change in ownership of the Corporation, which default RoTech agrees to promptly cure by paying off such bank indebtedness. The Corporation is not in violation of its Articles of Incorporation, as amended, its Bylaws, as amended, or of any indebtedness, mortgage, contract, lease or other agreement or commitment.

           (i)   Title to Property and Assets.  The Corporation has good,
                 ----------------------------
absolute and marketable title to all properties and assets owned by it, including without limitation those reflected in the Balance Sheets, and the property described in the Schedule of Property attached hereto as Exhibit "I" and incorporated herein by this reference, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which are disclosed and described on said Schedule of Property. The assets of the Corporation also include the name of the business, its current telephone number(s), its patient list, and its provider number.

           (j)   Corporate Name.  Shareholders hereby agree to undertake
                 --------------
whatever steps are necessary to assure that RoTech can utilize any name or names under which the Corporation presently conducts its business.

           (k)   Asset Condition and Quality.  All of the properties and assets
                 ---------------------------
of Corporation are used in the ordinary course of the Corporation's business. All of the properties and assets of Corporation on the Closing Date shall be in good operating condition and repair, reasonable wear and tear accepted and have been maintained in the ordinary course of business, and shall conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

           (l)   Leases and Insurance Policies.  The Schedule of Leases and
                 -----------------------------
Insurance Policies attached hereto as Exhibit "J" and by this reference made as part hereof, sets forth all leases and insurance policies executed by or issued for the benefit of the Corporation and such information is accurate and complete through the Closing Date. Corporation has retained in its files, to be turned over to RoTech at Closing, a true and correct copy of:

                 (i) The lease, with amendments, covering the property that the Corporation presently occupies.

                 (ii) All other leases, with amendments, to which the Corporation is a party.

                 (iii) All fire and other casualty and liability policies of the Corporation in effect at the date of this Agreement.

           (m)   Licenses, Trademarks, etc.  The Corporation owns, possesses and
                 -------------------------
has good title to all licenses necessary in the conduct of its business as currently being conducted. The Corporation owns no trademarks, service marks, or service names.

           (n)   Contracts.  Except as set forth on the Schedule of Contracts
                 ---------
attached hereto as Exhibit "K" and by this reference made a part hereof, the Corporation is not a party to, or otherwise bound by, any written or oral contract not made in the ordinary course of business; employment or consultant contract not terminable at will without cost or other liabilities; labor union contract; bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance or similar employee benefit plans; personal property lease, as lessor or lessee; advertising or public relations contract; or purchase, supply or service contract which is not terminable without cost or expense on less than thirty (30) days' notice. The Corporation has in all respects performed all obligations required to be performed to date and is not in default in any respect on commitments to which the Corporation is a party or otherwise bound.

           (o)   Records.  The respective books of account and minute books of
                 -------
the Corporation are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

           (p)   Insurance Policies.  There are in full force all policies of
                 ------------------
insurance referred to above in subparagraph (l). Such policies are in amounts and against such losses and risks as are generally maintained by comparable businesses.

           (q)   Cash Balances.  The information contained on the Schedule of
                 -------------
Cash Balances as of January 31, 1996, attached hereto as Exhibit "L", is accurate and complete.

           (r)   Accounts Receivable. The information contained on the Schedule
                 -------------------
of Accounts Receivable Data attached hereto as Exhibits "B" is accurate and complete. All of the Corporation's accounts receivable are legally billable.

           (s)   Inventories.  The inventories of the Corporation which are
                 -----------
reflected in the Balance Sheets consist of goods of such quality and in such quantities as are salable in the ordinary course of business with normal markup at prevailing market prices. The inventories of the Corporation that are reflected on the Balances Sheets were determined at cost. Since January 31, 1996, the Corporation has continued to replenish its inventory in a normal and customary manner consistent with prior practice and prudent practice prevailing in the business of the Corporation.

           (t)   Absence of Certain Changes or Events.  Other than as reflect on
                 ------------------------------------
the Balance Sheets dated since January 31, 1996, there has not been any change in or any event or condition (financial or otherwise) affecting the properties, assets, liabilities, operations or prospects of the Corporation other than changes in the ordinary course of its business, none of which has (either when taken by itself or when taken in conjunction with all other such changes) been materially adverse.

           (u)   Purchase Commitments and Outstanding Bids.  No purchase
                 -----------------------------------------
commitments of the Corporation are in excess of normal, ordinary and usual requirements of its business, or were made at any price substantially in excess of the then current market price being paid by the Corporation when incurred, or contain terms and conditions more onerous than those usual and customary in the industry at the time made.

           (v)   Personnel Payrates and Non-Compete Agreements.  The information
                 ---------------------------------------------
contained on the Schedule of Personnel and Payrates as of January 31, 1996, attached hereto as Exhibit "M", is accurate and complete. The Corporation has no non-compete agreements.

           (w)   Employee Benefit Plans.  The Corporation is not required  to
                 ----------------------
contribute to any pension, bonus, profit-sharing, or retirement plans for officers or employees of the Corporation.

           (x)   Disclosure.  No representation or warranty by the Shareholders
                 ----------
in this Agreement or in any Exhibit hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

           (y)   Adverse Business Developments.  Corporation or any Shareholder
                 -----------------------------
has not received, either orally or in writing, any notice of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payer reimbursement method, practice or allowance as to any business activity engaged by Corporation, nor has Corporation or any Shareholder received nor been threatened with any claim for refund in excess of $500.00 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Adverse Business Development attached hereto as Exhibit "N."

           (z)   Accuracy of Representations and Warranties. The Shareholders
                 ------------------------------------------
acknowledge that the purchase price for the Stock is based on the accuracy of Shareholders' representations and warranties contained in this Agreement, including but not limited to the Shareholders' representations and warranties contained in paragraph 3 hereof.

     7.    Representations and Warranties by RoTech.  RoTech represents,
           ----------------------------------------
warrants and covenants to Shareholders as of the date of this Agreement as follows:

           (a)   Organization.  RoTech is a duly organized, validly existing
                 ------------
Florida corporation in good standing under the laws of the State of Florida and has full power and authority to consummate the transactions contemplated by this Agreement and has by proper corporate proceedings duly authorized the same.

           (b)   Authority Relative to this Agreement.  The execution, delivery
                 ------------------------------------
and performance of this Agreement and all agreements and documents contemplated hereby, including without limitation the Employment Agreement and do not and will not violate any provision of RoTech's Articles of Incorporation or Bylaws or to RoTech's knowledge any provisions of any judicial or governmental law, decree, order or judgment, or conflict with, or result in a breach of or constitute a default under any material agreement or instrument to which RoTech is a party or by which it is bound, including agreements with lending institutions.

           (c)   Validity and Binding Effect.  This Agreement, the Employment
                 ---------------------------
Agreement and the provisions thereunder will be valid and legally binding obligations of RoTech and the same shall be enforceable in accordance with their respective terms, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws that affect the enforcement of creditors, rights generally and possible limitations on the availability for equitable remedies including specific performance.

           (d)   Business Purposes and Investment Intent.  RoTech is purchasing
                 ---------------------------------------
the Stock for business purposes and with investment intent and is not purchasing the Stock with a view to redistributing or reselling the Stock.

     8.    Release of Certain Financial Obligations.  On the day following the
           ----------------------------------------
Closing Date, RoTech shall cause the Corporation to pay in full those financial obligations of Shareholders set forth on the Schedule of Liabilities attached hereto as Exhibit "D." RoTech shall provide Shareholders with evidence of releases of any guaranty executed by Shareholders in connection with such liabilities.

     9.    Brokers.  Shareholders and RoTech agree that Baker & Associates has
           -------
acted as representative and broker in connection with the transactions contemplated by this Agreement. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between RoTech and Shareholders without the intervention or assistance of any party other than Baker & Associates (other than to provide accounting or legal counsel). No party to this Agreement, nor any third party, other than Baker & Associates, has any right or claim to any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby. RoTech agrees to pay, and be solely responsible for the payment of any fees or commissions to Baker & Associates and to disburse the same at Closing.

     10.   Resignation of Officers and Directors.  Shareholders shall deliver
           -------------------------------------
to RoTech, at the Closing, the undated written resignations of all of the directors and officers of the Corporation.

     11.  Conditions Precedent to Closing by RoTech.  The obligation of the
          -----------------------------------------
RoTech to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the Closing Date, of each of the following conditions:

           (a)   Compliance with Agreement.  All of the terms and conditions of
                 -------------------------
this Agreement to be complied with and performed by the Shareholders on or before the Closing Date, shall have been complied with and performed; and

           (b)   Representations and Warranties.  The representations and
                 ------------------------------
warranties of the Shareholders in paragraph 6 shall be deemed to have been made again on the Closing Date and then be true and correct, subject to any changes contemplated by this Agreement. There shall have been no materially adverse change in the financial condition of the Shareholders; and

           (c)   Non-Compete Agreement. Wayne H. Roth shall have entered into a
                 ---------------------
non-compete agreement substantially in the form attached hereto as Exhibit "O" and by this reference made a part hereof; and

           (d)   Murray Medical, Inc. Stock Purchase.  RoTech and all of the
                 -----------------------------------
Shareholders of Murray Medical, Inc. shall have executed an Agreement for Purchase and Sale of Shares of Murray Medical, Inc. and all documents related thereto.

     12.   Payment of Shareholder Notes.  Upon Closing, RoTech shall contribute
           ----------------------------
sufficient funds to the Corporation (not to exceed $772,860.00), which amount the Shareholders represent is sufficient to allow the Corporation to repay in full all principal and interest due and owing to Wayne Roth for the Shareholder loans made to the Corporations by Wayne Roth as reflected on the January 31, 1996 Balance Sheet.

     13.   Indemnification; Remedies.
           -------------------------

           (a)   Indemnification of Shareholders.  Shareholders shall and hereby
                 -------------------------------
jointly and severally agree to indemnify and hold harmless at all times, RoTech and its directors, officers, employees, agents and assigns, as to and against any Damages (as hereinafter defined) resulting from: (i) any materially inaccurate representation made by Shareholders in or under this Agreement; (ii) material breach of any warranties made by Shareholders in or under this Agreement; (iii) breach or default in the performance by Shareholders of any of the covenants to be performed by Shareholders hereunder; and (iv) any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability, all as set forth in paragraph 4 hereof; provided, however, that the joint and several obligation of the Shareholders to indemnify RoTech hereunder shall not, with respect to any claims made by RoTech against the Shareholders exceed $770,000.00 in the aggregate for all such claims, for a period not to exceed the ending date of the statute of limitations applicable to the particular claim. In the event the Shareholders elect to defend, pursuant to subparagraph (e)(2) hereof at the expense of the Shareholders, RoTech shall cooperate in such defense, and shall cause the Corporation to cooperate in such defense, including providing Shareholders and/or their legal counsel with access, at reasonable times upon reasonable notice, to those documents and records reasonably necessary to defend such claim.

           (b)   Indemnification of RoTech.  RoTech shall and hereby agrees to
                 -------------------------
indemnify and hold harmless at all times the Shareholders, at the expense of RoTech, as to and against any Damages resulting from: (i) any materially inaccurate representation made by RoTech in or under this Agreement; (ii) breach of any material warranties made by RoTech in or under this Agreement; and (iii) breach or default in the performance by RoTech of any of the covenants to be performed by RoTech hereunder.

           (c)   Definition of Damages.  The term "Damages" as used herein,
                 ---------------------
shall include any demands, claims, actions, deficiencies, losses, delinquencies, defaults, assessments, fees, costs, taxes, expenses, debts, liabilities, obligations, penalties and damages, including reasonable attorneys' fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof. The term "Damages" shall include, but not be limited to, any Labilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency and Contingent Liability, as defined in paragraph 4 hereof.

           (d)   Remedies.
                 --------
                 (1)   RoTech's Remedies. In the event RoTech makes written
                       -----------------
request to Shareholders for the payment of Damages and Shareholders fail to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), RoTech shall have the right: (i) if such request is made during the Escrow Period and Escrowed Cash is sufficient to pay such Damages in full is held by RoTech in escrow, to make offset against the Escrowed Cash, in accordance with the terms and conditions of this Agreement and the related Escrow Agreement;
(ii) if such request is made during the Escrow Period and the amount of Escrowed Cash held by RoTech in escrow is insufficient to pay such Damages in full, to first make offset against any Escrowed Cash held in escrow and then to require Shareholders to pay RoTech the remaining balance in cash within the ten (10) day period following the applicable Notice Period (and Shareholders shall be liable for such balance and for the payment of such balance in full during such period); and (iii) if such request is made during the Escrow Period and no Escrowed Cash is being held in escrow by RoTech at the time of such request, or if such request is made after the Escrow Period, to require the Shareholders to pay RoTech the full amount of such Damages in cash within the ten (10) day period following the applicable Notice Period (and Shareholders shall be liable for such amount and for the payment of such amount in full during such period); provided, however, that in any of the events described in (i) through (iii) of this subparagraph (d), Shareholders shall have the option to provide written notice to RoTech within the Notice Period that Shareholders dispute the validity of the Damages triggering the right of offset against the Escrowed Cash and/or the requirement for payment by Shareholders in cash, and in the event RoTech and Shareholders cannot reach agreement on the validity of such Damages by the end of the ten (10) day period following the Notice Period, the dispute over the validity of such claim or liability (the "Dispute") shall be settled as set forth in subparagraph (e) of this paragraph 13, with the non-prevailing party bearing the prevailing party's costs of arbitration in the event any Dispute is resolved by arbitration.

                 (2)   Shareholder's Remedies.  In the event Shareholders make
                       ----------------------
written request to RoTech for the payment of Damages and RoTech fails to make the requested payment within ten (10) days from the date of such written request (said ten (10) day period hereinafter referred to as the "Notice Period"), Shareholders shall have the right to require RoTech to pay Shareholders the full amount of such Damages in cash within the ten (10) day period following the applicable Notice Period (and RoTech shall be liable for such amount and for the payment of such amount in full during such period); provided, however, that RoTech shall have the option to provide written notice to Shareholders within the Notice Period that RoTech disputes the validity of the Damages triggering the requirement for payment by RoTech in cash, and in the event Shareholders and RoTech cannot reach agreement on the validity of such Damages by the end of the ten (10) day period following the Notice Period, the dispute over the validity of such Damages shall be settled as set forth in subparagraph (e) of this paragraph 13, with the non-prevailing party bearing the prevailing party's costs of arbitration in the event any dispute is resolved by arbitration.

           (e)   Settlement of Disputes.
                 ----------------------

                 (1)   Disputes Not Involving Third Parties.  In the event a
                       ------------------------------------
Dispute arises which Dispute involves claims not involving any third parties, RoTech and Shareholders shall settle the Dispute by submitting same to settlement by arbitration. In the event arbitration is required pursuant to this subsection (1) of subparagraph (e), RoTech and Shareholders will each select an arbitrator within ten (10) days after the ten (10) day period following the Notice Period; those two arbitrators will then select a third arbitrator; and the three arbitrators so chosen will settle the Dispute.

                 (2)   Disputes Involving Claims Made by Third Parties.  In the
                       -----------------------------------------------
event a Dispute arises which Dispute involves claims made by a third party or parties (the "Third Party Claim"), RoTech or Shareholders shall give written notice to the other ("Non-Aggrieved Party") as soon as practical after the aggrieved party (the "Aggrieved Party") receives notice of a Third Party Claim. If any lawsuit or enforcement action is filed against an Aggrieved Party by a person asserting a Third Party Claim, written notice shall be given to the Non-Aggrieved Party as promptly as is practicable (in any event, within ten (10) days after the service of citation or summons). Upon such notice, RoTech and Shareholders shall submit the Dispute to arbitration, with RoTech and Shareholders each selecting an arbitrator; those two arbitrators then selecting a third arbitrator; and the three arbitrators so chosen arbitrating the Dispute as follows: (i) the Third Party Claim, solely for the purpose of determining the party responsible for defending the Third Party Claim, shall be considered by the arbitrators to be a valid claim (although such consideration is by no means any admission by RoTech or Shareholders of any liability to any third party or parties); (ii) assuming the Third Party Claim is determined by the arbitrators to be valid, the arbitrators shall then decide whether RoTech or Shareholders is the party responsible for paying the Third Party Claim in the event such Third Party Claim is favorably contested by such third party or parties (with the decision of such arbitrators final and binding as between RoTech and Shareholders); (iii) in the event Shareholders are found by the arbitrators to be the party responsible for paying the Third Party Claim, and Shareholders refuse to immediately settle the Third Party Claim, Shareholders shall immediately select one of the following two options: Option One: Shareholders
                                                     -----------
can take on the sole defense, at their expense and risk, of the Third Party Claim, provided Shareholders place in escrow in favor of RoTech adequate collateral (as determined by the arbitrators upon consideration of all relevant facts) protecting RoTech from an adverse judgment against RoTech in the event RoTech is found to be liable to such third party or parties for any portion or all of such Third Party Claim (in which case RoTech shall be immediately reimbursed by Shareholders for any amount required to be paid by RoTech to such third party or parties, with RoTech having such rights of offset as set forth in paragraph 4 hereof and in the Escrow Agreement); or Option Two: Shareholders can
                                                    ----------
co-defend, at its expense and risk, the Third Party Claim with RoTech, with Shareholders also responsible for paying all costs incurred by RoTech in connection with such defense, including without limitation, the legal fees and expenses of RoTech's counsel for its reasonable involvement in such defense (in the event RoTech is found to be liable to such third party or parties for any portion or all of such Third Party Claim, RoTech shall be immediately reimbursed by Shareholders for any amount required to be paid by RoTech to such third party or parties, with RoTech having such rights of offset as set forth in paragraph 4 hereof and in the Escrow Agreement), provided, however, in the event Shareholders select this option, Shareholders shall diligently attempt to have RoTech removed as a party to any legal action involving the Third Party Claim (and, upon such removal, the involvement of RoTech's counsel shall cease unless requested by Shareholders or Shareholders' counsel); and (iv) in the event RoTech is found by the arbitrators to be the party responsible for paying the Third Party Claim, and RoTech refuses to immediately settle the Third Party Claim, RoTech shall immediately select one of the following two options: Option
                                                                         ------
One: RoTech can take on the sole defense, at its expense and risk, of the Third
- ---
Party Claim provided RoTech places in escrow in favor of Shareholders adequate collateral (as determined by the arbitrators upon consideration of all relevant facts) protecting Shareholders from an adverse judgment against Shareholders in the event Shareholders are found to be liable to such third party or parties for any portion or all of such Third Party Claim (in which case Shareholder shall be immediately reimbursed by RoTech for any amount required to be paid by Shareholders to such third party or parties); or Option Two: RoTech can co-
                                                 ----------
defend, at its expense and risk, the Third Party Claim with Shareholders, with RoTech also responsible for paying all costs incurred by Shareholders in connection with such defense, including without limitation, the legal fees and expenses of Shareholders' counsel for its reasonable involvement in such defense (in the event Shareholders are found to be liable to such third party or parties for any portion or all of such Third Party Claim, Shareholders shall be immediately reimbursed by RoTech for any amount required to be paid by Shareholders to such third party or parties), provided, however, in the event RoTech selects this option, RoTech shall diligently attempt to have Shareholders removed as a party to any legal action involving the Third Party Claim (and, upon such removal, the involvement of Shareholders' counsel shall cease unless requested by RoTech or RoTech's counsel). Any party responsible for defending a Third Party Claim shall proceed with diligence and in good faith with respect thereto.

                 (3)   Failure to Appoint Arbitrator.  If either party delays in
                       -----------------------------
appointing an arbitrator when required by this subparagraph (e) of this paragraph 13, and another twenty (20) day period has elapsed in which such party does not cure such failure by appointing an arbitrator, the arbitrator appointed by the other party shall arbitrate the Dispute, and in such case such arbitrator's decision shall be binding upon all parties.

     14.   Miscellaneous - Expense.  The parties agree to pay individually
           -----------------------
whatever expenses they incur in connection with this Agreement. In connection with any action arising out of or concerning this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, whether incurred at trial, on appeal or otherwise.

     15.   Amendment and Waiver.  This Agreement may be amended or modified at
           --------------------
any time in all respects by an instrument in writing executed by Shareholders and RoTech.

     16.   Assignment.  Neither this Agreement nor any right created hereby
           ----------
shall be assignable by Shareholders or RoTech without the prior written consent of the other, except for an assignment incident to a merger, consolidation or reorganization, or, in the event of any of the Shareholder's death, a transfer to the legal representatives of such Shareholder's estate or to such Shareholder's legal heirs. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.
Nothing herein shall be construed to prevent RoTech from transferring all of the assets of the Corporation to another corporation which is controlled by RoTech and/or dissolving the Corporation.

     17.   Headings.  Headings contained in this Agreement are for reference
           --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     18.   Counterpart Execution.  This Agreement may be executed in two or
           ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     19.   Parties In Interest.  All the terms and provisions of this Agreement
           -------------------
shall be binding upon and inure to the benefit of and be enforceable by RoTech and Shareholders, and their respective heirs, executors, administrators, successors and assigns.

     20.   Integrated Agreement.  This Agreement constitutes the entire
           --------------------
agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or herein provided for.

     21.   Survival of Agreement.  The provisions of this Agreement shall
           ---------------------
survive the Closing for the sale and purchase of the Stock.

     22.   Choice of Law and Venue.  It is the intention of the parties that the
           -----------------------
laws of the State of Colorado should govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     23.   Notices.  Any notice to be given pursuant to this Agreement shall be
           -------
deemed given at such time as it is mailed to the addressee by certified mail, return receipt requested to the addresses shown below:

     To Shareholders:              Wayne H. Roth and Miriam Anne Roth, JTWROS
                                   1841 Wadsworth Boulevard
                                   Lakewood, Colorado 80215

                                   Susan Falk
                                   1841 Wadsworth Boulevard

                                   Lakewood, Colorado  80215

                                   Thomas Falk
                                   1841 Wadsworth Boulevard
                                   Lakewood, Colorado 80215

                                   Anne Keener
                                   1841 Wadsworth Boulevard
                                   Lakewood, Colorado 80215

                                   Steven Keener
                                   1841 Wadsworth Boulevard
                                   Lakewood, Colorado 80215

                                   Kathleen Roth
                                   1841 Wadsworth Boulevard
                                   Lakewood, Colorado 80215

                                   Wayne H. and Miriam Anne Roth
                                   Charitable Remainder Unitrust
                                   Dated January 31, 1996
                                   1841 Wadsworth Boulevard
                                   Lakewood, Colorado 80215

     With a copy to:               Castle & Castle, P.C.
                                   1099 18th Street, Suite 2300
                                   Denver, Colorado  80202
                                   Attn:  Lawrence E. Castle, Esq.


     As to RoTech Medical Corporation:        RoTech Medical Corporation
                                     William P. Kennedy, Chief Executive Officer
                                     4506 L. B. McLeod Road, Suite F
                                     Orlando, Florida 32811

          With copy to:       Thomas A. Simser, Jr., Esquire
                              Winderweedle, Haines, Ward
                                    & Woodman, P.A.
                              Post Office Box 1391
                              Orlando, Florida 32802-1391

          In the event that any of the named parties desire to receive notice at another address, it shall be their responsibility to notify the other party, in writing, of the new address.

     24.   Further Assurances.  The parties hereto will take such other actions,
           ------------------
and execute, acknowledge and deliver such further consent resolutions, assurances or agreements as any party hereto may reasonably request in order to fulfill the intent of this Agreement and the consummation of the transactions contemplated hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                              /s/ Wayne H. Roth
                              -----------------------------------------------
                                  Wayne H. Roth
                              Date Executed: February 22, 1996



                              /s/ Miriam Anne Roth
                              -----------------------------------------------
                                  Miriam Anne Roth
                              Date Executed: February 22, 1996



                              /s/ Susan Falk
                              -----------------------------------------------
                                  Susan Falk
                              Date Executed: February 22, 1996




                              /s/ Thomas Falk
                              -----------------------------------------------
                                  Thomas Falk
                              Date Executed: February 22, 1996



                              /s/ Anne Keener
                              ------------------------------------------------
                                  Anne Keener
                              Date Executed: February 22, 1996

                              /s/ Steven Keener
                              -----------------------------------
                                  Steven Keener
                              Date Executed: February 22, 1996




                              /s/ Kathleen Roth
                              -----------------------------------
                                  Kathleen Roth
                              Date Executed: February 22, 1996



                              WAYNE H. AND MIRIAM ANNE ROTH
                              CHARITABLE REMAINDER UNITRUST DATED
                              JANUARY 31, 1996



                              By: /s/ Eric Kramer
                                  -------------------------------
                                      Eric Kramer, Trustee
                              Date Executed: February 22, 1996






                              ROTECH MEDICAL CORPORATION,
                              a Florida corporation




                              By: /s/ William P. Kennedy
                                  ----------------------------------------------
                                     William P. Kennedy, Chief Executive Officer
                                     Date Executed: February 22, 1996


STATE OF COLORADO   )

CITY AND            )ss.
COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996 by Wayne H. Roth.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:  December 30, 1997
                          ------------------------------

                                        /s/ Jeanne Simpson
                                        ---------------------------------
                                        Notary Public



STATE OF COLORADO   )
CITY AND            )ss.
COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me by Miriam Anne Roth.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22nd day of February, 1996.

  My commission expires:  December 30, 1997
                          ------------------------------

                                        /s/ Jeanne Simpson
                                        ---------------------------------
                                        Notary Public





STATE OF COLORADO   )
CITY AND            )ss.

COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996 by Susan Falk.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:  December 30, 1997
                          ------------------------------

                                        /s/ Jeanne Simpson
                                        ------------------------------
                                        Notary Public



STATE OF COLORADO   )
CITY AND            )ss.
COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996 by Thomas Falk.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:  December 30, 1997
                          ------------------------------

                                        /s/ Jeanne Simpson
                                        ------------------------------
                                        Notary Public



STATE OF COLORADO   )
CITY AND            )ss.
COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996 by Anne Keener.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:  December 30, 1997
                          ------------------------------

                                        /s/ Jeanne Simpson
                                        ------------------------------
                                        Notary Public





STATE OF COLORADO   )
CITY AND            )ss.
COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996 by Steven Keener.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:  December 30, 1997
                          ------------------------------

                                        /s/ Jeanne Simpson
                                        ------------------------------
                                        Notary Public



STATE OF COLORADO   )
CITY AND            )ss.
COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996 by Kathleen Roth.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:  December 30, 1997
                          ------------------------------

                                        /s/ Jeanne Simpson
                                        ------------------------------
                                        Notary Public

STATE OF COLORADO   )
CITY AND            )ss.
COUNTY OF DENVER    )

  The foregoing instrument was subscribed and sworn to before me this 22nd day of February, 1996, by Eric Kramer, Trustee of the Wayne H. and Miriam Anne Roth Charitable Remainder Trust dated January 31, 1996.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal.

  My commission expires:  December 30, 1997
                          ------------------------------

                                        /s/ Jeanne Simpson
                                        ------------------------------
                                        Notary Public